EXHIBIT 10.36
Execution Version
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 27, 2026 (this “Third Amendment”), by and among Gen Digital Inc., a corporation organized under the laws of the State of Delaware (the “Parent Borrower”), the guarantors party hereto (collectively, the “Guarantors”), the Lenders (as defined below) party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS
A.Reference is made to that certain Amended and Restated Credit Agreement, dated as of September 12, 2022 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 5, 2024, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of April 16, 2025, and as the same may be further amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement” and, as amended by this Third Amendment, the “Amended Credit Agreement”), by and among the Parent Borrower, the Administrative Agent, the Swing Line Lender and L/C Issuer and the lenders from time to time party thereto (the “Lenders”). Capitalized terms used herein without definition shall have the meanings given to them in the Amended Credit Agreement.
B.The Parent Borrower may (i) extend the Commitment of any Lender with the written consent of such Lender pursuant to Section 10.01(a) of the Credit Agreement, (ii) postpone the scheduled date of payment of any Loan with the consent of each Lender affected thereby pursuant to Section 10.01(b) of the Credit Agreement and (iii) reduce the rate of interest on any Loan or LC Borrowing with the written consent of each Lender affected thereby pursuant to Section 10.01(c) of the Credit Agreement.
C.The Parent Borrower intends to (i) extend the Maturity Date with respect to the Revolving Credit Facility pursuant to Section 10.01(a) of the Credit Agreement, (ii) postpone the Maturity Date for the Initial Tranche A Term Loans pursuant to Section 2.15 of the Credit Agreement, (iii) establish extended term loans and amend the Credit Agreement to establish such extended term loans and (iv) make certain other changes to the Credit Agreement, in each case as set forth herein.
D.Pursuant to Section 3.06(a) of the Credit Agreement, the Borrower may cause any existing Lender that has not consented to an amendment requiring the consent of each Lender affected thereby which has been consented to by the Required Lenders (each such existing Lender, a “Non-Consenting Lender”) to assign all of its rights and obligations under the Credit Agreement to one or more assignees (each, a “Replacement Lender”, any commitments or assigned to such Replacement Lender, the “Replacement Commitments” or “Replacement Loans”, as applicable).
E.Immediately following the effectiveness of the Term Loan A Assignments (as defined below), pursuant to Section 2.15 of the Credit Agreement, the Borrower intends to establish Extended Term A Loans (as defined in the Amended Credit Agreement) and to amend the Credit Agreement to establish such Extended Term A Loans.
F.The Lenders party hereto, constituting the Required Lenders, have agreed to permit the incurrence of additional Extended Term A Loans (which shall be treated as part as a single Class with the Extended Term A Loans established pursuant to clause (E) above) (the “Additional Term A Loans”), the proceeds of which, together with cash on hand, shall be used by the Borrower to repay all Initial Term Loans outstanding on the Amendment No. 3 Effective Date that are held by Initial Tranche A Term Lenders other than Extending Term A Lenders (the “Term A Loan Refinancing”).
G.After giving effect to this Third Amendment on the Third Amendment Effective Date (as defined below) (including any Replacement Commitments of Replacement Lenders, the Term Loan A Assignments, the establishment of the Extended Term A Loans, the incurrence of the Additional Extended Term A Loans and the Term A Loan Refinancing), (i) the aggregate principal amount of Extended Term A Loans held by each Extending Term A Lender (as defined in the Amended Credit

Agreement) will be as set forth on Schedule I hereto and (ii) the Revolving Credit Commitment of each Revolving Credit Lender and the L/C Commitment of each L/C Issuer will be as set forth on Schedule II hereto.
H.(i) Bank of America, N.A., Wells Fargo Securities LLC, BNP Paribas Securities Corp., PNC Capital Markets LLC, Citizens Bank, N.A., DBS Bank Ltd., Truist Securities, Inc., MUFG Bank, Ltd. and JPMorgan Chase Bank, N.A. have agreed to act as joint lead arrangers (the “Third Amendment Joint Lead Arrangers”) for this Third Amendment, (ii) BofA Securities, Inc., Wells Fargo Securities LLC, BNP Paribas Securities Corp., PNC Capital Markets LLC, Citizens Bank, N.A., DBS Bank Ltd., Truist Securities, Inc. and JPMorgan Chase Bank, N.A. have agreed to act as joint book runners (the “Third Amendment Joint Book Runners”) for this Third Amendment, (iii) Wells Fargo Securities LLC, BNP Paribas Securities Corp., PNC Bank, National Association, Citizens Bank, N.A., DBS Bank Ltd., Truist Securities, Inc., MUFG Bank, Ltd. and JPMorgan Chase Bank, N.A. have agreed to act as co-syndication agents (the “Third Amendment Syndication Agents”) for this Third Amendment and (iv) Bank of China Limited, Los Angeles Branch, Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Santander Bank, N.A., The Huntington National Bank, and U.S. Bank National Association have agreed to act as documentation agents (the “Third Amendment Documentation Agents”, collectively, with the Third Amendment Joint Lead Arrangers, the Third Amendment Joint Bookrunners and the Third Amendment Syndication Agents, the “Third Amendment Lead Arrangers”) for this Third Amendment.
I.The Parent Borrower and the Guarantors are entering into this Third Amendment with the understanding and agreement that, except as specifically provided herein, none of the Administrative Agents’ or any Lender’s rights or remedies as set forth in the Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Third Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
1.Amendments. The Parent Borrower, the Lenders party hereto and the Administrative Agent agree that, effective upon the Third Amendment Effective Date and in accordance with Section 10.01 of the Credit Agreement, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Amended Credit Agreement attached as Exhibit A hereto.
2.Assignment of Initial Tranche A Term Loans. Certain Initial Tranche A Term Lenders (the “Assignors”) hereby agree, on the Third Amendment Effective Date, immediately prior to giving effect to the establishment of the Extended Term A Loans, to sell and assign (collectively, the “Term Loan A Assignments”) to one or more Eligible Assignees a portion of its rights and obligations under the Initial Tranche A Term Loans (the “Assigned Loans”), and each Assignee hereby irrevocably purchases and assumes from such Assignor, such Assigned Loans. Each of the Assignors, the Assignees, the Borrower and the Administrative Agent hereby grant the consents required by Section 10.07 of the Credit Agreement and hereby agree that no Assignor will execute an Assignment and Assumption with respect to such Assigned Loans. The Administrative Agent hereby waives any assignment fee required pursuant to Section 10.07(c) of the Credit Agreement in connection with any Assigned Loans, and each of the parties hereto agree to the manner of the Term A Loan Assignments.
3.Extended Term Loans.
(a)Pursuant to Section 2.15 of the Credit Agreement, with effect from and including the Third Amendment Effective Date, each Person identified on the signature pages hereof as an Extending Term A Lender has elected to become an Extending Term A Lender and holder of an Extended Term A Loan and shall become a party to this Amendment and the Amended Credit Agreement with all of the rights and obligations of a “Lender”, “Extending Term A Lender” and “Term Lender” under the Amended Credit Agreement and the other Loan Documents.

(b)On the Third Amendment Effective Date, each Extending Term A Lender shall have all of its Initial Tranche A Term Loans outstanding immediately after giving effect to the Term A Loan Assignments automatically reclassified as Extended Term A Loans for all purposes under the Amended Credit Agreement, and such Extended Term A Loans for shall be outstanding under the Amended Credit Agreement on the terms and conditions set forth therein.
(c)Each of the Borrower and the Administrative Agent hereby consents to the election by each Extending Term A Lender to amend such Lender’s Initial Tranche A Term Loans into Extended Term A Loans, in each case to the extent such consent is required under Section 2.15(c) of the Credit Agreement. The Administrative Agent and the Extending Term A Lenders hereby agree that the notice requirements set forth in Section 2.15(d) of the Credit Agreement have been satisfied with respect to the Extended Term A Loans. Each Extending Term A Lender by executing a signature page to this Amendment shall be deemed to waive the notice requirement set forth in Section 2.15(d) of the Credit Agreement.
4.Conditions Precedent. This Third Amendment shall be effective as of the first date (such date, the “Third Amendment Effective Date”) on which the following conditions are satisfied (or waived):
(a)The Administrative Agent (or its counsel) and the Third Amendment Lead Arrangers (or their counsel) shall have received from the Parent Borrower, the Administrative Agent, the Required Revolving Credit Lenders, the Extending Term A Lenders, and each affected Lender that is a Revolving Credit Lender (after giving effect to the Replacement Commitments of any Replacement Lenders) an executed counterpart of this Third Amendment signed on behalf of such party, which shall be facsimiles unless otherwise specified.
(b)The Administrative Agent (or its counsel) shall have received executed legal opinions, in customary form, from Cleary Gottlieb Steen & Hamilton LLP and Richards, Layton & Finger, PA, as counsel to the Loan Parties.
(c)The Parent Borrower shall have paid in full or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 4 shall pay in full all accrued and unpaid fees and interest with respect to the Extended Term A Loans and Revolving Credit Loans.
(d)The representations and warranties of the Parent Borrower and each Guarantor set forth in Section 5 hereof and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Third Amendment Effective Date, except that the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(e)At the time of and immediately after giving effect to this Third Amendment, no Event of Default shall have occurred and be continuing.
(f)The Administrative Agent (or its counsel) and the Third Amendment Lead Arrangers (or their counsel) shall have received a certificate in form and substance reasonably satisfactory to the Third Amendment Lead Arrangers, certifying that the conditions in Sections 4(d) and (e) above have been satisfied.
(g)(x) The Revolving Credit Commitment of each Non-Consenting Lender shall have been assigned to a Replacement Lender pursuant to Section 3.06(a) of the Credit Agreement and (y) any accrued and unpaid interest and fees in respect of Obligations owing to Non-Consenting Lenders relating to the Loans, Commitments and participations held by each such Non-Consenting Lender shall have been paid in full to such Non-Consenting Lender.

(h)All fees required to be paid on the Third Amendment Effective Date to the Third Amendment Arrangers as separately agreed between the Third Amendment Arrangers and the Parent Borrower and reasonable out-of-pocket expenses required to be paid on the Third Amendment Effective Date (including the fees and expenses of Cahill Gordon & Reindel LLP), in each case as previously agreed in writing, to the extent invoiced at least three Business Days prior to the Third Amendment Effective Date (except as otherwise reasonably agreed by the Parent Borrower), shall have been paid.
(i)The Administrative Agent (or its counsel) and the Third Amendment Lead Arrangers (or their counsel) shall have received such customary secretary’s closing certificate, organizational documents, customary evidence of authorization of this Third Amendment and the transactions described herein and good standing certificates in jurisdictions of formation/organization, in each case with respect to the Parent Borrower and the Guarantors, as the Third Amendment Lead Arrangers may reasonably request.
(j)The Administrative Agent (or its counsel) and the Third Amendment Lead Arrangers (or their counsel) shall have received a solvency certificate in form and substance reasonably satisfactory to the Third Amendment Lead Arrangers and demonstrating that the Parent Borrower, individually and together with its Subsidiaries, is and will be Solvent immediately after giving effect to this Third Amendment and the transactions contemplated hereby.
(k)The Administrative Agent shall have received (i) a Committed Loan Notice in respect of the Extended Term A Loans in accordance with Section 2.02(a) of the Credit Agreement and (ii) a notice of prepayment with respect to the prepayment of Initial Term Loans outstanding on the Amendment No. 3 Effective Date that are held by Initial Tranche A Term Lenders other than Extending Term A Lenders in accordance with Section 2.05(a) of the Credit Agreement.
(l)The Administrative Agents and the Third Amendment Lead Arrangers shall have received, at least three Business Days prior to the Third Amendment Effective Date, (i) all documentation and other information about the Parent Borrower and the Loan Parties that shall have been reasonably requested by the Administrative Agent or the Third Amendment Lead Arrangers in writing at least 5 Business Days prior to the Third Amendment Effective Date and that the Administrative Agent or the Third Amendment Lead Arrangers, as applicable, reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and (ii) to the extent the Parent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Third Amendment Effective Date, any Lender that has requested, in a written notice to the Parent Borrower at least 5 Business Days prior to the Third Amendment Effective Date, a Beneficial Ownership Certification in relation to the Parent Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Third Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied).
Without limiting the generality of the provisions of Article X of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Third Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.
5.Representations and Warranties of the Parent Borrower and the Guarantors. The Parent Borrower and each Guarantor represents and warrants as follows:
(a)Authority; Enforceability. The execution and delivery of this Third Amendment and the performance of the obligations contemplated hereby are within its corporate or other powers and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or other action. This Third Amendment has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of such Parent Borrower or Guarantor, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)Representations and Warranties. The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except that the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(c)No Default. As of the Third Amendment Effective Date and after giving effect to this Third Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
6.Reallocation. For the avoidance of doubt, all or any part of any Non-Consenting Lender’s L/C Obligation and Revolving Credit Loans shall automatically (effective on the Third Amendment Effective Date) be reallocated among the consenting Revolving Credit Lenders and any Replacement Lenders with respect to the Revolving Credit Facility (each, a “Replacement Revolving Credit Lender”) in accordance with their respective Applicable Percentages (calculated after giving effect to the assignments of Revolving Credit Commitments to such Replacement Revolving Credit Lenders and without regard to any Non-Consenting Lender’s Commitment) but only to the extent that such reallocation does not cause the Revolving Credit Exposure of any consenting Revolving Credit Lender or Replacement Revolving Credit Lender to exceed such consenting Revolving Credit Lender’s or Replacement Revolving Credit Lender’s Revolving Credit Commitment.
7.GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction, service of process and waiver of right to trial by jury provisions in Section 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference mutatis mutandis.
8.Counterparts. This Third Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Third Amendment shall be effective as delivery of an original executed counterpart of this Third Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Third Amendment and/or any document to be signed in connection with this Third Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
9.Reaffirmation; No Novation. As a further assurance, each Loan Party, by its signature below, hereby affirms and confirms (i) its obligations under each of the Loan Documents to which it is a party and (ii) its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations. This Third Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or any other Loan Document or any guarantee thereof or any grant of security thereunder, and the guarantees and security interests existing immediately prior to the Third Amendment Effective Date are in all respects continuing and in full force and effect with respect to all Obligations. Nothing contained herein shall be construed as a novation of any of the Loan Documents or a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which instruments shall remain and continue in full force and effect. Nothing expressed or implied in this Third Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under the Credit Agreement or any other Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided herein, such obligations are in all respects continuing with only the terms being modified as provided in this Third Amendment.
10.Reference to and Effect on the Loan Documents.
(a)Upon and after the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. This Third Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
(b)The Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and are and shall continue to constitute the legal, valid, binding and enforceable obligations of the Parent Borrower and the Guarantors.
(c)The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
11.Replacement Lenders. To the extent not already a Lender, each Replacement Lender acknowledges and agrees that upon its execution of this Third Amendment that the Replacement Lender shall become a “Lender” under, and for all purposes, of the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
12.Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Third Amendment.
13.Severability. In case any provision in this Third Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Third Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
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In Witness Whereof, the parties have caused this Third Amendment to be executed as of the date first above written.
Gen Digital Inc., as Parent Borrower
By:    /s/ Natalie Derse
Name:    Natalie Derse
Title:    Chief Financial Officer
Avira, Inc., as a Guarantor
By:    /s/ Whitney Clark
Name:    Whitney Clark
Title:    President
EMBP 455, L.L.C., as a Guarantor
By:    /s/ Whitney Clark
Name:    Whitney Clark
Title:    Secretary
Kintiskton LLC,
Guardsman LLC,
each as a Guarantor
By:    /s/ Whitney Clark
Name:    Whitney Clark
Title:    Manager
LifeLock, Inc., as a Guarantor
By:    /s/ Whitney Clark
Name:    Whitney Clark
Title:    Secretary
MoneyLion Inc., as a Guarantor
By:    /s/ Whitney Clark
Name:    Whitney Clark
Title:    Vice President and Secretary

[Signature Page to Third Amendment]

ML Enterprise Inc.,
Aqqru LLC
Malka Sports LLC
Malka Media Group LLC
Malka Media (The W Documentary) LLC
ML Plus LLC
MoneyLion Technologies Inc.
Quantilion Data Strategies LLC
Wealth Technologies Inc.
each as a Guarantor
By:    /s/ Adam VanWagner
Name:    Adam VanWagner
Title:    Vice President and Secretary
[Signature Page to Third Amendment]

Bank of America, N.A., as Administrative Agent
By:    /s/ Felicia Brinson
Name:    Felicia Brinson
Title:    Assistant Vice President

Bank of America, N.A., as an Extending Term A Lender, Revolving Credit Lender and L/C Issuer
By:    /s/ James Haack
Name:    James Haack
Title:    Director

[Signature Page to Third Amendment]

Wells Fargo Bank, N.A., as an Extending Term A Lender, Revolving Credit Lender and L/C Issuer

By: /s/ William Mason
Name: William Mason
Title:    Vice President

[Signature Page to Third Amendment]

BNP PARIBAS, as an Extending Term A Lender, Re-volving Credit Lender and L/C Issuer

By: /s/ Michael Kowalczuk     Name: Michael Kowalczuk
Title:    Managing Director

By: /s/ Maria Mulic     Name: Maria Mulic
Title:    Managing Director

[Signature Page to Third Amendment]

PNC Bank, National Association, as an Extending Term A Lender, Revolving Credit Lender and L/C Issuer
By:    /s/ Garrett Galt
Name: Garrett Galt
Title: Sr. Vice President

[Signature Page to Third Amendment]

Citizens Bank, N.A., as an Extending Term A Lender, Revolving Credit Lender and L/C Issuer
By:    /s/ Izabela Algave
Name:    Izabela Algave
Title:    Vice President

[Signature Page to Third Amendment]

DBS Bank LTD., as an Extending Term A Lender and Revolving Credit Lender
By:    /s/ Goh Soo Ching
Name:    Goh Soo Ching
Title:    Assistant Vice President

[Signature Page to Third Amendment]

Truist Bank, as an Extending Term A Lender, Revolving Credit Lender and L/C Issuer
By:    /s/ Carlos Cruz
Name:    Carlos Cruz
Title:    Director

[Signature Page to Third Amendment]

MUFG Bank, Ltd., as an Extending Term A Lender, Revolving Credit Lender and L/C Issuer
By:    /s/ Noreen Lee
Name:    Noreen Lee
Title:    Director

[Signature Page to Third Amendment]

Bank of China Limited, Los Angeles Branch, as an Extending Term A Lender, Revolving Credit Lender and L/C Issuer
By:    /s/ Liming Xiao
Name:    Liming Xiao
Title:    SVP & Deputy Branch Manager

[Signature Page to Third Amendment]

Fifth Third Bank, National Association, as an Extending Term A Lender, Revolving Credit Lender and
L/C Issuer
By:    /s/ Nick Meece
Name:    Nick Meece
Title:    Principal

[Signature Page to Third Amendment]

HSBC Bank USA, N.A., as an Extending Term A Lender, Revolving Credit Lender and L/C Issuer

By:     /s/ John S. Lieter
Name: John S. Leiter
Title: Managing Director, TMT Banking

[Signature Page to Third Amendment]

Santander Bank, N.A., as an Extending Term A Lender, Revolving Credit Lender and L/C Issuer

By: /s/ Andrew Everett
Name: Andrew Everett     Title:    Senior Vice President

[Signature Page to Third Amendment]

The Huntington National Bank, as a Ex-
tending Term A Lender, Revolving Credit Lender and L/C Issuer

By: /s/ Michelle Frederick     Name: Michelle Frederick
Title: Vice President

[Signature Page to Third Amendment]

U.S. Bank National Association, as Extending
Term A Lender, Revolving Credit Lender and L/C Issuer

By: /s/ Jamil Chowdhury     Name: Jamil Chowdhury     Title: Vice President

[Signature Page to Third Amendment]

JPMorgan Chase Bank, N.A., as a Revolving Credit Lender and L/C Issuer

By:    /s/ Andrew Wulff
Name: Andrew Wulff
Title: Vice President

[Signature Page to Third Amendment]

Standard Chartered Bank, as a Revolving Credit Lender and L/C Issuer

By:     /s/ Tate Miller
Name: Tate Miller
Title:    Executive Director

[Signature Page to Third Amendment]

Industrial and Commercial Bank of China Limited, New York Branch, as an Extending Term A Lender and Revolving Credit Lender
By:    /s/ Yu Wang
Name:    Yu Wang
Title:    Director
By:    /s/ Yuanyuan Peng
Name:    Yuanyuan Peng
Title:    Executive Director

[Signature Page to Third Amendment]

Trustmark Bank, as an Extending Term A Lender
By:    /s/ Mark Stublefield
Name:    Mark Stubblefield
Title:    Senior Vice President

[Signature Page to Third Amendment]

SouthState Bank, N.A., as an Extending Term A Lender
By:    /s/ Ashton C. Todd
Name:    Ashton C. Todd
Title:    Senior Vice President

[Signature Page to Third Amendment]

American Savings Bank, National Association, as an Extending Term A Lender

By:    /s/ Corey Gima
Name:    Corey Gima
Title:    Vice President

[Signature Page to Third Amendment]

Chang Hwa Commercial Bank, Ltd., Los Angeles Branch, as a Extending Term A Lender

By:    /s/ Yu-Tang Shen
Name:    Yu-Tang Shen
Title:    VP & General Manager
[Signature Page to Third Amendment]

SCHEDULE I
Extended Term A Loans

Extending Term A Lender	Extended Term A Loans
DBS Bank Ltd.	$259,147,128.20
Bank of America, N.A.	$256,982,690.80
Wells Fargo Bank, National Association	$256,982,690.80
BNP Paribas	$256,982,690.80
PNC Bank, National Association	$256,982,690.80
Citizens Bank, N.A.	$231,982,690.80
Truist Bank	$231,982,690.80
MUFG Bank, Ltd.	$150,000,000.00
Bank of China Limited, Los Angeles Branch	$115,991,345.40
Fifth Third Bank, National Association	$115,991,345.40
HSBC Bank USA, N.A.	$115,991,345.40
The Huntington National Bank	$115,991,345.40
U.S. Bank National Association	$115,991,345.40
Santander Bank, N.A.	$115,000,000.00
Industrial and Commercial Bank of China Limited, New York Branch	$70,000,000.00
Trustmark Bank	$25,000,000.00
SouthState Bank, N.A.	$20,000,000.00
American Savings Bank, N.A.	$15,000,000.00
Chang Hwa Commercial Bank, Ltd. Los Angeles Branch	$15,000,000.00
Total	$2,741,000,000.00

SCHEDULE II

Revolving Credit Commitments and L/C Commitments

Revolving Credit Lender	Revolving Credit Commitment
J.P. Morgan Chase Bank, N.A.	$126,000,000.00
Bank of America, N.A.	$118,017,309.20
Wells Fargo Bank, National Association	$118,017,309.20
BNP Paribas	$118,017,309.20
Citizens Bank, N.A.	$118,017,309.20
PNC Bank, National Association	$118,017,309.20
Truist Bank	$118,017,309.20
Standard Chartered Bank	$100,000,000.00
DBS Bank Ltd.	$90,852,871.80
MUFG Bank, Ltd.	$90,000,000.00
Santander Bank, N.A.	$60,000,000.00
Bank of China Limited, Los Angeles Branch	$59,008,654.60
Fifth Third Bank, National Association	$59,008,654.60
HSBC Bank USA, N.A.	$59,008,654.60
The Huntington National Bank	$59,008,654.60
U.S. Bank National Association	$59,008,654.60
Industrial and Commercial Bank of China Limited, New York Branch	$30,000,000.00
Total	$1,500,000,000.00

L/C Issuer	L/C Commitment
Bank of America, N.A.	$15,924,678.73
J.P. Morgan Chase Bank, N.A.	$8,400,000.00
Wells Fargo Bank, National Association	$7,867,820.61
BNP Paribas	$7,867,820.61
Citizens Bank, N.A.	$7,867,820.61
PNC Bank, National Association	$7,867,820.61
Truist Bank	$7,867,820.61
Standard Chartered Bank	$6,666,666.67
MUFG Bank, Ltd.	$6,000,000.00
Santander Bank, N.A.	$4,000,000.00
Bank of China Limited, Los Angeles Branch	$3,933,910.31

Fifth Third Bank, National Association	$3,933,910.31
HSBC Bank USA, N.A.	$3,933,910.31
The Huntington National Bank	$3,933,910.31
U.S. Bank National Association	$3,933,910.31
Total	$100,000,000.00

Execution Version
Exhibit A

EXHIBIT A
Amended Credit Agreement
See attached.

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of September 12, 2022,
as amended by the First Amendment, dated as of June 5, 2024,
~~and~~ as amended by the Second Amendment, dated as of April 16, 2025 and as amended by the Third Amendment, dated as of March 27, 2026 among
GEN DIGITAL INC. (F/K/A NORTONLIFELOCK INC.),
as the Parent Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent,
THE LENDERS PARTY HERETO,
BANK OF AMERICA, N.A.,
~~WELLS FARGO SECURITIES LLC~~WELLS FARGO SECURITIES LLC,
~~THE BANK OF NOVA SCOTIA,~~
BNP ~~PARIBAS SECURITIES CORP.~~PARIBAS SECURITIES CORP.,
PNC CAPITAL MARKETS LLC,
 ~~JPMORGAN CHASE BANK~~CITIZENS BANK, N.A.,
~~MIZUHO BANK, LTD~~DBS BANK LTD.,
TRUIST SECURITIES, INC.,
and
MUFG ~~BANK~~BANK, LTD.,
~~and~~
~~TRUIST SECURITIES, INC.,~~
as Joint Lead Arrangers ~~and Joint Bookrunners~~ in respect of the Term A Facility,

~~BMO CAPITAL MARKETS CORP.,~~
~~as Joint Lead Arranger in respect of the Term A Facility,~~
BANK OF AMERICA, N.A.,
WELLS FARGO SECURITIES LLC,
THE BANK OF NOVA SCOTIA,
MIZUHO BANK, LTD.,
TRUIST SECURITIES, INC.
and
MUFG BANK, LTD.,
as Joint Lead Arrangers and Joint Bookrunners in respect of the Term B Facility,

BNP PARIBAS SECURITIES CORP.
and
BMO CAPITAL MARKETS CORP.,
as Joint Lead Arrangers in respect of the Term B Facility,

BANK OF AMERICA, N.A.,

~~and~~
~~WELLS FARGO SECURITIES LLC,~~
 ~~as Global Coordinators~~WELLS FARGO SECURITIES LLC,
~~WELLS FARGO SECURITIES LLC,~~
~~THE BANK OF NOVA SCOTIA,~~
BNP ~~PARIBAS SECURITIES CORP~~PARIBAS SECURITIES CORP.,
PNC CAPITAL MARKETS LLC,
CITIZENS BANK, N.A.,
DBS BANK LTD.,
TRUIST SECURITIES, INC.,
MUFG BANK, LTD.,
and
 ~~JPMORGAN CHASE BANK~~JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers in respect of the Revolving Credit Facility,

BANK OF AMERICA, N.A.,
WELLS FARGO SECURITIES LLC,
~~MIZUHO BANK, LTD~~BNP PARIBAS SECURITIES CORP.,
PNC CAPITAL MARKETS LLC,
CITIZENS BANK, N.A.,
~~MUFG BANK,~~DBS BANK LTD.,
~~TRUIST BANK~~
and
TRUIST SECURITIES, INC.,
as Joint Bookrunners in respect of the Term A Facility,

BANK OF AMERICA, N.A.,
WELLS FARGO SECURITIES LLC,
BNP PARIBAS SECURITIES CORP.,
~~BMO~~PNC CAPITAL MARKETS LLC,
CITIZENS BANK, N.A.,
DBS BANK LTD.,
TRUIST SECURITIES, INC.,
and
JPMORGAN CHASE BANK, N.A.,
as Joint Bookrunners in respect of the Revolving Credit Facility,
BNP PARIBAS SECURITIES CORP.,
WELLS FARGO SECURITIES LLC,
PNC BANK, NATIONAL ASSOCIATION,
CITIZENS BANK, N.A.,
DBS BANK LTD.,
TRUIST SECURITIES, INC.,
and
MUFG BANK, LTD.,
as Co-Syndication Agents in respect of the Term A Facility,

WELLS FARGO SECURITIES LLC,

THE BANK OF NOVA SCOTIA,
MIZUHO BANK, LTD.,
TRUIST BANK
and
MUFG BANK, LTD.,
as Co-Syndication Agents in respect of the Term B Facility,

~~and~~
~~SUMITOMO MITSUI BANKING CORPORATION,~~
~~PNC CAPITAL MARKETS~~WELLS FARGO SECURITIES LLC,

BNP PARIBAS SECURITIES CORP.,
~~CAPITAL O~~PN~~E~~C BANK, NATIONAL ASSOCIATION,
CITIZENS BANK, N.A.~~,~~
DBS BANK LTD.,
TRUIST SECURITIES, INC.,
MUFG BANK, LTD.,
and
JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents in respect of the Revolving Credit Facility,

BANK OF CHINA LIMITED, LOS ANGELES BRANCH,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
HSBC SECURITIES (USA) INC.,
~~and~~
SANTANDER BANK, N.A.,
THE HUNTINGTON NATIONAL BANK,
and
U.S. BANK NATIONAL ASSOCIATION
as Co-Documentation Agents in respect of the Term A Facility and Revolving Facility,

and

BNP PARIBAS SECURITIES CORP.,
BMO CAPITAL MARKETS CORP.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
CITIZENS BANK, N.A.,
HSBC SECURITIES (USA) INC.,
SANTANDER BANK, N.A.,
SUMITOMO MITSUI BANKING CORPORATION,
PNC CAPITAL MARKETS LLC
and
CAPITAL ONE, NATIONAL ASSOCIATION,
as Co-Documentation Agents in respect of the Term B Facility

Table of Contents
Page
ARTICLE I

Definitions and Accounting Terms
Section 1.01    Defined Terms    2
Section 1.02    Other Interpretive Provisions    ~~68~~72
Section 1.03    Accounting Terms    ~~69~~73
Section 1.04    Rounding    ~~69~~74
Section 1.05    References to Agreements, Laws, Etc.    ~~69~~74
Section 1.06    Times of Day    ~~69~~74
Section 1.07    Timing of Payment or Performance    ~~70~~74
Section 1.08    Currency Equivalents Generally    ~~70~~74
Section 1.09    Certain Calculations and Tests.    ~~70~~75
Section 1.10    Alternative Currencies.    ~~72~~76
Section 1.11    Letter of Credit Amounts.    ~~73~~77
Section 1.12    Divisions.    ~~73~~77
Section 1.13    Designation of Borrowers.    ~~73~~77
Section 1.14    Interest Rates.     ~~74~~79
ARTICLE II

The Commitments and Credit Extensions
Section 2.01    The Loans    ~~75~~79
Section 2.02    Borrowings, Conversions and Continuations of Loans    ~~76~~81
Section 2.03    Letters of Credit.    ~~79~~83
Section 2.04    Swing Line Loans.    ~~88~~92
Section 2.05    Prepayments    ~~91~~95

Section 2.06    Termination or Reduction of Commitments    ~~98~~102
Section 2.07    Repayment of Loans    ~~99~~103
Section 2.08    Interest    ~~100~~104
Section 2.09    Fees    ~~100~~105
Section 2.10    Computation of Interest and Fees    ~~101~~105
Section 2.11    Evidence of Indebtedness    ~~101~~105
Section 2.12    Payments Generally    ~~101~~106
Section 2.13    Sharing of Payments    ~~103~~108
Section 2.14    Incremental Credit Extensions    ~~104~~108
Section 2.15    Extensions of Term Loans and Revolving Credit Commitments.    ~~108~~113
Section 2.16    Defaulting Lenders    ~~110~~115
Section 2.17    Permitted Debt Exchanges    ~~112~~117
Section 2.18    Parent Borrower as Agent    ~~115~~120
ARTICLE III

Taxes, Increased Costs Protection and Illegality
Section 3.01    Taxes    ~~115~~120
Section 3.02    Inability to Determine Rates    ~~118~~123
Section 3.03    Increased Cost and Reduced Return; Capital Adequacy.    ~~121~~126
Section 3.04    Funding Losses.    ~~122~~127
Section 3.05    Matters Applicable to All Requests for Compensation    ~~122~~127
Section 3.06    Replacement of Lenders under Certain Circumstances    ~~123~~128
Section 3.07    Illegality    ~~125~~129
Section 3.08    Survival    ~~125~~130
ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01    Conditions to Certain Funds Utilization    ~~126~~130
Section 4.02    Conditions to Subsequent Credit Extensions    ~~127~~132
ARTICLE V

Representations and Warranties
Section 5.01    Existence, Qualification and Power; Compliance with Laws    ~~127~~132
Section 5.02    Authorization; No Contravention    ~~128~~133
Section 5.03    Governmental Authorization; Other Consents    ~~128~~133
Section 5.04    Binding Effect    ~~128~~133
Section 5.05    Financial Statements; No Material Adverse Effect    ~~128~~133
Section 5.06    Litigation    ~~129~~134
Section 5.07    Ownership of Property; Liens    ~~129~~134
Section 5.08    Environmental Matters    ~~129~~134
Section 5.09    Taxes    ~~130~~134
Section 5.10    Compliance with ERISA    ~~130~~135
Section 5.11    Subsidiaries; Equity Interests    ~~130~~135
Section 5.12    Margin Regulations; Investment Company Act    ~~131~~136
Section 5.13    Disclosure    ~~131~~136
Section 5.14    Intellectual Property; Licenses, Etc.    ~~131~~136
Section 5.15    Solvency    ~~132~~136
Section 5.16    Collateral Documents    ~~132~~136
Section 5.17    Use of Proceeds    ~~132~~137
Section 5.18    Sanctions Laws and Regulations and Anti-Corruption Laws    ~~132~~137
ARTICLE VI

Affirmative Covenants
Section 6.01    Financial Statements    ~~133~~138

Section 6.02    Certificates; Other Information    ~~134~~139
Section 6.03    Notices    ~~136~~140
Section 6.04    Maintenance of Existence    ~~136~~141
Section 6.05    Maintenance of Properties    ~~136~~141
Section 6.06    Maintenance of Insurance    ~~136~~141
Section 6.07    Compliance with Laws    ~~136~~141
Section 6.08    Books and Records    ~~137~~141
Section 6.09    Inspection Rights    ~~137~~141
Section 6.10    Covenant to Guarantee Obligations and Give Security    ~~137~~142
Section 6.11    Use of Proceeds    ~~138~~143
Section 6.12    Further Assurances and Post-Closing Covenants    ~~138~~143
Section 6.13    Designation of Subsidiaries    ~~139~~143
Section 6.14    Payment of Taxes    ~~139~~144
Section 6.15    Nature of Business    ~~139~~144
Section 6.16    Avast Refinancing    ~~140~~144
Section 6.17    Conduct of Business    ~~140~~144
ARTICLE VII

Negative Covenants
Section 7.01    Liens    ~~141~~146
Section 7.02    Investments    ~~145~~150
Section 7.03    Indebtedness    ~~148~~153
Section 7.04    Fundamental Changes    ~~153~~158
Section 7.05    Dispositions    ~~154~~159
Section 7.06    Restricted Payments    ~~156~~161
Section 7.07    Transactions with Affiliates    ~~158~~163

Section 7.08    Prepayments, Etc., of Indebtedness    ~~160~~164
Section 7.09    [Reserved]    ~~160~~165
Section 7.10    Subsidiary Distributions    ~~160~~165
Section 7.11    Financial Covenant    ~~161~~166
ARTICLE VIII

Events of Default and Remedies
Section 8.01    Events of Default    ~~162~~167
Section 8.02    Remedies Upon Event of Default    ~~164~~170
Section 8.03    Exclusion of Immaterial Subsidiaries    ~~165~~171
Section 8.04    Application of Funds    ~~165~~171
Section 8.05    Right to Cure    ~~166~~172
ARTICLE IX

Administrative Agent and Other Agents
Section 9.01    Appointment and Authorization of Agents    ~~168~~173
Section 9.02    Delegation of Duties    ~~169~~174
Section 9.03    Liability of Agents    ~~169~~174
Section 9.04    Reliance by Agents    ~~170~~175
Section 9.05    Notice of Default    ~~170~~175
Section 9.06    Credit Decision; Disclosure of Information by Agents    ~~170~~176
Section 9.07    Indemnification of Agents    ~~171~~176
Section 9.08    Agents in their Individual Capacities    ~~171~~177
Section 9.09    Successor Agents    ~~172~~177
Section 9.10    Administrative Agent May File Proofs of Claim    ~~172~~178
Section 9.11    Collateral and Guaranty Matters    ~~174~~179
Section 9.12    Other Agents; Arrangers and Managers    ~~175~~180

Section 9.13    Appointment of Supplemental Administrative Agents    ~~175~~181
Section 9.14    Withholding Tax    ~~176~~181
Section 9.15    Cash Management Obligations; Secured Hedge Agreements    ~~177~~182
Section 9.16    Recovery of Erroneous Payments    ~~177~~182
ARTICLE X

Miscellaneous
Section 10.01    Amendments, Etc.    ~~177~~183
Section 10.02    Notices and Other Communications; Facsimile Copies    ~~180~~185
Section 10.03    No Waiver; Cumulative Remedies    ~~182~~187
Section 10.04    Attorney Costs and Expenses    ~~182~~188
Section 10.05    Indemnification by the Borrowers    ~~183~~188
Section 10.06    Payments Set Aside    ~~184~~189
Section 10.07    Successors and Assigns    ~~184~~190
Section 10.08    Confidentiality    ~~190~~195
Section 10.09    Setoff    ~~191~~196
Section 10.10    Counterparts    ~~191~~197
Section 10.11    Integration    ~~192~~197
Section 10.12    Survival of Representations and Warranties    ~~192~~197

Section 10.13    Severability    ~~192~~197
Section 10.14    GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS    ~~192~~198
Section 10.15    WAIVER OF RIGHT TO TRIAL BY JURY    ~~193~~198
Section 10.16    Binding Effect    ~~193~~199
Section 10.17    Judgment Currency    ~~193~~199
Section 10.18    Lender Action    ~~194~~199
Section 10.19    Know-Your-Customer, Etc.    ~~194~~199
Section 10.20    USA PATRIOT Act    ~~194~~199
Section 10.21    Intercreditor Agreements.    ~~194~~200
Section 10.22    Obligations Absolute    ~~195~~200
Section 10.23    No Advisory or Fiduciary Responsibility    ~~195~~200
Section 10.24    Electronic Execution of Assignments and Certain Other Documents    ~~196~~201
Section 10.25    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    ~~197~~202
Section 10.26    Lender Representation    ~~197~~202
Section 10.27    Acknowledgement Regarding any Supported QFCs    ~~198~~203

SCHEDULES
1.01A    —    Certain Security Interests and Guarantees

1.01B    —    Unrestricted Subsidiaries
1.01C    —    Excluded Subsidiaries
1.01D    —    Guarantors
2.01    —    Commitments
2.01(b)    —    Revolving Credit and L/C Commitments
2.03(a)     —    Existing Letters of Credit
5.06    —    Litigation
5.11    —    Subsidiaries and Other Equity Investments
6.12    —    Post-Closing Covenants
7.01(b)    —    Existing Liens
7.03(c)    —    Surviving Indebtedness
7.07    —    Transactions with Affiliates
10.02    —    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    —    Committed Loan Notice
B    —    Swing Line Loan Notice
C-1    —    Term Note
C-2    —    Revolving Credit Note
D    —    Compliance Certificate
E    —    Assignment and Assumption
F    —    Guaranty
G-1    —    Pari Passu Intercreditor Agreement
G-2    —    Junior Lien Intercreditor Agreement
H    —    Security Agreement
I    —    Discounted Prepayment Option Notice
J    —    Lender Participation Notice
K    —    Discounted Voluntary Prepayment Notice
L    —    United States Tax Compliance Certificate

CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (as amended by the First Amendment, dated as of June 5, 2024, ~~and~~ by the Second Amendment, dated as of April 16, 2025, and by the Third Amendment, dated as of March 27, 2026, this “Agreement”) is entered into as of September 12, 2022, among GEN DIGITAL INC. (F/K/A NORTONLIFELOCK INC.), a Delaware corporation (the “Parent Borrower”), BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party hereto or party to the Restatement Agreement (collectively, the “Lenders” and individually, a “Lender”).
PRELIMINARY STATEMENTS
1.    The Parent Borrower has requested to amend and restate the Existing Credit Agreement (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below) to permit the Transactions and give effect to the terms set forth herein.
2.    On the Acquisition Closing Date, the Parent Borrower intends to acquire (the “Acquisition”), directly or indirectly (including through Bidco) (such acquiring entity, the “Acquiring Entity”), up to 100% of the issued share capital in Avast Plc, a company incorporated in England with registered company number 07118170 and whose registered office is at 110 High Holborn, London, England, WC1V 6JS (“Avast”), pursuant to that certain Co-operation Agreement, dated as of August 10, 2021 (together with all annexes, attachments, exhibits, schedules and other disclosure letters thereto, collectively, as amended, restated, supplemented or modified, the “Co-operation Agreement”), by and among the Borrower, Nitro Bidco Limited, a company incorporated in England with registered company number 13514724 and whose registered office is at 10 Norwich Street, London EC4A 1BD (“Bidco”), and Avast.
3.    The Parent Borrower has requested that substantially simultaneously with the consummation of the Acquisition the Lenders make available to it during the Certain Funds Period (i) the Initial Tranche A Term Loans, (ii) the Initial Tranche A Bridge Loans, (iii) the Revolving Credit Commitments and (iv) the Initial Tranche B Term Loans. The Revolving Credit Facility may include one or more Swing Line Loans and one or more Letters of Credit from time to time.
4.    The proceeds of the Initial Tranche A Loans, Initial Tranche B Term Loans and the Acquisition Revolving Borrowing (to the extent permitted in accordance with the definition of the term “Permitted Revolving Borrowing”), together with any cash on hand, will be used, directly or indirectly, (i) to finance the Acquisition, (ii) to effectuate the Avast Refinancing, (iii) to pay Transaction Expenses, (iv) to add cash to the balance sheet of the Parent Borrower and its Subsidiaries (the “Balance Sheet Funds”) and (v) for general corporate purposes (including buybacks of equity interests and/or other Restricted Payments permitted by Section 7.06). The proceeds of Revolving Credit Loans made after the Acquisition Closing Date and Letters of Credit will be used for working capital and other general corporate purposes of the Parent Borrower and its Restricted Subsidiaries, including Capital Expenditures and the financing of Permitted Acquisitions. Swing Line Loans will be used for general corporate purposes of the Parent Borrower and its Restricted Subsidiaries.
The applicable Lenders have indicated their willingness to lend, and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
14.

Definitions and Accounting Terms
(a)Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2017 Indenture” means that certain Indenture, dated as of February 9, 2017, between the Parent Borrower and Wells Fargo Bank, National Association, as supplemented by the First Supplemental Indenture, dated as of February 9, 2017.
“Acceptable Discount” has the meaning specified in Section 2.05(d)(iii).
“Acceptable Intercreditor Agreement” means a customary intercreditor agreement that is either (A) substantially in the form of Exhibit G-1 or G-2 hereto or (B) with changes to Exhibit G-1 or G-2 hereto as reasonably agreed between the Administrative Agent and the Parent Borrower which have not been objected to by the applicable Required Lenders within five (5) Business Days of having been posted (which shall be deemed acceptable to the Administrative Agent and the applicable Required Lenders).
“Acceptance Date” has the meaning specified in Section 2.05(d)(ii).
“Accounting Changes” has the meaning specified in Section 1.03(d).
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.
“Acquired Entity or Business” has the meaning specified in clause (b)(iv) of the definition of the term “Consolidated EBITDA.”
“Acquiring Entity” has the meaning specified in the Preliminary Statements to this Agreement.
“Acquisition” has the meaning specified in the Preliminary Statements to this Agreement.
“Acquisition Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Acquisition Revolving Borrowing” means one or more borrowings of Revolving Credit Loans or issuances or deemed issuances of Letters of Credit on the Acquisition Closing Date.
“Additional Borrower” means any Wholly Owned Restricted Subsidiary organized in a Qualified Jurisdiction, in each case that becomes a Borrower after the Acquisition Closing Date pursuant to Section 1.13.
“Additional Lender” has the meaning specified in Section 2.14(d).
“Additional Revolving Credit Commitment” has the meaning specified in Section 2.14(a).
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“Additional Tranche B-1 Term Commitment” means, with respect to the Additional Tranche B-1 Term Lender, its commitment to make a Tranche B-1 Term Loan on the First Amendment Effective Date in an amount equal to $209,388,958.66 (which amount equals the aggregate principal amount of Non-Converted Term Loans).
“Additional Tranche B-1 Term Lender” has the meaning provided for such term in the First Amendment.
“Additional Tranche B-1 Term Loans” means, an advance made by the Additional Tranche B-1 Term Lender of Term Loans on the First Amendment Effective Date pursuant to Section 2.01(e).
“Administrative Agent” means, subject to Section 9.13, Bank of America in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“After Year-End Transaction” has the meaning specified in Section 2.05(b)(i).
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” has the meaning specified in the introductory paragraph hereof.
“Agreement Currency” has the meaning specified in Section 10.17 hereof.
“Alternative Currency” means any Alternative L/C Currency or Alternative Revolver Currency, as applicable.
“Alternative L/C Currency” means each of Arab Emirate Dirhan, Australian Dollars, British Pound Sterling, Canadian Dollars, Euro, Indian Rupee, Israeli Shekel, Japanese Yen and Swiss Franc and each other currency (other than Dollars) that is approved in accordance with Section 1.10; provided that in no
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event shall Bank of China Limited, Los Angeles Branch be required to issue any Letter of Credit denominated in Arab Emirate Dirhan, Indian Rupee, Israeli Shekel or Swiss Franc.
“Alternative L/C Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative L/C Currency as determined by the L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative L/C Currency with Dollars.
“Alternative Revolver Currency” means each of Sterling, Euro and each other currency (other than Dollars) that is approved in accordance with Section 1.10.
“Alternative Revolver Currency Daily Rate” means, for any day, with respect to any Credit Extension under the Revolving Credit Facility:
(a) denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and
(b) denominated in any other Alternative Revolver Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Revolver Currency at the time such Alternative Revolver Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.10 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.10;
provided that, if any Alternative Revolver Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Revolver Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Revolver Currency Daily Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Alternative Revolver Currency Daily Rate.” All Alternative Revolver Currency Daily Rate Loans must be denominated in an Alternative Revolver Currency.
“Alternative Revolver Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Revolver Currency as determined by the Administrative Agent or applicable L/C Issuer, as applicable, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Revolver Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Revolver Currency Equivalent” shall be determined by the Administrative Agent or applicable L/C Issuer, as applicable, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Alternative Revolver Currency Loan” means an Alternative Revolver Currency Daily Rate Loan or an Alternative Revolver Currency Term Rate Loan, as applicable.
“Alternative Revolver Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension under the Revolving Credit Facility:
(a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and
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(b) denominated in any other Alternative Revolver Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Revolver Currency at the time such Alternative Revolver Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.10 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.10;
provided that, if any Alternative Revolver Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Revolver Currency Term Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Alternative Revolver Currency Term Rate.” All Alternative Revolver Currency Term Rate Loans must be denominated in an Alternative Revolver Currency.
“Announcement” means any press release made by or on behalf of the Acquiring Entity announcing a firm intention to implement a Scheme or, as the case may be, make an Offer, in each case in accordance with Rule 2.7 of the City Code.
“Applicable Authority” means (a) with respect to Term SOFR, CME or any Governmental Authority having jurisdiction over the Administrative Agent or CME and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.
“Applicable Discount” has the meaning specified in Section 2.05(d)(iii).
“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Term SOFR Loans, Base Rate Loans, Alternative Revolver Currency Loans, L/C Advances, Swing Line Loans or Letters of Credit, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender.
“Applicable Percentage” means, at any time (a) with respect to any Lender with a Commitment of any Class, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment of such Class at such time and the denominator of which is the aggregate amount of all Commitments of such Class of all Lenders (provided that if the Commitments under any Revolving Credit Facility have terminated or expired, the Applicable Percentages of the Lenders under such Revolving Credit Facility shall be determined based upon the Revolving Credit Commitments thereunder most recently in effect) and (b) with respect to the Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.
“Applicable Rate” means a percentage per annum equal to:
(a)    in each case, for any day from and after the ~~Acquisition Closing~~Third Amendment Effective Date, with respect to ~~any Tranche A~~the Extended Term A Loans, Tranche A Bridge Loans and Revolving Credit Loans, as the case may be, the applicable rate per annum set forth across from the caption “Applicable Rate for Term SOFR Loans”, “Applicable Rate for EURIBOR Revolving Credit Loans”, “Applicable Rate for SONIA Revolving Credit Loans”, “Applicable Rate for Base Rate Loans and Swing Line Loans” or “Commitment Fee” in the table below, as the case may be, based upon the lowest pricing level (with Level 1 being the lowest and Level 5 being the highest) allowable by reference to either of the Debt Rating or the Total
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Leverage Ratio, as more fully described below; provided that (i) ~~if~~in the ~~respective~~event that Debt Ratings ~~issued by S&P and Moody’s~~are provided by each of S&P, Moody’s and Fitch, (A) if any two or more of three of the Debt Ratings fall within the same pricing level, then such pricing level shall apply and (B) if each Debt Rating falls within different pricing levels, the pricing level that is in the middle of the three Debt Ratings shall apply, (ii) in the event that Debt Ratings are provided by only two of S&P, Moody’s and Fitch, (A) if such Debt Ratings fall within the same pricing level, such pricing level shall apply, (B) if such Debt Ratings differ by one level, then the pricing level for the higher of such Debt Ratings shall apply (with the Debt Rating for pricing Level 1 being the highest and the Debt Rating for pricing Level 5 being the lowest)~~;~~ and (~~ii~~C) if there is a split in such Debt Ratings of more than one level, then the pricing level that is one level lower than the pricing level of the higher Debt Rating shall apply; (iii) if the Parent Borrower has only one such Debt Rating, the pricing level that is one level lower than that of such Debt Rating shall apply; and (iv) if the Parent Borrower does not have any such Debt Ratings, the pricing level shall be based on the Total Leverage Ratio.

	Level 1	Level 2	Level 3	Level 4	Level 5
Debt Ratings	Baa2 / BBB / BBB or higher	Baa3 / BBB- / BBB-	Ba1 / BB+ / BB+	Ba2 / BB / BB	BA3 / BB- / BB- or lower
Total Leverage Ratio	≤ 1.75x	> 1.75x but ≤ 2.75x	> 2.75x but ≤ 3.75x	> 3.75x but ≤ 4.25x	> 4.25x
Commitment Fee	0.125%	0.15%	0.20%	0.25%	0.30%
Applicable Rate for Term SOFR Loans	1.125%	1.25%	1.375%	1.50%	1.75%
Applicable Rate for EURIBOR Revolving Credit Loans	1.125%	1.25%	1.375%	1.50%	1.75%
Applicable Rate for SONIA Revolving Credit Loans	1.125%	1.25%	1.375%	1.50%	1.75%
Applicable Rate for Base Rate Loans and Swing Line Loans	0.125%	0.25%	0.375%	0.50%	0.75%

As of the ~~Acquisition Closing~~Third Amendment Effective Date, the Applicable Rate for any ~~Tranche A~~Extended Term A Loans, Tranche A Bridge Loans and Revolving Credit Loans shall be based upon pricing Level ~~5~~3. Thereafter, each change in the Applicable Rate resulting from (x) a publicly announced change in the Debt Rating or (y) delivery of a Compliance Certificate reflecting a change in Total Leverage Ratio, shall be effective, in the case of an upgrade of the Debt Rating or decrease in the
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Total Leverage Ratio, during the period commencing on the date of the public announcement of such Debt Rating or delivery of a Compliance Certificate reflecting such change in Total Leverage Ratio and ending on the date immediately preceding the effective date of the next such change of the Debt Rating or Total Leverage Ratio and, in the case of a downgrade of the Debt Rating or increase in the Total Leverage Ratio, during the period commencing on the date of the public announcement of such Debt Rating or delivery of a Compliance Certificate reflecting such change in Total Leverage Ratio and ending on the date immediately preceding the effective date of the next such change.
(b)    in the case of Tranche B-1 Term Loans, (i) for Term SOFR Loans, 1.75% and (ii) for Base Rate Loans, 0.75%.
(c)    in the case of Second Amendment Incremental Term B Loans, (i) for Term SOFR Loans, 1.75% and (ii) for Base Rate Loans, 0.75%.
Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Total Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the Total Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant period pursuant to Sections 2.09 and 2.10 as a result of the miscalculation of the Total Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Sections 2.09 or 2.10, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.09 (other than Section 2.09(b)), in accordance with the terms of this Agreement); provided that, notwithstanding the foregoing, so long as an Event of Default described in Section 8.01(f) has not occurred with respect to any Borrower, such shortfall shall be due and payable five (5) Business Days following the determination described above.
Notwithstanding the foregoing, the Applicable Rate in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer.
“Applicable Time” means, with respect to any payments in any Alternative L/C Currency, the local time in the place of settlement for such Alternative L/C Currency as may be determined by the applicable L/C Issuer to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Loans, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”
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“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Arab Emirate Dirham” means the lawful currency of the United Arab Emirates.
“Asset Percentage” has the meaning specified in Section 2.05(b)(ii).
“Assignees” has the meaning specified in Section 10.07(b).
“Assignment Tax” has the meaning specified in the definition of “Other Taxes”.
“Assignment and Assumption” means (a) an Assignment and Assumption substantially in the form of Exhibit E and (b) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.17, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.17(a)(viii) or, in each case, any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Parent Borrower Financial Statements” means (i) the audited consolidated balance sheet of the Parent Borrower for the period covered in the most recent Form 10-K filed by the Parent Borrower with the SEC prior to the Acquisition Closing Date; and (ii) the related audited consolidated statements of income, cash flows and stockholders’ equity of the Parent Borrower for the period covered in the most recent Form 10-K filed by the Parent Borrower with the SEC prior to the Acquisition Closing Date.
“Australian Dollars” means the lawful currency of the Commonwealth of Australia.
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:
(a)    the greater of (i) $~~913,600,000~~1,281,000,000 and (ii) ~~40~~50% of Consolidated EBITDA as of the most recent Test Period; plus
(b)    50% of Consolidated Net Income (which shall not be less than zero in any period) for the period from the first day of the fiscal quarter of the Parent Borrower during which the Acquisition Closing Date occurred to and including the last day of the most recently ended fiscal quarter of the Parent Borrower prior to the Available Amount Reference Time; plus
(c)    the amount of any capital contributions (including mergers or consolidations that have a similar effect) or Net Cash Proceeds from any Permitted Equity Issuance (or issuance of debt securities by the Parent Borrower or any of its Restricted Subsidiaries that have been converted into or exchanged for Qualified Equity Interests of the Parent Borrower or any direct or
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indirect parent thereof), in each case during the period from the Business Day immediately following the Acquisition Closing Date through and including the Available Amount Reference Time (other than any Cure Amount, any Excluded Contribution Amount, or any other capital contributions (including mergers or consolidations that have a similar effect) or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.02, 7.03, 7.06 or 7.08) received or made to the Parent Borrower (or any direct or indirect parent thereof and contributed by such parent to the Parent Borrower) during the period from and including the Business Day immediately following the Acquisition Closing Date through and including the Available Amount Reference Time; plus
(d)    the aggregate amount of Retained Declined Proceeds during the period from the Business Day immediately following the Acquisition Closing Date through and including the Available Amount Reference Time; plus
(e)    to the extent not (i) already included in the calculation of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below or any other provision of Section 7.02, the aggregate amount of all cash dividends and other cash distributions received by the Parent Borrower or any Restricted Subsidiary from any JV Entity or Unrestricted Subsidiaries during the period from the Business Day immediately following the Acquisition Closing Date through and including the Available Amount Reference Time; plus
(f)    to the extent not (i) already included in the calculation of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries, (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below or any other provision of Section 7.02, or (iii) used to prepay Term Loans in accordance with Section 2.05(b)(ii) or Section 2.05(b)(vii), the aggregate amount of all Net Cash Proceeds received by the Parent Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any JV Entity or Unrestricted Subsidiary during the period from the Business Day immediately following the Acquisition Closing Date through and including the Available Amount Reference Time; minus
(g)    the aggregate amount of (i) any Investments made pursuant to Section 7.02(n)(i) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment, including, without limitation, upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale, transfer, lease or other disposition of any such Investment), (ii) any Indebtedness incurred pursuant to Section 7.03(h), (iii) any Restricted Payment made pursuant to Section 7.06(k)(i) and (iv) any payments made pursuant to Section 7.08(a)(iii)(B), in each case, during the period commencing on the Acquisition Closing Date through and including the Available Amount Reference Time (and, for purposes of this clause (g), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).
“Available Amount Reference Time” has the meaning specified in the definition of “Available Amount”.
“Available Currency” means, (a) with respect to Letters of Credit, (x) Dollars and (y) Alternative L/C Currencies, (b) with respect to Term Loans, Dollars, and (c) with respect to Revolving Credit Loans, (x) Dollars and (y) Alternative Revolver Currencies.
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“Avast” has the meaning specified in the Preliminary Statements to this Agreement.
“Avast Refinancing” means the repayment in full and termination of all commitments under that certain Credit Agreement, dated as of March 22, 2021, by and among, inter alios, Avast Software B.V., Credit Suisse (Deutschland) AKTIENGESELLSCHAFT, as administrative agent, and Credit Suisse International, as collateral agent (as amended, restated, supplemented or otherwise modified from time to time).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Balance Sheet Funds” has the meaning specified in the Preliminary Statements to this Agreement.
“Bank of America” has the meaning specified in the introductory paragraph to this Agreement.
“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.
“Bankruptcy Event” means, with respect to any Person, such Person or its parent entity becomes (other than via an Undisclosed Administration) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR with an interest period of one month for such date plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing “prime rate” loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then
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the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.
“Beneficial Ownership Regulation” means 31 C.F.R § 1010.230, as amended or modified from time to time.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 10.27(b).
“Bidco” has the meaning specified in the Preliminary Statements to this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Borrower Agent” has the meaning specified under Section 1.13(a)(vi) hereof.
“Borrower Materials” has the meaning specified in Section 6.01.
“Borrowers” means (i) the Parent Borrower and any (ii) Additional Borrower.
“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans or Alternative Revolver Currency Term Rate Loans, as to which a single Interest Period is in effect.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York, and:
(a)if such day relates to any interest rate settings as to an Alternative Revolver Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Revolver Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Revolver Currency Loan, means a TARGET Day;
(b)if such day relates to any interest rate settings as to an Alternative Revolver Currency Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and
(c)if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro or Sterling in respect of an Alternative Revolver Currency Loan denominated in a currency other than Euro or Sterling, or any other dealings in any currency other than Euro or Sterling to be carried out pursuant to this Agreement in respect of any such Alternative Revolver Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Canadian Dollars” means the lawful currency of Canada.
“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Parent Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during
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such period to property, plant or equipment in a consolidated statement of cash flows and reflected in the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries and (b) Capitalized Lease Obligations incurred by the Parent Borrower and its Restricted Subsidiaries during such period.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided that all obligations of the Parent Borrower and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on November 4, 2019 (whether or not such operating lease was in effect on November 4, 2019) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following such date that would otherwise require such obligation to be recharacterized as a Capitalized Lease.
“Cash Collateral” has the meaning specified in Section 2.03(f).
“Cash Collateralize” has the meaning specified in Section 2.03(f).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent Borrower or any Restricted Subsidiary:
(1)    Dollars;
(2)    securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality of the foregoing the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;
(4)    repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper rated at least “P-1” by Moody’s or at least “A-1” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, with maturities of 24 months or less from the date of acquisition;
(6)    marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;
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(7)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
(8)    readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
(9)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s;
(10)    with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;
(11)    Cash Equivalents of the types described in clauses (1) through (10) above denominated in Dollars, Euro, Brazilian Real, Sterling, Australian Dollars, Canadian Dollars, Chinese Yuan, Danish Kroner, Hong Kong Dollars, Hungarian Forint, Indian Rupee, Japanese Yen, New Zealand Dollars, Norwegian Krone, Singapore Dollars, South African Rand, Swedish Kroner, Swiss Francs, Turkish Lira, United Arab Emirates Dirham or any other currency (other than Dollars) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars or, solely to the extent held in the ordinary course of business and not for speculative purposes, any currency in which the Parent Borrower and/or its Restricted Subsidiaries regularly conducts business; and
(12)    investment funds investing at least 90% of their assets in Cash Equivalents of the types described in clauses (1) through (11) above.
“Cash Management Bank” means any financial institution providing treasury, depository, credit or debit card, purchasing card, and/or cash management services or automated clearing house transactions to the Parent Borrower or any Restricted Subsidiary or conducting any automated clearing house transfers of funds; provided, that, if such financial institution is not an Agent or a Lender, such financial institution executes and delivers to the Administrative Agent and the Parent Borrower a letter agreement in form and substance reasonably acceptable to the Administrative Agent and the Parent Borrower pursuant to which such financial institution (a) appoints the Administrative Agent as its agent under the applicable Loan Documents and (b) agrees to be bound by Section 9.07 of this Agreement and the applicable provisions of the Security Agreement, in each case, as if it were a Lender.
“Cash Management Obligations” means obligations owed by the Parent Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of any overdraft and related liabilities arising from treasury, depository, credit or debit card, purchasing card, or cash management services or any automated clearing house transfers of funds.
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“Casualty Event” means any event that gives rise to the receipt by the Parent Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“Certain Funds Loan Party” means the Parent Borrower and Bidco.
“Certain Funds Period” means the period from (and including) the Acquisition Closing Date to (and including) 11:59 p.m. (New York City time) on the earliest of:
(a)    if the Acquisition is intended to be completed pursuant to a Scheme, the date on which the Scheme lapses (including, subject to exhausting any rights of appeal, if a relevant court refuses to sanction the Scheme) or is withdrawn in writing, in each case, in accordance with its terms in the Announcement or Scheme Document (other than (i) where such lapse or withdrawal is as a result of the exercise of the Acquiring Entity’s right to effect a switch from the Scheme to an Offer or (ii) it is otherwise to be followed within twenty (20) Business Days by an Announcement by the Acquiring Entity to implement the Acquisition by a different offer or scheme (as applicable) in accordance with the terms of this Agreement);
(b)    if the Acquisition is intended to be completed pursuant to an Offer, the date on which the Offer lapses, terminates or is withdrawn, in each case, in accordance with its terms in the Announcement or Offer Document (other than (i) where such lapse or withdrawal is as a result of the exercise of the Acquiring Entity’s right to effect a switch from the Offer to a Scheme or (ii) it is otherwise to be followed within twenty (20) Business Days by an Announcement by the Acquiring Entity to implement the Acquisition by a different offer or scheme (as applicable) in accordance with this Agreement);
(c)    the date on which the Facilities (other than the Revolving Credit Facility and the Initial Tranche A Bridge Commitments) have been utilized in full; and
(d)    February 28, 2023.
“Certain Funds Utilization” means any borrowing of Term Loans or Revolving Credit Loans on or after the Acquisition Closing Date and prior to the expiration of the Certain Funds Period in accordance with the provisions of this Agreement.
“CFC” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
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“Change of Control” means any of the following events: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of voting stock of the Parent Borrower (or other securities convertible into such voting stock) representing at least forty percent (40%) of the combined voting power of all voting stock of the Parent Borrower or (b) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over voting stock of the Parent Borrower (or other securities convertible into such securities) representing at least forty percent (40%) of the combined voting power of all voting stock of the Parent Borrower.
“City Code” has the meaning specified under Section 1.09(a) hereof.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Initial Tranche A Lenders, Initial Tranche B Lenders, Tranche B-1 Term Lenders ~~or~~, Second Amendment Incremental Term B Loan Lenders or Extending Term A Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Initial Tranche A Term Commitments, Initial Tranche B Term Commitments, Tranche B-1 Term Commitments, Second Amendment Incremental Term B Loan Commitments, Extended Revolving Credit Commitments, Incremental Revolving Commitments, Refinancing Revolving Commitments, Commitments in respect of any Incremental Term Loans ~~or~~, Commitments in respect of any Extended Term Loans or Commitments in respect of any Extended Term A Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Initial Tranche A Term Loans, Initial Tranche B Term Loans, Tranche B-1 Term Loans, Second Amendment Incremental Term B Loans, Extended Term Loans ~~or~~, Incremental Term Loans or Extended Term A Loans. Incremental Term Loans and Extended Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means all the “Collateral” as defined in the Collateral Documents and all other property of whatever kind and nature pledged or charged as collateral under any Collateral Document.
“Collateral Agent” means Bank of America, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    the Collateral Agent shall have received each Collateral Document required to be delivered pursuant to the Restatement Agreement, Section 6.10 or Section 6.12, duly executed by each Loan Party that is a party thereto;
(b)    all Obligations shall have been unconditionally guaranteed (the “Guarantees”), jointly and severally, by (i) the Parent Borrower, (ii) each Additional Borrower and (iii) each Restricted Subsidiary (other than any Excluded Subsidiary) including as of the Acquisition Closing Date those that are listed on Schedule 1.01D hereto (each, a “Guarantor”);
(c)    the Obligations and the Guarantees shall have been secured pursuant to the Security Agreements or other applicable Collateral Documents by a first-priority security interest in (i) all the Equity Interests of each Additional Borrower and (ii) all Equity Interests (other than, Excluded
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Equity) held directly by the Parent Borrower, any Additional Borrower or any other Guarantor in any Restricted Subsidiary (other than any Excluded Equity), in each case subject to Permitted Liens;
(d)    except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest (to the extent such security interest may be perfected by delivering and/or granting possession or control of certificated securities and instruments, filing personal property financing statements or intellectual property security agreements, or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, substantially all tangible and intangible assets (other than any Excluded Assets) of the Borrowers and each other Guarantor (including, without limitation, accounts receivable, inventory, equipment, investment property, United States intellectual property, intercompany receivables, other general intangibles (including contract rights), and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents and all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Collateral Documents, requirements of Law or reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;
(e)    none of the Collateral shall be subject to any Liens other than Permitted Liens;
(f)    [reserved]; and
(g)    in the event any Additional Borrower or a Guarantor is added that is organized in a jurisdiction other than the U.S., such Loan Party shall grant a perfected Lien on its assets (in scope customary in such jurisdiction) to the Collateral Agent and any Loan Party that owns the Equity Interests of such Additional Borrower or Guarantor shall grant a perfected Lien over such Equity Interest to the Collateral Agent in each case, pursuant to arrangements as reasonably agreed between the Administrative Agent and the Parent Borrower (including foreign security) and subject to customary limitations and exclusions in such jurisdiction to be reasonably agreed to between the Administrative Agent and the Parent Borrower.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, particular assets if and for so long as the Administrative Agent and the Parent Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
The Administrative Agent may grant extensions of time for the perfection of security interests with respect to particular assets where it reasonably determines, in consultation with the Parent Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(A)    other than as provided in clause (g) above, Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall only be granted under the Collateral Documents governed by the laws of the United States, any state thereof or the District of Columbia;
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(B)    other than as provided in clause (g) above, the Collateral and Guarantee Requirement shall not apply to any Excluded Property;
(C)    no deposit account control agreement, securities account control agreement or other control agreements or control arrangements shall be required with respect to any deposit account, securities account or other asset specifically requiring perfection through control agreements;
(D)    other than as provided in clause (g) above, no actions in any jurisdiction other than the U.S. or that are necessary to comply with the Laws of any jurisdiction other than the U.S. shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or to perfect such security interests (it being understood that other than as provided in clause (g) above, there shall be no security agreements, pledge agreements, or share charge (or mortgage) agreements governed under the Laws of any jurisdiction other than the U.S.);
(E)    general statutory limitations, financial assistance, corporate benefit, capital maintenance rules, fraudulent preference, “thin capitalization” rules, retention of title claims and similar principle may limit the ability of a Foreign Subsidiary to provide a Guarantee or Collateral or may require that the Guarantee or Collateral be limited by an amount or otherwise, in each case as reasonably determined by the Parent Borrower in consultation with the Administrative Agent; and
(F)    no stock certificates of Immaterial Subsidiaries shall be required to be delivered to the Collateral Agent.
“Collateral Documents” means, collectively, the Security Agreement, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to the Existing Credit Agreement (to the extent remaining in effect), the Restatement Agreement, Section 6.10 or Section 6.12, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.
“Commitment” means a Term Commitment, a Revolving Credit Commitment, an Extended Revolving Credit Commitment, an Incremental Revolving Commitment, a Refinancing Revolving Commitment, a commitment in respect of any Incremental Term Loans, ~~or~~ a commitment in respect of any Extended Term Loans, a commitment in respect of any Extended Term A Loans or any combination thereof, as the context may require.
“Commitment Fee” has the meaning provided in Section 2.09(a).
“Committed Loan Notice” means a written notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Term SOFR Loan or Alternative Revolver Currency Term Rate Currency pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and agreed by the Parent Borrower), appropriately completed and signed by a Responsible Officer of the Parent Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
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“Compensation Period” has the meaning specified in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA, or any proposed Successor Rate for an Available Currency or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “SONIA”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent, in consultation with the Parent Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Available Currency (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Available Currency exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Parent Borrower) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:
(a)    increased (without duplication) by the following:
(i)    total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income, and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities; plus
(ii)    provision for Taxes based on income, profits, revenues or capital, including federal, foreign and state income, franchise, excise, value added and similar Taxes and foreign withholding Taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such Taxes or arising from any Tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus
(iii)    depreciation and amortization (including amortization of capitalized software expenditures and other intangibles and amortization of deferred financing fees or costs); plus
(iv)    other non-cash charges (including stock option expense and impairment charges) (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) such Person may elect not to add back such non-cash charges in the current period and (B) to the extent such Person elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
(v)    the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly owned
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subsidiary deducted (and not added back in such period to Consolidated Net Income) excluding cash distributions in respect thereof; plus
(vi)    losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Financing; plus
(vii)        fees and expenses and other cash charges incurred during such period, or any amortization thereof for such period in connection with any acquisition, divestiture, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument or as a result of other restructuring, separation, integration and transition activities and any charges or non-recurring costs incurred during such period as a result of any such transaction, including retention and integration costs and transaction-related compensation, earn-out obligations and indemnity payments, in each case whether or not successful and including in any event in connection with the Transactions; plus
(viii)    any unusual or non-recurring charges or losses for such period and any restructuring charges, accruals or reserves, severance or retention costs, litigation costs, costs associated with new business or cost savings initiatives, costs associated with facilities closures and any other business optimization expenses; plus
(ix)    any loss on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) and any corporate charges, overhead and similar costs previously allocated to any discontinued business but not included within discontinued operations; plus
(x)    any losses for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments; plus
(xi)    the amount of “run rate” cost savings, operating improvements, operating expense reductions, revenue enhancements and synergies (including costs to achieve such cost savings, operating expense reductions, revenue enhancements and synergies) related to the Transactions and other business combinations, acquisitions, mergers, divestitures, restructurings, cost savings initiatives and other similar initiatives of the Parent Borrower that are reasonably identifiable and factually supportable and projected by the Parent Borrower reasonably and in good faith to result from actions that have been taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the reasonable and good faith determination of the Parent Borrower) within 24 months after such business combination, acquisition, merger, divestiture, restructuring, cost savings initiative or other initiative is consummated or initiated (as applicable), net of the amount of actual benefits realized during such period from such actions, in each case calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period; provided that the aggregate amount added back pursuant to this clause (xi)
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relating to standalone cost saving initiatives and similar initiatives that are not related to, or otherwise initiated in connection with, the Transactions and in each case, that are commenced after (and for the avoidance of doubt are not part of an initiative announced prior to) the Acquisition Closing Date (and comparable add backs in the definition of “Pro Forma Effect”) shall not exceed 30% of Consolidated EBITDA for such period (calculated after giving effect to any such add backs and all other add backs for such period); plus
(xii)        adjustments (A) evidenced by or contained in a due diligence quality of earnings report made available to the Administrative Agent prepared with respect to the target of a Permitted Acquisition or other Investment permitted hereunder by (x) a “big four” nationally recognized accounting firm or (y) any other accounting firm that shall be reasonably acceptable to the Administrative Agent and (B) consistent with Regulation S-X,
(b)    decreased (without duplication) by the following:
(i)    to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period; plus
(ii)    non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period); plus
(iii)    the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-Wholly Owned Subsidiary added (and not deducted in such period from Consolidated Net Income); plus
(iv)    any gain on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), provided that there shall be included in determining Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset acquired by the Parent Borrower or any Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Parent Borrower or such Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition); provided that the Parent Borrower may choose not to make such an adjustment with respect any acquisition having consideration in an amount less than $100,000,000. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of or, closed or classified as discontinued operations (but if such operations are classified as discontinued
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due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the Parent Borrower or any Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition);
(c)    increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation; and
(d)    increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate obligations under any Swap Contracts with respect to Indebtedness); plus
(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(3)    interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:
(1)    any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Parent Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or, so long as such Person is not (x) a JV Entity with outstanding third party indebtedness for borrowed money or (y) an Unrestricted Subsidiary, that (as reasonably determined by a Responsible Officer of the Parent Borrower) could have been distributed by such Person during such period to the Parent Borrower or a Restricted Subsidiary) as a dividend or other distribution or return on investment, subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below;
(2)    solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly
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or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to a Borrower or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Loan Documents), except that the Parent Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Parent Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained above in this clause);
(3)    any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations;
(4)    any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Parent Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the board of directors of the Parent Borrower);
(5)    any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including relating to the Transaction Expenses), or any charges, expenses or reserves in respect of any restructuring, relocation, redundancy or severance expense, new product introductions or one-time compensation charges;
(6)    the cumulative effect of a change in accounting principles;
(7)    any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;
(8)    all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;
(9)    any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts;
(10)    any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;
(11)    any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any Restricted Subsidiary;
(12)    any non-cash purchase accounting effects (other than resulting from the release of escrow accounts established in connection with the Acquisition) including, but not limited to, adjustments to inventory, property and equipment, loans and leases, software and other intangible assets and deferred
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revenue (including deferred costs related thereto and deferred rent) in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition or investment, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);
(13)    any impairment charge, write-down or write-off, including impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation;
(14)    any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments;
(15)    accruals and reserves that are established within twelve months after the Acquisition Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP;
(16)    any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements; and
(17)    any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transaction, or the release of any valuation allowance related to such item.
In addition, to the extent not already excluded from the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder (it being understood and agreed that if such Person has notified a third party of such amount to be reimbursed or indemnified and such third party has not denied its reimbursement or indemnification obligation, such amounts shall also be excluded) and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.
“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Parent Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money, Disqualified Equity Interests, Capitalized Lease Obligations and debt obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; provided that Consolidated Total Debt shall not include (x) obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes ~~and~~, (y) Indebtedness in respect of any Permitted Receivables Financing, Forward Flow Financing and any Non-Recourse Indebtedness and (z) Indebtedness that refinances any Convertible Indebtedness, the proceeds of which are held in a segregated account and shown as restricted cash on the consolidated balance sheet of the Parent Borrower and its Subsidiaries until the maturity of such Convertible Indebtedness; provided that (i) the amount of such exclusion shall be limited to the aggregate principal amount of the applicable Convertible Indebtedness outstanding, (ii) such Indebtedness shall only be excluded until, and for so long as, such proceeds remain in such segregated account and the applicable
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Convertible Indebtedness has not matured and (iii) for the avoidance of doubt, to the extent such proceeds are not in fact applied to refinance the applicable Convertible Indebtedness, then Consolidated Total Debt shall include such proceeds. Notwithstanding anything to the contrary herein, prior to the expiration of the Certain Funds Period, unused commitments under the Term A Facility and Term B Facility (without duplication of any Indebtedness to be refinanced with the proceeds of such unused commitments) shall be deemed to be “Consolidated Total Debt”.
“Consolidated Working Capital” means, at any date, the excess of (x) the sum of (i) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (y) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Funded Debt or other long-term liabilities, (b) all Indebtedness consisting of Revolving Credit Loans, Swing Line Loans and L/C Obligations to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations, (f) deferred revenue arising from cash receipts that are earmarked for specific projects, (g) the current portion of deferred acquisition costs and (h) current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs).
“Contract Consideration” has the meaning specified in Section 2.05(b)(i).
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Indebtedness” means unsecured Indebtedness of the Parent Borrower or any Restricted Subsidiary in an amount equal to the aggregate amount of cash contributions made after the Acquisition Closing Date to the Parent Borrower in exchange for Qualified Equity Interests of the Parent Borrower, except to the extent utilized in connection with any other transaction permitted by Section 7.02, Section 7.06 or Section 7.08, and except to the extent such amount increases the Available Amount or is made from any Cure Amount or Excluded Contribution Amount.
“Control” has the meaning specified in the definition of “Affiliate.”
“Converted Tranche B-1 Term Loans” means Existing Initial Tranche B Term Loans held by a Converting Term Lender on the First Amendment Effective Date immediately prior to the funding of the Tranche B-1 Term Loans on such date.
“Converted Restricted Subsidiary” has the meaning specified in clause (b)(iv) of the definition of “Consolidated EBITDA.”
“Converted Unrestricted Subsidiary” has the meaning specified in clause (b)(iv) of the definition of “Consolidated EBITDA.”
“Convertible Indebtedness” means Indebtedness of the Parent Borrower permitted to be incurred under the terms of this Agreement that is either (a) convertible or exchangeable into common stock of the Parent Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the
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price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are in each case exercisable for common stock of the Parent Borrower and/or cash (in an amount determined by reference to the price of such common stock).
“Converting Term Lender” means an Existing Initial Tranche B Term Lender that has elected the “Cashless Settlement Option” on its consent to the First Amendment in the form of Annex I to the First Amendment.
“Co-operation Agreement” has the meaning specified in the Preliminary Statements to this Agreement.
“Court Order” means the order of the High Court of Justice of England and Wales sanctioning the Scheme.
“Covered Entity” has the meaning specified in Section 10.27(b).
“Covered Party” has the meaning specified in Section 10.27(a) hereof.
“Credit Extension” means a Borrowing or an L/C Credit Extension, as the context may require.
“Credit Party” has the meaning specified in Section 10.24 hereof.
“Cure Amount” has the meaning specified in Section 8.05(a).
“Cure Period” has the meaning specified in Section 8.05(a).
“Cure Right” has the meaning specified in Section 8.05(a).
(d)“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Debt Rating” means, as of any date of determination, the rating as determined by ~~either~~any of S&P ~~or~~, Moody’s or Fitch, as applicable, of the Parent Borrower’s non-credit-enhanced, senior unsecured long-term debt.
“Declined Proceeds” has the meaning specified in Section 2.05(b)(v).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Term SOFR Loans or Alternative Revolver Currency Term Rate Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that Term SOFR Loans or Alternative Revolver Currency Term Rate Loans may not be converted to, or continued as, Term SOFR Loans or Alternative Revolver Currency Term Rate Loans, as applicable, pursuant thereto) and (b) with respect to any other overdue
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amount, including overdue interest, the interest rate applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Rights” has the meaning specified in Section 10.27(b).
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans required to be funded by it or (iii) pay over to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Parent Borrower or the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s, L/C Issuer’s, Swing Line Lender’s or Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.16) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Parent Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Parent Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(m) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Parent Borrower setting forth the basis of such valuation.
“Discount Range” has the meaning specified in Section 2.05(d)(ii).
“Discounted Prepayment Option Notice” has the meaning specified in Section 2.05(d)(ii).
“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(d)(i).
“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.05(d)(v).
“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.
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“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale Leaseback and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that (i) “Disposition” and “Dispose” shall not be deemed to include any issuance by the Parent Borrower of any of its Equity Interests to another Person and (ii) no transaction or series of related transactions shall be considered a “Disposition” for purpose of Section 2.05(b)(ii) or Section 7.05 unless the fair market value (as determined in good faith by the Parent Borrower) of the property disposed of in such transaction or series of transactions per annum shall exceed the greater of (x) $~~228,400,000~~256,200,000 and (y) 10% of Consolidated EBITDA as of the most recent Test Period for any such Dispositions.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of all Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Equity Interests are issued.
“Disqualified Lenders” means (i) such Persons that have been specified in writing to the Lead Arrangers by the Parent Borrower prior to August 10, 2021, (ii) competitors of the Parent Borrower and its Subsidiaries that have been specified in writing to the Administrative Agent from time to time by the Parent Borrower and (iii) any of their Affiliates (other than in the case of clause (ii) above, Affiliates that are bona fide debt funds) that are (x) identified in writing from time to time to the Administrative Agent by the Parent Borrower or (y) clearly identifiable on the basis of such Affiliates’ name; provided that no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders (it being understood and agreed that such prohibitions with respect to Disqualified Lenders shall apply to any potential future assignments or participations to any such parties). The schedule of Disqualified Lenders shall be maintained with the Administrative Agent and may be communicated to a Lender upon request to the Administrative Agent (with concurrent notice to the Parent Borrower) but shall not otherwise be posted or made available to Lenders.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, (b) with respect to any amount denominated in Euro, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Euro and (c) with respect to any amount denominated in any Alternative Revolver Currency or Alternative L/C Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Revolver
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Currency or Alternative L/C Currency. As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.
“Domestic Foreign Holding Company” means any Domestic Subsidiary that owns no material assets (directly or through one or more disregarded entities) other than capital stock (including any Indebtedness that is treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.
“Domestic Loan Party” means any Loan Party organized under the laws of the United States, any state thereof or the District of Columbia.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“ECF Percentage” has the meaning specified in Section 2.05(b)(i).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” means, with respect to any Indebtedness, as of any date of determination, the sum of (i) the higher of (A) Term SOFR (or other applicable similar rate) on such date for a deposit in Dollars with a maturity of one month and (B) the Term SOFR “floor”, if any, with respect thereto as of such date, (ii) as applicable, the Applicable Rate (or other applicable margin) as of such date for Term SOFR Loans (or other loans that accrue interest by reference to a similar reference rate and without giving effect to any pricing step-downs) and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount), but excluding the effect of any arrangement, commitment, structuring, underwriting, ticking, unused line, amendment, syndication and/or other fees payable in connection therewith that are not shared generally with all lenders or holders of such Indebtedness; provided that the amounts set forth in clauses (i) and (ii) above for any term loans that are not incurred under this Agreement shall be based on the stated interest rate basis for such term loans.
“Electronic Copy” has the meaning specified in Section 10.24 hereof.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).
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“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environment” means ambient air, indoor or outdoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the Environment or to the generation, transport, storage, use, treatment, handling, disposal, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health or safety.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of or relating to any Loan Party or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, disposal or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived; (h) a failure by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Plan which could result in liability to a Loan Party or any Restricted Subsidiary; (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate; or (k) a Foreign Benefit Event.
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“Escrow” means an escrow, trust, collateral or similar account or arrangement with a third-party that is not the Parent Borrower or any of its Restricted Subsidiaries or any Affiliate thereof.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” has the meaning specified in clause (a) of the definition of “Alternative Revolver Currency Term Rate”.
“Euro”, “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Euro Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Euro as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Euro with Dollars.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any period, an amount equal to the excess of:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income for such period;
(ii)    an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;
(iii)    decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Parent Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting) and decreases in long-term accounts payable for such period;
(iv)    an amount equal to the aggregate net non-cash loss on Dispositions by the Parent Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and
(v)    cash receipts in respect of Swap Contracts during such period to the extent not otherwise included in Consolidated Net Income; over
(b)    the sum, without duplication, of:
(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges (including interest) to the extent included in arriving at such Consolidated Net Income;
(ii)    [reserved];
(iii)    the aggregate amount of all principal payments of Indebtedness of the Parent Borrower and its Restricted Subsidiaries (including (A) payments of the principal
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component of Capitalized Lease Obligations and (B) the amount of repayments of Term Loans pursuant to Section 2.07(a), (b) and (c) and any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, (Y) all prepayments under the Revolving Credit Facility and (Z) all prepayments in respect of any other revolving credit facility, except, in the case of the foregoing clause (Y) and clause (Z), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of an incurrence or issuance of other Indebtedness (other than revolving loans) or with proceeds of Equity Interests of the Borrowers or their Restricted Subsidiaries;
(iv)    an amount equal to the aggregate net non-cash gain on Dispositions by the Parent Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;
(v)    increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Parent Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting) and increases in long-term accounts payable for such period;
(vi)    cash payments by the Parent Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Parent Borrower and its Restricted Subsidiaries other than Indebtedness (including such Indebtedness specified in clause (b)(iii) above);
(vii)    [reserved];
(viii)    [reserved];
(ix)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence or issuance of Indebtedness of the Parent Borrower or its Restricted Subsidiaries (other than revolving loans);
(x)    the aggregate amount of expenditures actually made by the Parent Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees, Permitted Acquisitions and other Investments) to the extent that such expenditures are not expensed during such period and were not financed with the proceeds of an incurrence or issuance of Indebtedness of the Parent Borrower or its Restricted Subsidiaries (other than revolving loans);
(xi)    [reserved];
(xii)    the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they
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exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; and
(xiii)    cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.
“Excess Cash Flow Prepayment Amount” has the meaning specified in Section 2.05(b)(i).
“Excess Cash Flow Prepayment Threshold” has the meaning specified in Section 2.05(b)(i).
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Contribution Amount” means the aggregate amount of cash or Cash Equivalents (excluding any Cure Amount) received by the Parent Borrower (other than from any of its Subsidiaries) after the Acquisition Closing Date from contributions to its common equity capital, minus the aggregate amount of (i) any Investments made pursuant to Section 7.02(n)(ii) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment), (ii) any Restricted Payment made pursuant to Section 7.06(k)(ii) and (iii) any payments made pursuant to Section 7.08(a)(iii)(B), in each case made during the period commencing on the Acquisition Closing Date through and including the date of usage of such Excluded Contribution Amount in reliance thereon (without taking account of the intended usage of the Excluded Contribution Amount as of such date), designated as an Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.
“Excluded Equity” means Equity Interests (i) of any Unrestricted Subsidiary, (ii) of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness permitted pursuant to Section 7.03(v) if such Equity Interests are pledged and/or mortgaged as security for such Indebtedness and if and for so long as the terms of such Indebtedness prohibit the creation of any other Lien on such Equity Interests (and which prohibition was not created in contemplation of such Permitted Acquisition), (iii) of any Foreign Subsidiary or Domestic Foreign Holding Company (in each case other than any Borrower or Guarantor and not otherwise constituting Excluded Equity) in excess of 65% of the issued and outstanding Equity Interests of each such Foreign Subsidiary or Domestic Foreign Holding Company (and of any subsidiary of such Foreign Subsidiary or Domestic Foreign Holding Company), (iv) of any Subsidiary with respect to which the Administrative Agent and the Parent Borrower have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom, (v) of any captive insurance companies, not-for-profit Subsidiaries, special purpose entities (including any entity used to effect a Permitted Receivables Financing or Forward Flow Financing), (vi) of any non-Wholly Owned Restricted Subsidiary that is not a Loan Party; (vii) of any Subsidiary of the Parent Borrower to the extent not permitted to be pledged (or which would result in a “springing” lien”) under the 2017 Indenture (as in effect on the date hereof) or any other market restriction in any future indenture, (viii) in any joint venture or person (other than a Wholly-Owned Subsidiary or a Loan Party), to the extent prohibited by the organization documents thereof, and (ix) of any Subsidiary outside the United States (other than any Additional Borrower or any Guarantor) the pledge of which is prohibited by applicable Laws or which would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers.
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“Excluded Property” means (i) any fee-owned real property or leasehold interests in real property, (ii) (A) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws in the relevant jurisdiction in the case of jurisdictions other than the U.S.), (B) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws in the relevant jurisdiction in the case of jurisdictions other than the U.S.) and (C) commercial tort claims, (iii) assets for so long as a pledge thereof or a security interest therein is prohibited by applicable Laws, after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws (iv) margin stock, (v) any cash and Cash Equivalents, deposit accounts, commodities accounts and securities accounts (including securities entitlements and related assets) (it being understood that this exclusion shall not affect the grant of the Lien on proceeds of Collateral and all proceeds of Collateral shall be Collateral), (vi) any lease, license or other agreements, or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Capitalized Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrowers or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (vii) assets for which a pledge thereof or security interest therein would result in a material adverse tax consequence as reasonably determined by the Parent Borrower (in consultation with (but without the consent of) the Administrative Agent); provided that nothing in this clause (vii) shall limit the pledge of assets by a Foreign Subsidiary that is an Additional Borrower or a Guarantor, without the Administrative Agent’s consent, (viii) assets for which the Administrative Agent and the Parent Borrower have determined in their reasonable judgment and agree in writing that the cost of creating or perfecting such pledges or security interests therein would be excessive in view of the benefits to be obtained by the Lenders therefrom, (ix) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Federal law, (x) Excluded Equity, (xi) any intercompany Indebtedness owed to any Guarantor to the extent not permitted to be pledged under the 2017 Indenture (as in effect on the date hereof) or any other market restriction in any future indenture and (xii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction or other applicable law).
“Excluded Subsidiary” means (a) each Subsidiary listed on Schedule 1.01C hereto, (b) any Subsidiary that is prohibited by applicable Law or by any contractual obligation existing on the Acquisition Closing Date (or, if later, the date such Subsidiary first becomes a Subsidiary) from guaranteeing the Obligations (and in the case of such contractual obligation, not entered into in contemplation of the acquisition of such Subsidiary) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (c) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or other similar Investment permitted hereunder that, at the time of such Permitted Acquisition or other similar Investment, has assumed secured Indebtedness not incurred in contemplation of such Permitted Acquisition or other similar Investment and each Restricted Subsidiary that is a Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent such secured Indebtedness prohibits such
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Subsidiary from becoming a Guarantor (provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (c) if such secured Indebtedness is repaid or becomes unsecured if such Restricted Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable), (d) any Immaterial Subsidiary or Unrestricted Subsidiary, (e) captive insurance companies, (f) not-for-profit Subsidiaries, (g) special purpose entities, (h) subject to Section 9.11, any non-Wholly Owned Subsidiary, (i) any Domestic Foreign Holding Company, (j) any Foreign Subsidiary, (k) any Domestic Subsidiary of a Foreign Subsidiary that is (1) a CFC and (2) not a Loan Party that directly owns such Domestic Subsidiary and (l) any other Subsidiary with respect to which the Administrative Agent and the Borrowers have determined in their reasonable judgment, and agree in writing, that the cost or other consequences (including any adverse tax consequences; provided that with respect to adverse tax consequences the determination shall be made by the Parent Borrower in consultation with (but without the consent of) the Administrative Agent) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom; in each case of this definition, unless such Subsidiary is designated by the Parent Borrower as an Additional Borrower pursuant to Section 1.13 or as a Guarantor pursuant to the definition of “Guarantors”.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means, with respect to any Agent, any Lender, any L/C Issuer, any Swing Line Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, by any jurisdiction as a result of a present or former connection of such Agent, Lender or other recipient, as the case may be, with such jurisdiction (including as a result of being resident or being deemed to be resident, being organized, maintaining an Applicable Lending Office or carrying on business or being deemed to carry on business in such jurisdiction) other than any connection arising solely from any Loan Documents or any transactions contemplated thereby, (b) any U.S. federal withholding Taxes imposed on amounts payable to any Lender pursuant to a law in effect at the time such Lender becomes a party in this Agreement (other than pursuant to an assignment request by the Borrowers under Section 3.06(a)) or designates a new Applicable Lending Office, except to the extent such Lender’s assignor was entitled immediately prior to the assignment, or such Lender was entitled immediately before it designated a new Applicable Lending Office, to receive additional amounts from any Loan Party with respect to such Taxes pursuant to Section 3.01(a), (c) any withholding Tax resulting from a failure of such recipient to comply with Section 3.01(f) or Section 3.01(g), as applicable, (d) any U.S. federal withholding Tax imposed pursuant to FATCA and (e) any U.S. federal backup withholding imposed pursuant to Section 3406 of the Code.
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“Existing 2027 Notes” has the meaning has the meaning given to such term in the definition of Springing Maturity Date.
“Existing 2030 Notes” has the meaning has the meaning given to such term in the definition of Springing Maturity Date.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of November 4, 2019, by and among the Parent Borrower, Wells Fargo Bank, National Association as the revolver administrative agent and swingline lender, and JPMorgan Chase Bank, N.A., as the term loan administrative agent and collateral agent, as amended by that certain First Amendment to Credit Agreement, dated May 7, 2021, and as otherwise amended, restated, amended and restated, supplemented, or otherwise modified from time to time, as in effect immediately prior to the Restatement Date.
“Existing Lender” has the meaning specified in Section 10.07(k).
“Existing Letters of Credit” has the meaning specified in Section 2.03(a)(i).
“Existing Initial Tranche B Term Lender” means each Initial Tranche B Term Lender holding any Existing Initial Tranche B Term Loans immediately prior to the First Amendment Effective Date.
“Existing Initial Tranche B Term Loans” means the Initial Tranche B Term Loans constituting Tranche B Term Loans outstanding hereunder immediately prior to the First Amendment Effective Date. Immediately prior to the First Amendment Effective Date, the aggregate principal amount of Existing Initial Tranche B Term Loans outstanding is $2,443,875,000.00.
“Existing Term A Lender” means a Lender holding an Initial Tranche A Term Loan immediately prior to the effectiveness of the Extended Term A Loans on the Third Amendment Effective Date.
“Existing Term A Loans” means the Initial Tranche A Term Loans outstanding immediately prior to the effectiveness of the Extended Term A Loans on the Third Amendment Effective Date.
“Existing Term B Loans” has the meaning has the meaning given to such term in the definition of Springing Maturity Date.
“Extended Term A Loans” means any Existing Term A Loans that, on the Third Amendment Effective Date, an Existing Term A Lender has elected to extend the maturity of and reclassify in accordance with Section 2.01(g). As of the Third Amendment Effective Date, after giving effect to the Amendment, the aggregate principal amount of Extended Term A Loans outstanding is $2,741,000,000. For the avoidance of doubt, the Extended Term A Loans shall not be treated as Initial Tranche A Term Loans for the purposes of this Agreement.
“Extending Term A Lender” means, at any time, any Lender that holds Extended Term A Loans at such time.
“Expected Cure Amount” has the meaning specified in Section 8.05(b).
“Extended Revolving Credit Commitment” has the meaning specified in Section 2.15(a).
“Extended Term Loans” has the meaning specified in Section 2.15(a).
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“Extending Revolving Credit Lender” has the meaning specified in Section 2.15(a).
“Extension” has the meaning specified in Section 2.15(a).
“Extension Offer” has the meaning specified in Section 2.15(a).
“Facility” means a Class of Term Loans or the Revolving Credit Facility, as the context may require.
“FATCA” means current Sections 1471 through 1474 of the Code (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any current or future Treasury regulations with respect thereto or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements (and any related Law) implementing the foregoing.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds  Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.  If the Federal Funds Rate is less than zero, it shall be deemed to be zero hereunder.
“Financial Covenant” has the meaning specified in Section 7.11(c).
“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).
“First Amendment” means the First Amendment to this Agreement, dated as of June 5, 2024.
“First Amendment Effective Date” means June 5, 2024, the date of effectiveness of the First Amendment.
“First Amendment Lead Arranger” has the meaning given to such term in the First Amendment.
“First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt that is secured by a Lien on the Collateral that is pari passu with, or senior to, the Liens securing the Obligations, as of the last day of such Test Period to (b) Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such Test Period.
“Fitch” means Fitch Ratings, Inc., and any successor to its rating agency business.
“Fixed Amounts” has the meaning specified in Section 1.09(b).
“Foreign Borrower” means any Additional Borrower designated by the Parent Borrower pursuant to Section 1.13 organized under the Laws of a Qualified Jurisdiction other than the United States, any state thereof or the District of Columbia.
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“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, any Loan Party or any Restricted Subsidiary with respect to employees outside the United States.
“Foreign Loan Party” means any Loan Party that is not a Domestic Loan Party.
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Parent Borrower which is not a Domestic Subsidiary.
“Forward Flow Financing” means any agreement or facility pursuant to which the Parent Borrower or its Restricted Subsidiaries agrees to sell receivables (or similar assets) at specified times in the future to a third party based on criteria set forth in the agreement governing such transaction in an aggregate principal amount for all such agreements and facilities, when taken with the aggregate principal amount of facilities under the definition of “Permitted Non-Recourse Receivables Financing”, not exceeding the greater of (x) $1,024,800,000 and (y) 40% of Consolidated EBITDA for the most recent Test Period at any time outstanding.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Fee” has the meaning specified in Section 2.03(h).
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” means all Indebtedness of the Parent Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided that (A) if the Parent Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Acquisition Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (B) at any time after the Acquisition Closing Date, the Borrowers may elect, upon notice to the Administrative Agent, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein), including as to the ability of the Borrowers or the Required Lenders to make an election pursuant to clause (A) of this proviso, (C) any election made pursuant to clause (B) of this proviso, once made, shall be irrevocable, (D) any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrowers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP and (E) the Borrowers may only make an election
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pursuant to clause (B) of this proviso if it also elects to report any subsequent financial reports required to be made by the Borrowers, including pursuant to Sections 6.01(a) and (b), in IFRS.
“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(h).
“Guarantee Obligations” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Acquisition Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guarantees” has the meaning specified in clause (b) of the definition of “Collateral and Guarantee Requirement.”
“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, the Parent Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement (as defined in the Guaranty), and any such Restricted Subsidiary shall thereafter be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes; provided that (i) if such Restricted Subsidiary is not organized in a Qualified Jurisdiction, the jurisdiction of organization of such Restricted Subsidiary shall be reasonably satisfactory to the Collateral Agent (taking into account, if acting as Collateral Agent or entering into Loan Documents with Subsidiaries in such jurisdiction is prohibited by applicable Law or would expose the Collateral Agent, in
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its capacity as such, to material additional liabilities) and (ii) such Restricted Subsidiary shall have complied with the Collateral and Guarantee Requirement prior to the becoming a Guarantor.
“Guaranty” means, collectively, (a) the Guaranty substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10.
“Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any Law relating to the Environment because of their hazardous, toxic, dangerous or deleterious characteristics or properties, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.
“Hedge Bank” means any Person that is (i) a Lender, an Agent, a Lead Arranger or an Affiliate of the foregoing at the time it enters into a Secured Hedge Agreement, or (ii) party to a Swap Contract with a Loan Party or any Restricted Subsidiary that is in effect as of the Acquisition Closing Date, in its capacity as a party thereto; provided that in the case of clause (ii), such Person executes and delivers to the Administrative Agent and the Parent Borrower a letter agreement in form and substance reasonably acceptable to the Administrative Agent and the Parent Borrower pursuant to which such Person (a) appoints the Administrative Agent as its agent under the applicable Loan Documents and (b) agrees to be bound by Section 9.07 of this Agreement and the applicable provisions of the Security Agreement, in each case, as if it were a Lender.
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“IFRS” means International Financial Reporting Standards as adopted in the European Union.
“Illegality Notice” has the meaning specified in Section 1.13.
“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Parent Borrower that has been designated by the Parent Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below), provided that (a) for purposes of this Agreement, at no time shall (i) the total assets of all Immaterial Subsidiaries at the last day of the most recent Test Period equal or exceed 5% of the total assets of the Parent Borrower and its Restricted Subsidiaries at such date or (ii) the gross revenues for such Test Period of all Immaterial Subsidiaries equal or exceed 5% of the consolidated gross revenues of the Parent Borrower and its Restricted Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP, (b) the Parent Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if the total assets or gross revenues of all Restricted Subsidiaries so designated by the Parent Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Restricted Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Parent Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Restricted Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; and provided, further, that the Parent Borrower may designate and re-designate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition; and provided, further, that in no event shall a Restricted Subsidiary of the Parent Borrower be designated as an “Immaterial Subsidiary” by the Parent Borrower if (i) such Restricted Subsidiary has been designated an Additional Borrower pursuant to
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Section 1.13 or (ii) the Parent Borrower has caused such Restricted Subsidiary to be a Guarantor in accordance with the definition of “Guarantors.”
“Incremental Equivalent Debt” has the meaning specified in Section 7.03(t).
“Incremental Facilities” has the meaning specified in Section 2.14(a).
“Incremental Facility Amendment” has the meaning specified in Section 2.14(d).
“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).
“Incremental Incurrence Test” has the meaning specified in Section 2.14(a).
“Incremental Revolving Commitments” has the meaning specified in Section 2.14(a).
“Incremental Revolving Lender” has the meaning specified in Section 2.14(e).
“Incremental Term A Loans” has the meaning specified in Section 2.14(a).
“Incremental Term B Loans” has the meaning specified in Section 2.14(a).
“Incremental Term Loans” has the meaning specified in Section 2.14(a).
“Incurrence Based Amounts” has the meaning specified in Section 1.09(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    all Guarantee Obligations of such Person in respect of any of the foregoing.
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For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited, (B) in the case of the Parent Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business consistent with past practice and (C) exclude Indebtedness incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent the proceeds thereof are and continue to be held in an Escrow and are not otherwise made available to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.05.
“Indian Rupee” means the lawful currency of the of India.
“Information” has the meaning specified in Section 10.08.
“Initial Tranche A Lender” means, at any time, any Lender that has an Initial Tranche A Term Commitment, Initial Tranche A Bridge Commitment, Initial Tranche A Term Loan or an Initial Tranche A Bridge Loan at such time.
“Initial Tranche A Loans” means the Initial Tranche A Term Loans and the Initial Tranche A Bridge Loans.
“Initial Tranche A Bridge Commitments” has the meaning specified in the definition of “Tranche A Bridge Commitments.”
“Initial Tranche A Bridge Lender” means, at any time, any Lender that has an Initial Tranche A Bridge Commitment or an Initial Tranche A Bridge Loan at such time.
“Initial Tranche A Bridge Loan” means the Tranche A Bridge Loans made by the Initial Tranche A Bridge Lenders on the Acquisition Closing Date to the Borrowers pursuant to Section 2.01(b).
“Initial Tranche A Term Commitments” has the meaning specified in the definition of “Tranche A Term Commitments.”
“Initial Tranche A Term Lender” means, at any time, any Lender that has an Initial Tranche A Term Commitment or an Initial Tranche A Term Loan at such time.
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“Initial Tranche A Term Loan” means the loans made by the Initial Tranche A Term Lenders during the Certain Funds Period to the Borrowers pursuant to Section 2.01(a).
“Initial Tranche B Term Commitments” means, as to each Lender, its obligation to make Initial Tranche B Term Loans to the Parent Borrower pursuant to Section 2.01(c) on the Acquisition Closing Date.
“Initial Tranche B Term Lender” means, at any time, any Lender that has an Initial Tranche B Term Commitment or an Initial Tranche B Term Loan at such time.
“Initial Tranche B Term Loan” means the loans made by the Initial Tranche B Term Lenders during the Certain Funds Period to the Borrowers pursuant to Section 2.01(c).
“Initial Term Commitments” means, as to each Initial Term Lender, its obligation to make an Initial Tranche A Term Loan, Initial Tranche A Bridge Loan or Initial Tranche B Term Loan.
“Initial Term Lenders” means the Initial Tranche A Term Lenders, Initial Tranche A Bridge Lenders and the Initial Tranche B Term Lenders.
“Initial Term Loans” means the Initial Tranche A Term Loans, Initial Tranche A Bridge Loans and Initial Tranche B Term Loans.
“Inside Maturity Debt” means an amount of Incremental Term B Loans (and/or Incremental Equivalent Debt incurred in lieu thereof) up to the greater of (x) $~~2,284,000,000~~2,562,000,000 and (y) 100% of Consolidated EBITDA as of the most recently ended Test Period at any time outstanding.
“Intercompany Subordination Agreement” means the Amended and Restated Intercompany Subordination Agreement dated as of the Acquisition Closing Date.
“Interest Charges” means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period; plus (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests of such Person or any Restricted Subsidiary of such Person made during such period.
“Interest Payment Date” means, (a)  as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made, (b) as to any Alternative Revolver Currency Daily Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date, (c) as to any Term SOFR Loan or Alternative Revolver Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date and (d) with respect to the Existing Initial Tranche B Term Loans, the First Amendment Effective Date; provided, however, that if any Interest Period for a Term SOFR Loan or an Alternative Revolver Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.
“Interest Period” means, as to each Term SOFR Loan and Alternative Revolver Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan or Alternative Revolver Currency Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or an Alternative Revolver Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to the availability for the interest rate applicable to the relevant currency), in each case as selected by the Parent Borrower in its Committed Loan Notice; provided that:
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(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)no Interest Period shall extend beyond the applicable Maturity Date;
(d)all Tranche B-1 Term Loans may, if elected by the Parent Borrower prior to the First Amendment Effective Date, initially have the same Interest Period as in effect with respect to the Existing Initial Tranche B Term Loans on the First Amendment Effective Date; and
(e)all Second Amendment Incremental Term B Loans may, if elected by the Parent Borrower prior to or on the Second Amendment Effective Date, initially have the same Interest Period as in effect with respect to the Tranche B-1 Term Loans on the Second Amendment Effective Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by Fitch, Inc.
“IP Rights” has the meaning specified in Section 5.14.
“ISP” means with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Israeli Shekel” means the lawful currency of Israel.
“Japanese Yen” means the lawful currency of Japan.
“Judgment Currency” has the meaning specified in Section 10.17 hereof.
“JV Entity” means any joint venture of the Parent Borrower or any Restricted Subsidiary that is not a Subsidiary.
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“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Term Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitment, Additional Revolving Credit Commitment, Incremental Revolving Commitment, Extended Term Loan ~~or~~, Incremental Term Loan or Extended Term A Loan, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local laws (including common laws), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing.
“L/C Commitments” means, as to any L/C Issuer, the obligation of such L/C Issuer to issue Letters of Credit for the account of Parent Borrower or one or more of its Restricted Subsidiaries from time to time in an aggregate amount equal to (i) for each of the L/C Issuers specified in clause (i) of the definition thereof, the amount set forth opposite the name of each such L/C Issuer on Schedule ~~2.01(b)~~II in the Third Amendment under the caption “L/C Commitment” and (ii) for any other L/C Issuer becoming an L/C Issuer after the Acquisition Closing Date, such amount as separately agreed to in a written agreement between Parent Borrower and such L/C Issuer (a copy of which shall be promptly delivered to the Administrative Agent upon execution), in each case of clauses (i) and (ii) above, as any such amount may be changed after the Acquisition Closing Date in a written agreement between Parent Borrower and such L/C Issuer (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the L/C Commitment with respect to any Person that ceases to be an L/C Issuer for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means (i) each Person listed on Schedule ~~2.01(b)~~II in the Third Amendment with respect to such Person’s L/C Commitment only, and (ii) any other Revolving Credit Lender (or any of its Subsidiaries or Affiliates) that becomes an L/C Issuer in accordance with Section 2.03(j) or Section 10.07(j); provided, that in the case of the L/C Issuers in clause (i) above, (x) the commitment of any L/C Issuer to issue Letters of Credit shall not exceed at any time its L/C Commitment and (y) such L/C Issuers shall be the only L/C Issuers permitted to issue Letters of Credit hereunder in an Alternative L/C Currency. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate and for all purposes of the Loan Documents.
“L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings.
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“L/C Stated Amount” of each Letter of Credit means the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

        “LCT Election” has the meaning specified in Section 1.09(a).
“LCT Test Date” has the meaning specified in Section 1.09(a).
“Lead Arrangers” means, individually and collectively, (i) (A) (x) Bank of America, N.A., Wells Fargo Securities LLC, The Bank of Nova Scotia, BNP Paribas Securities Corp., JPMorgan Chase Bank, N.A., Mizuho Bank, LTD., MUFG Bank, Ltd. and Truist Securities, Inc., in their capacities as Joint Lead Arrangers and Joint Bookrunners in respect of the Term A Facility under this Agreement and (y) BMO Capital Markets Corp. in its capacity as a Joint Lead Arranger in respect of the Term A Facility, (B) (x) Bank of America, N.A., Wells Fargo Securities LLC, The Bank of Nova Scotia, Mizuho Bank, LTD., Truist Securities, Inc. and MUFG Bank, Ltd. in their capacities as Joint Lead Arrangers and Joint Bookrunners in respect of the Term B Facility under this Agreement and (y) BNP Paribas Securities Corp. and BMO Capital Markets Corp. in their capacities as Joint Lead Arrangers in respect of the Term B Facility, (C) Bank of America, N.A. and Wells Fargo Securities LLC, in their capacities as Global Coordinators in respect of the Facilities under this Agreement, (C) (x) Wells Fargo Securities LLC, The Bank of Nova Scotia, BNP Paribas Securities Corp., JPMorgan Chase Bank, N.A., Mizuho Bank, LTD., MUFG Bank, Ltd. and Truist ~~Bank~~Securities, Inc. and BMO Capital Markets Corp. in their capacities as Co-Syndication Agents in respect of the Term A Facility under this Agreement, and (y) Wells Fargo Securities LLC, The Bank of Nova Scotia, Mizuho Bank, LTD., Truist Bank and MUFG Bank, Ltd. in their capacities as Co-Syndication Agents in respect of the Term B Facility under this Agreement and (D) (x) Sumitomo Mitsui Banking Corporation, PNC ~~Capital Markets LLC,~~Bank, National Association, Capital One, National Association, Citizens Bank, N.A., Fifth Third Bank, National Association, HSBC Securities (USA) Inc. and Santander Bank, N.A., in their capacities as Co-Documentation Agents in respect of the Term A Facility under this Agreement and (y) BNP Paribas Securities Corp., BMO Capital Markets Corp., Fifth Third Bank, National Association, Citizens Bank, N.A., HSBC Securities (USA) Inc., Santander Bank, N.A., Sumitomo Mitsui Banking Corporation, PNC Capital Markets LLC and Capital One, National Association in their capacities as Co-Documentation Agents in respect of the Term B Facility under this Agreement, (ii) with respect to the First Amendment, the First Amendment Lead Arranger ~~and~~, (iii) with respect to the Second Amendment, the Second Amendment Lead Arrangers and (iv) with respect to the Third Amendment, the Third Amendment Lead Arrangers.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”
“Lender Participation Notice” has the meaning specified in Section 2.05(d)(iii).
“Lender Recipient Party” has the meaning specified in Section 9.16 hereof.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit and may be issued in Dollars or in an Alternative L/C Currency, provided that no L/C Issuer has an obligation to issue trade or commercial letters of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.
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“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the aggregate amount of the Revolving Credit Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, assignment (by way of security or otherwise), deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means (x) any acquisition or other investment, including by way of merger, by the Parent Borrower or one or more of its Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing and (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, satisfaction and discharge or repayment.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loans, any Extended Term Loans, loans made pursuant to any Additional Revolving Credit Commitment ~~or~~, loans made pursuant to Extended Revolving Credit Commitments or an Extended Term A Loan).
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Restatement Agreement, (iii) the Notes, (iv) each Guaranty, (v) the Collateral Documents, (vi) the Intercompany Subordination Agreement, (vii) each Acceptable Intercreditor Agreement, (viii) each Letter of Credit Application, (ix) the First Amendment, ~~and~~ (x) the Second Amendment, and (xi) the Third Amendment, in each case as amended in accordance with this Agreement.
“Loan Parties” means, collectively, (i) the Borrowers and (ii) each other Guarantor.
“Major Event of Default” means an Event of Default set forth in Sections 8.01(a) (with respect to the failure to pay any amount of principal, interest or fees (but not other amounts)), 8.01(c) (solely as it relates to a Major Undertaking), 8.01(d) (solely as it relates to a Major Representation), 8.01(f) and 8.01(g), in each case, solely to the extent that they relate to any Certain Funds Loan Party, provided that, for the avoidance of doubt, a Major Event of Default shall not apply in respect of or relate to Avast or its Subsidiaries or the assets of Avast or its Subsidiaries or a breach of a procuring obligation with respect to Avast or its Subsidiaries.
“Major Representation” means those representations and warranties set forth in Sections 5.01 (other than Section 5.01(b)(i), (d) and (e)), 5.02 (other than Section 5.02(b)(ii) and (b)(iii)) and 5.04, in each case, solely to the extent that they relate to any Certain Funds Loan Party.
“Major Undertakings” means those undertakings set forth in Sections 6.17(d) to (h), 7.01 and 7.04, solely to the extent that they relate to any Certain Funds Loan Party; provided, that, for the avoidance of doubt, a Major Event of Default as it relates to a Major Undertaking shall not apply in respect of or relate to the
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Company or any of its Subsidiaries, or any of the assets of the Company or any of its Subsidiaries, or a breach of a procuring obligation with respect to the Company or any of its Subsidiaries.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Acquisition” means an acquisition or a series of related acquisitions of any Person, property, business or assets for which the aggregate consideration payable by the Parent Borrower or a Subsidiary is not less than $250,000,000.
“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.
“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Parent Borrower that is not an Immaterial Subsidiary (but including, in any case, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or that has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).
“Maturity Date” means (a) with respect to the Revolving Credit Facility, the date that is the earlier of (i) the fifth anniversary of the ~~Acquisition Closing~~Third Amendment Effective Date (or, in each case, with respect to any Additional Revolving Credit Commitments or Extended Revolving Credit Commitments, the maturity date applicable to such Additional Revolving Credit Commitments or Extended Revolving Credit Commitments in accordance with the terms hereof), and (ii) if the Parent Borrower is not in compliance with the Minimum Liquidity Threshold as of any Springing Maturity Date, such Springing Maturity Date, (b) with respect to ~~Tranche A~~Extended Term A Loans, the date that is the earlier of (i) the fifth anniversary of the ~~Acquisition Closing~~Third Amendment Effective Date (or with respect to any (i) Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof or (ii) Incremental Term Loan, the maturity date applicable to such Incremental Term Loan in accordance with the terms hereof) or (ii) if the Parent Borrower is not in compliance with the Minimum Liquidity Threshold as of any Springing Maturity Date, such Springing Maturity Date, (c) with respect to Initial Tranche A Bridge Loans, the day that is sixty (60) days following the Acquisition Closing Date, (d) with respect to Tranche B-1 Term Loans, the seventh anniversary of the Acquisition Closing Date and (e) with respect to Second Amendment Incremental Term B Loans, the seventh anniversary of the Second Amendment Effective Date (or with respect to any (i) Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof or (ii) Incremental Term Loan, the maturity date applicable to such Incremental Term Loan in accordance with the terms hereof); provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Tender Condition” has the meaning specified in Section 2.17(b).
“MFN Adjustment” has the meaning specified in Section 2.14(b).
“Minimum Extension Condition” has the meaning specified in Section 2.15(b).
“Minimum Liquidity Threshold” means (I) prior to the earlier of (A) the stated maturity date of the Parent Borrower’s 6.75% senior notes due 2027 or (B) the date that the Parent Borrower’s 6.75% senior notes
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due 2027 are refinanced or repaid in full (x) the sum of (a) Unrestricted Cash plus (b) the aggregate amount of unused Revolving Credit Commitments (excluding the portion of such commitments held by any Defaulting Lender, if any) less (y) the aggregate principal amount of Existing 2027 Notes, is not less than $640,500,000 and (II) thereafter (x) the sum of (a) Unrestricted Cash plus (b) the aggregate amount of unused Revolving Credit Commitments (excluding the portion of such commitments held by any Defaulting Lender, if any) less (y) the aggregate principal amount of Existing 2027 Notes (if any), Existing Term B Loans and Existing 2030 Notes, is not less than $640,500,000.
“Minimum Tender Condition” has the meaning specified in Section 2.17(b).
“Minimum Tranche Amount” has the meaning specified in Section 2.15(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.
“Necessary Cure Amount” has the meaning specified in Section 8.05(b).
“Net Cash Proceeds” means:
(a)    with respect to the Disposition of any asset by the Parent Borrower or any Restricted Subsidiary or any Casualty Event, an amount equal to the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Parent Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event or owned by a Subsidiary that is not a Loan Party and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with the Liens securing Obligations under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Parent Borrower or a Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith (including, for the avoidance of doubt, any income, withholding and other taxes payable as a result of the distribution of such proceeds to the Parent Borrower), and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets or purchase price adjustment established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Parent Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall (i) exclude any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Parent Borrower or any Restricted Subsidiary in any such Disposition,
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unless the Parent Borrower was contractually obligated to make such subsequent Disposition at the time of the initial Disposition, and (ii) include, upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; and
(b)    (i) with respect to the incurrence or issuance of any Indebtedness by the Parent Borrower or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, Taxes, costs and other out-of-pocket expenses and other customary expenses incurred by the Parent Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Parent Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Parent Borrower.
“Non-Consenting Lender” has the meaning specified in Section 3.06(d).
“Non-Converting Term Lender” means an Existing Initial Tranche B Term Lender that has elected the “Post-Closing Settlement Option” on its consent to the First Amendment in the form of Annex I to the First Amendment.
“Non-Converted Term Loans” shall mean all Existing Initial Tranche B Term Loans outstanding immediately prior to the First Amendment Effective Date which are not converted into Converted Tranche B-1 Term Loans on the First Amendment Effective Date.
“Non-Extending Lender” means any Lender that elects not to participate in an Extension pursuant to Section 2.15.
“Non-Loan Party” means any Restricted Subsidiary of the Parent Borrower that is not a Loan Party.
“Non-Recourse Indebtedness” means any Indebtedness of the Parent Borrower or any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to the Parent Borrower or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which the Parent Borrower or such Restricted Subsidiary is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to security interests or collateral documents or other recourse, obligations or liabilities, in respect of specific assets of the Parent Borrower or such Restricted Subsidiary securing such Indebtedness; provided, that, recourse, obligations or liabilities solely for indemnities, breaches of warranties or representations that are contained in such security interests or collateral documents or other documentation in respect of Indebtedness, will not prevent that Indebtedness from being classified as Non-Recourse Indebtedness.
“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Note” means a Term Note or a Revolving Credit Note as the context may require.
“Obligations” means (x) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party or any other Subsidiary of any
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proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed or allowable claims in such proceeding, (y) obligations of any Loan Party or any other Restricted Subsidiary arising under any Secured Hedge Agreement (other than any Excluded Swap Obligations) and (z) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts, in each case, payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.
“Offer” means the takeover offer (as defined in section 974 of the Companies Act 2006) by the Parent Borrower (or any other Acquiring Entity) in accordance with the City Code to acquire all of the shares in Avast that are the subject of that takeover offer (within the meaning of section 975 of the Companies Act 2006) pursuant to the Offer Documents.
“Offer Documents” means the applicable Announcement and the offer documents dispatched to shareholders of Avast setting out the terms and conditions of an Offer.
“Offered Loans” has the meaning specified in Section 2.05(d)(iii).
“Organization Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation or amalgamation, the memorandum and articles of association, any other constitutional documents, any certificates of change of name and/or the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii)(A).
“Other Relevant Rate Successor Rate” has the meaning specified in Section 3.02(c).
“Other Taxes” means all present or future stamp, registration, court or documentary Taxes and any other excise, property, intangible, mortgage recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding, in each case, any such Tax resulting from an Assignment and Assumption or transfer or assignment to or designation of a new Applicable Lending Office or other office for receiving payments under any Loan Document (an “Assignment Tax”) but only if (a) such Assignment Tax is imposed as a result of a present or former connection of the assignor or assignee with the jurisdiction imposing such Assignment Tax (other than any connection arising solely from any Loan Documents or any transactions contemplated thereby) and (b) such Assignment Tax does not arise as a result of an assignment (or designation of a new Applicable Lending Office) pursuant to a request by a Borrower under Section 3.06.
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“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuers, or the Swing Line Lenders, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the L/C Issuers, as the case may be, in accordance with banking industry rules on interbank compensation.
“Panel” means The Panel on Takeovers and Mergers.
“Parent Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party, any Restricted Subsidiary or any ERISA Affiliate or to which any Loan Party, any Restricted Subsidiary or any ERISA Affiliate contributes or has an obligation to contribute, or has made or been obligated to make contributions at any time during the immediately preceding six plan years.
“Permitted Acquisition” has the meaning specified in Section 7.02(j).
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Parent Borrower’s common stock purchased by the Parent Borrower in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Debt Exchange” has the meaning specified in Section 2.17(a).
“Permitted Debt Exchange Notes” has the meaning specified in Section 2.17(a).
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“Permitted Debt Exchange Offer” has the meaning specified in Section 2.17(a).
“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests other than a sale or issuance that would constitute an Excluded Contribution Amount.
“Permitted Liens” means any Liens permitted by Section 7.01.
“Permitted Non-Recourse Receivables Financing” means one or more non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such non-recourse facilities) receivables purchase, factoring or other similar facilities made available to the Parent Borrower or any of its Restricted Subsidiaries on then-market terms (as reasonably determined by the Parent Borrower) in an aggregate principal amount for all such facilities, when taken with the aggregate principal amount of facilities under the definitions of “Permitted Recourse Receivables Financing”~~,~~ and “Forward Flow Financing” not exceeding the greater of (x) $~~571,000,000~~1,024,800,000 and (y) ~~25~~40% of Consolidated EBITDA as of the most recent Test Period at any time outstanding.
“Permitted Receivables Financing” means a Permitted Non-Recourse Receivables Financing or a Permitted Recourse Receivables Financing.
“Permitted Recourse Receivables Financing” means one or more receivables purchase, factoring or other similar facilities made available to the Parent Borrower or any of its Restricted Subsidiaries on then-market terms (as reasonably determined by the Parent Borrower) in an aggregate principal amount for all such facilities, when taken with the aggregate principal amount of facilities under the definition of “Permitted Non-Recourse Receivables Financing”, not exceeding the greater of (x) $~~571,000,000~~1,024,800,000 and (y) ~~25~~40% of Consolidated EBITDA as of the most recent Test Period at any time outstanding.
“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon, plus amounts that would otherwise be permitted under Section 7.03 (with such amounts being deemed utilization of the applicable basket or exception under Section 7.03), plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.03, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (provided that the foregoing requirements of this clause (b) shall not apply to any Inside Maturity Debt and any Qualifying Bridge Facility), (c) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is secured by a Lien on the Collateral, (i) the Lien securing such Indebtedness as modified, refinanced, refunded, renewed or extended shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, renewed or extended unless otherwise permitted under any basket or exception under Section 7.01 (with such amounts constituting utilization of the applicable basket or exception under Section 7.01) and (ii) such Indebtedness as so modified, refinanced, refunded, renewed or extended shall not be secured by any assets of the Parent Borrower or its
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Restricted Subsidiaries that does not secure the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, replacement or extension shall also be unsecured unless secured by Liens that are otherwise permitted under any basket or exception under Section 7.01 (with such amounts constituting utilization of the applicable basket or exception under Section 7.01) and (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(c), (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended unless otherwise permitted by any basket or exception under Section 7.03 (with such amounts constituting utilization of the applicable basket or exception under Section 7.03), (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (other than in the case of terms (x) not materially less favorable to the Lenders than those terms and conditions hereof or (y) applying to periods after the then Latest Maturity Date or otherwise added for the benefit of the Lenders hereunder); provided that a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Parent Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by a Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended, and no additional obligors become liable for such Indebtedness except to the extent permitted by any basket or exception under Section 7.03 (with such amounts constituting utilization of the applicable basket or exception under Section 7.03); provided this clause (e) shall not apply in respect of a Permitted Refinancing of the 2017 Indenture.
“Permitted Revolving Borrowing” means (a) one or more Borrowings of Revolving Credit Loans to fund (i) Transaction Expenses and (ii) working capital or general corporate purposes or (b) issuances or deemed issuances of Letters of Credit on the Acquisition Closing Date; provided that the aggregate principal amount of the Permitted Revolving Borrowing for the purpose in clause (a)(i) above shall not exceed $75,000,0000.
“Permitted Sale Leaseback” means any Sale Leaseback consummated by the Parent Borrower or any of its Restricted Subsidiaries after the Acquisition Closing Date; provided that any such Sale Leaseback that is not between (a) a Loan Party and another Loan Party or (b) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by the Parent Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Parent Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).
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“Permitted Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by the Parent Borrower in good faith) entered into on or after the date hereof so long as such Permitted Tax Restructuring does not materially impair the security interests of the Lenders and is otherwise not materially adverse to the Lenders and after giving effect to such Permitted Tax Restructuring, the Parent Borrower and its Restricted Subsidiaries otherwise comply with Section 6.10.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Parent Borrower’s common stock sold by the Parent Borrower substantially concurrently with any purchase by the Parent Borrower of a related Permitted Bond Hedge Transaction.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Plan Assets” means “plan assets” within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
“Platform” has the meaning specified in Section 6.01.
“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the twenty-four (24) months immediately following the date on which such Permitted Acquisition or conversion is consummated.
“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Parent Borrower, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is factually supportable and is expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the Securities and Exchange Commission and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Parent Borrower and its Restricted Subsidiaries, in each case being given pro forma effect, that (i) have been realized and (ii) subject to the limitations set forth in clause (a)(xi) of the definition of “Consolidated EBITDA,” will be implemented following such transaction and are supportable and quantifiable and expected to be implemented within the succeeding twenty-four (24) months and, in each case, including, but not limited to, (w) reduction in personnel expenses and reduction of costs related to administrative functions, (x) revenue enhancements, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of the Parent Borrower and its Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions
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that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Parent Borrower or any division, product line, or facility used for operations of the Parent Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Parent Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including operating expense reductions) that are (as determined by the Parent Borrower in good faith) (i)(x) directly attributable to such transaction, (y) expected to have a continuing impact on the Parent Borrower and its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment.”
“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(d)(ii).
“Public Lender” has the meaning specified in Section 6.01.
“QFC” has the meaning specified in Section 10.27(b),
“QFC Credit Support” has the meaning specified in Section 10.27 hereof.
“Qualified Equity Interests” means any Equity Interests of the Parent Borrower that are not Disqualified Equity Interests.
“Qualifying Bridge Facility” means customary bridge loans, so long as any loans, notes, securities or other Indebtedness for which such bridge loans are exchanged, replaced or converted satisfy (or will satisfy at the time of such exchange, replacement or conversion) any otherwise applicable requirements.
“Qualified Jurisdiction” means each of (i) the United States and Luxembourg, (ii) solely in respect of any Additional Borrower under the Revolving Credit Facility, England & Wales and Ireland, and (iii) any
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other jurisdiction reasonably acceptable to each Lender providing, making or maintaining Commitments or loans to any Additional Borrower organized in such jurisdiction.
“Qualifying Lenders” has the meaning specified in Section 2.05(d)(iv).
“Qualifying Loans” has the meaning specified in Section 2.05(d)(iv).
“Qualifying Term Loans” has the meaning specified in Section 2.14(b).
“Quarterly Capital Return” means an amount equal to $~~0.20~~0.40 per common share of the Parent Borrower’s common stock as of the Acquisition Closing Date after giving effect to all common shares issued in connection with the Transactions (as such amount shall be appropriately adjusted for any stock splits, stock dividends, reverse stock splits, stock consolidations or other similar transactions) (including each common share issuable pursuant to the Parent Borrower’s 2.0% convertible senior notes due 2022, to the extent actually issued) each fiscal quarter of the Parent Borrower occurring during the period this Agreement is in effect.
“Refinancing Revolving Commitments” means Incremental Revolving Commitments that are designated by a Responsible Officer of the Parent Borrower as “Refinancing Revolving Commitments” in a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent on or prior to the date of incurrence; provided that (i) any Refinancing Revolving Commitments shall not be in a principal amount that exceeds the amount of Revolving Credit Commitments so refinanced, except to the extent a different incurrence basket pursuant to Section 7.03 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Revolving Commitments, (ii) to the extent applicable, an Acceptable Intercreditor Agreement is entered into, (iii) any Refinancing Revolving Commitment does not mature prior to the maturity date of or have scheduled amortization or commitment reductions prior to the maturity date of the Revolving Credit Commitments being refinanced, (iv) such Refinancing Revolving Commitments have the same guarantors as the Revolving Credit Commitments being refinanced unless such guarantors substantially concurrently guarantee the Obligations, (v) such Refinancing Revolving Commitments are secured by the same assets as the Revolving Credit Commitments being refinanced unless such assets substantially concurrently secure the Obligations and (vi) the terms and conditions of such Refinancing Revolving Commitments (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Loans or Commitments being refinanced) shall reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by the Parent Borrower in good faith) and (vii) if such Refinancing Revolving Commitments contain any financial maintenance covenants, such covenants shall be added for the benefit of the Revolving Credit Lenders.
“Refinancing Term Loans” means Incremental Term Loans and/or Incremental Equivalent Debt that are designated by a Responsible Officer of the Parent Borrower as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent on or prior to the date of incurrence provided that (i) any Refinancing Term Loans shall not be in a principal amount that exceeds the amount of Term Loans so refinanced, except to the extent a different incurrence basket pursuant to Section 7.03 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Term Loans, (ii) to the extent applicable, an Acceptable Intercreditor Agreements is entered into, (iii) other than with respect to any Inside Maturity Debt and any Qualifying Bridge Facility, any Refinancing Term Loans do not mature prior to the maturity date of or have a shorter Weighted Average Life to Maturity prior to the
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Terms Loans being refinanced, (iv) such Refinancing Term Loans have the same guarantors as the Term Loans being refinanced unless such guarantors substantially concurrently guarantee the Obligations, (v) such Refinancing Term Loans are secured by the same assets as the Term Loans being refinanced unless such assets substantially concurrently secure the Obligations, (vi) the terms and conditions of such Refinancing Term Loans (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Loans or Commitments being refinanced) shall reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by the Parent Borrower in good faith) and (v) if such Refinancing Term Loans contain any financial maintenance covenants, such covenants shall be added for the benefit of the Term Lenders.
“Register” has the meaning specified in Section 10.07(d).
“Regulatory Authority” has the meaning specified in Section 10.08.
“Rejection Notice” has the meaning specified in Section 2.05(b)(v).
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching on, into or through the Environment or into, from or through any building, structure or facility.
“Relevant Governmental Body” means (a) with respect to Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, (b) with respect to Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (d) with respect to Loans denominated in any other Available Currency, (i) the central bank for the currency in which such Loan is denominated or any central bank or other supervisor which is responsible for supervising either (x) such Successor Rate or (y) the administrator of such Successor Rate or (ii) any working group or committee officially endorsed or convened by (w) the central bank for the currency in which such Successor Rate is denominated, (x) any central bank or other supervisor that is responsible for supervising either (A) such Successor Rate or (B) the administrator of such Successor Rate, (y) a group of those central banks or other supervisors or (z) the Financial Stability Board or any part thereof.
“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, Term SOFR, (b) Sterling, SONIA or (c) Euros, EURIBOR, as applicable; provided that if the Relevant Rate plus the SOFR Adjustment or the SONIA Adjustment, as applicable, (i) shall be less than 0.00% per annum with respect to Initial Term Loans and the Second Amendment Incremental Term B Loans, such rate shall be deemed to be 0.00% per annum for purposes of this Agreement, (ii) shall be less than 0.50% per annum with respect to Tranche B-1 Term Loans, such rate shall be deemed to be 0.50% per annum for purposes of this Agreement and (iii) shall be less than 0.00% per annum with respect to Revolving Credit Loans, such rate shall be deemed to be 0.00% per annum for purposes of this Agreement.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.
“Repricing Transaction” means, with respect to the Tranche B-1 Term Loans and/or the Second Amendment Incremental Term B Loans, other than in connection with a Change of Control or Transformative Acquisition, (a) any prepayment or repayment of Tranche B-1 Term Loans and/or the Second Amendment Incremental Term B Loans, as applicable, with the proceeds of, or any conversion of Tranche B-1 Term Loans and/or the Second Amendment Incremental Term B Loans, as applicable, into,
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any new or replacement tranche of term loans secured by a Lien on the Collateral that ranks pari passu with the Liens securing the Tranche B-1 Term Loans and/or the Second Amendment Incremental Term B Loans, as applicable, bearing interest with an Effective Yield less than the Effective Yield applicable to the Tranche B-1 Term Loans and/or the Second Amendment Incremental Term B Loans, as applicable, (b) any amendment (including pursuant to a replacement term loan as contemplated by Section 10.01) to the Tranche B-1 Term Loans and/or the Second Amendment Incremental Term B Loans which reduces the Effective Yield applicable to the Tranche B-1 Term Loans and/or the Second Amendment Incremental Term B Loans, as applicable, and (c) any mandatory assignment by a Non-Consenting Lender pursuant to Section 3.06 in connection with an event described in clause (a) or (b) above; provided that in the case of clauses (a) and (b), the primary purpose of such prepayment, repayment or amendment is to reduce the Effective Yield as set forth above.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Pro Rata Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the aggregate (a) outstanding Term A Loans and unused Term A Commitments and (b) the Revolving Credit Commitments or, after the termination of the Revolving Credit Commitments, the Revolving Credit Exposure; provided that the unused Term A Commitments, unused Revolving Credit Commitment and the Revolving Credit Exposure held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Pro Rata Lenders.
“Required Revolving Credit Lenders” means, as of any date of determination, Lenders having more than 50% in the aggregate of (a) the Revolving Credit Commitments or (b) after the termination of the Revolving Credit Commitments, the Revolving Credit Exposure; provided that the Revolving Credit Commitment and the Revolving Credit Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders.
“Rescindable Amount” has the meaning specified in Section 9.16.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, or other similar officer or director of a Loan Party and, as to any document delivered on the Acquisition Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable
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Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restatement Agreement” means the restatement agreement to the Existing Credit Agreement, dated as of the Restatement Date, by and among the Parent Borrower, the Subsidiary Guarantors, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Resigning Administrative Agent (as defined therein) and Bank of America, as Successor Administrative Agent (as defined therein). “Restatement Date” has the meaning set forth in the Restatement Agreement.
“Restricted Casualty Event” has the meaning specified in Section 2.05(b)(vii).
“Restricted Disposition” has the meaning specified in Section 2.05(b)(vii).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Parent Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of the Parent Borrower.
“Restricted Subsidiary” means any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.
“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(v).
“Revaluation Date” means (a) with respect to any Revolving Credit Loan, each of the following: (i) each date of a Borrowing of an Alternative Revolver Currency Loan, (ii) with respect to an Alternative Revolver Currency Daily Rate Loan, the Interest Payment Date, (iii) each date of a continuation of a Term SOFR Loan or Alternative Revolver Currency Term Rate Loan pursuant to Section 2.02, and (iv) such additional dates as the Administrative Agent shall determine or the Required Revolving Credit Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative L/C Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative L/C Currency and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Revolving Credit Lenders shall require.
“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans or Alternative Revolver Currency Term Rate Loans, as applicable, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b) or Section 2.03, as applicable, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule ~~2.01(b)~~II in the Third Amendment under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in
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accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $1,500,000,000 on the ~~Acquisition Closing~~Third Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).
“Revolving Credit Exposure” means, as to each Revolving Credit Lender at any time, the sum of (a) the outstanding principal amount of all Revolving Credit Loans held by such Revolving Credit Lender (or its Applicable Lending Office), (b) such Revolving Credit Lender’s Applicable Percentage of the L/C Obligations and (c) such Revolving Credit Lender’s Applicable Percentage of the Swing Line Obligations.
“Revolving Credit Facility” means the Revolving Credit Commitments, including any Revolving Credit Commitment Increase, each Extension of Revolving Credit Commitments, each Refinancing Revolving Commitments and the Credit Extensions made thereunder.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(d).
“Revolving Credit Note” means a promissory note of any Borrower or Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the such Borrower or Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Parent Borrower or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, (b) with respect to disbursements and payments in Euro, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in Euro and (c) with respect to disbursements and payments in an Alternative L/C Currency, same day or other funds as may be determined by the applicable L/C Issuer to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative L/C Currency.
“Sanctions Laws and Regulations” means any sanctions or related requirements imposed by the USA PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as
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amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control or the U.S. Department of State in effect or enacted in the United States on or after the date of this Agreement, or any other applicable sanctions laws or regulations of the United Nations Security Council, the European Union, His Majesty’s Treasury, or the Hong Kong Monetary Authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.02(c)(ii).
“Scheme” means the scheme of arrangement effected pursuant to part 26 of the Companies Act 2006 to be proposed by Avast to its shareholders to implement the Acquisition pursuant to which the relevant Acquiring Entity will, subject to the occurrence of the Scheme Effective Date, become the holder of the shares in Avast that are the subject of that scheme of arrangement.
“Scheme Circular” means the circular (including any supplemental circular) dispatched by Avast to shareholders of Avast setting out the resolutions and proposals for and the terms and conditions of the Scheme.
“Scheme Documents” means each of (i) the applicable Announcement, (ii) the Scheme Circular, (iii) the Court Order and (iv) any other documents distributed by or on behalf of the Acquiring Entity to holders of the Avast shares in connection with the Scheme.
“Scheme Effective Date” means the date on which the Court Order sanctioning the Scheme is duly delivered on behalf of Avast to the Registrar of Companies in accordance with section 899 of the Companies Act 2006.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Parent Borrower, the other Loan Parties party thereto, the Second Amendment Incremental Term B Loan Lenders and the Administrative Agent.
“Second Amendment Effective Date” means April 16, 2025, the date of the effectiveness of the Second Amendment.
“Second Amendment Incremental Term B Loan Commitment” means, in the case of the Second Amendment Incremental Term B Loan Lenders on the Second Amendment Effective Date, the amount set forth opposite the applicable Second Amendment Incremental Term B Loan Lender’s name on Schedule A to Second Amendment as such Second Amendment Incremental Term B Loan Lender’s Second Amendment Incremental Term B Loan Commitment. The aggregate amount of the Second Amendment Incremental Term B Loan Commitments as of the Second Amendment Effective Date is $750,000,000.
“Second Amendment Incremental Term B Loan Lenders” means Lenders with a Second Amendment Incremental Term B Loan Commitment or an outstanding Second Amendment Incremental Term B Loan.
“Second Amendment Incremental Term B Loans” means the Incremental Term Loans established pursuant to Section 1 of Second Amendment on the Second Amendment Effective Date.
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“Second Amendment Lead Arrangers” has the meaning given to such term in the Second Amendment.
“Second Amendment Transactions” has the meaning assigned to such term in Second Amendment.
“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.
“Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt that is secured by a Lien on the Collateral as of the last day of such Test Period to (b) Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such Test Period.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Swing Line Lender, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means the Amended and Restated Security Agreement executed by the Loan Parties on the Restatement Date substantially in the form of Exhibit H hereto as supplemented by any Security Agreement Supplement executed and delivered pursuant to Section 6.10.
“Security Agreement Supplement” means a supplement to any Security Agreement as contemplated by such Security Agreement.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” with respect to Daily Simple SOFR means 0.10%; and with respect to Term SOFR means 0.10% for an Interest Period of one-month’s duration, 0.15% for an Interest Period of three-months’ duration, and 0.25% for an Interest Period of six-months’ duration. For the avoidance of doubt, there is no SOFR Adjustment with respect to Tranche B-1 Term Loans ~~or~~, the Second Amendment Incremental Term B Loans, the Extended Term A Loans or the Revolving Credit Loans.
“Sold Entity or Business” has the meaning specified in clause (b)(iv) of the definition of the term “Consolidated EBITDA.”
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of debts and liabilities, contingent, subordinated or otherwise, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
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“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, however, that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“SONIA Adjustment” means, with respect to SONIA, 0.1193% per annum.
“SPC” has the meaning specified in Section 10.07(h).
“Specified Communications” has the meaning specified in Section 10.02(g).
“Specified Dispositions” means one or more Dispositions of non-core assets having an aggregate fair market value (as determined in good faith by the Parent Borrower) that is not in excess of $300,000,000.
“Specified Event of Default” means an Event of Default pursuant to Sections 8.01(a), 8.01(f) or 8.01(g) (in the case of Section 8.01(f) or 8.01(g), with respect to the Borrowers).
“Specified Representations” means the representations and warranties of the Borrowers set forth in Sections 5.01(a) (solely as it relates to the Borrowers), 5.01(b)(ii), 5.02(a) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), 5.02(b)(i) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), 5.04, 5.12, 5.15, 5.16) and 5.18 (limited to the use of proceeds of the Loans on the Acquisition Closing Date).
“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Incremental Revolving Commitments, Extended Term Loans or Extended Revolving Credit Commitments that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that any increase in the Revolving Credit Commitment above the Revolving Credit Commitments in effect on the Acquisition Closing Date, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided, further, that at the Parent Borrower’s sole election, any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $50,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided, further, that the combined amount of all Specified Dispositions not calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” pursuant to the immediately preceding proviso shall not exceed $100,000,000 in aggregate value for any Test Period.
“Spot Rate” means, in relation to the conversion of one currency into another currency, the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative L/C Currency.
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“Springing Maturity Date” means any date that is (i) 91 days prior to the stated maturity date of the Parent Borrower’s 6.75% senior notes due 2027 (and, if such notes have been refinanced prior to such stated maturity date, 91 days prior to the maturity date of any such refinancing debt in respect thereof that matures earlier than 91 days after the five year anniversary of the Third Amendment Effective Date) (the 6.75% senior notes due 2027 and any such refinancing debt that matures earlier than 91 days after the five year anniversary of the Third Amendment Effective Date, the “Existing 2027 Notes”) then outstanding, (ii) 91 days prior to the stated maturity date of the Parent Borrower’s Tranche B-1 Term Loans (and, if such loans have been refinanced prior to such stated maturity date, 91 days prior to the maturity date of any such refinancing debt in respect thereof that matures earlier than 91 days after the five year anniversary of the Third Amendment Effective Date) (the Tranche B-1 Term Loans and any such refinancing debt that matures earlier than 91 days after the five year anniversary of the Third Amendment Effective Date, “Existing Term B Loans”) then outstanding or (iii) 91 days prior to the stated maturity date of the Parent Borrower’s 7.125% senior notes due 2030 (and, if such notes have been refinanced prior to such stated maturity date, 91 days prior to the maturity date of any such refinancing debt in respect thereof that matures earlier than 91 days after the five year anniversary of the Third Amendment Effective Date) (the 7.125% senior due 2030 and any such refinancing debt that matures earlier than 91 days after the five year anniversary of the Third Amendment Effective Date, “Existing 2030 Notes”) then outstanding.
“Squeeze-Out” means an acquisition of the outstanding shares in Avast that the Acquiring Entity has not acquired pursuant to the procedures contained in sections 979 to 982 of the Companies Act 2006.
“Sterling”, “GBP” and “£” mean the lawful currency of the United Kingdom.
“Sterling Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Sterling as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Sterling with Dollars.
“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents.
“Subordinated Debt Documents” means any agreement, indenture or instrument pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents.
“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.
“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Parent Borrower that are Guarantors.
“Successor Borrower” has the meaning specified in Section 7.04(d).
“Successor Rate” has the meaning specified in Section 3.02(c).
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“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.
“Supported QFC” has the meaning specified in Section 10.27 hereof.
“Surviving Indebtedness” means (i) Indebtedness of the Parent Borrower or any of its Subsidiaries outstanding immediately after giving effect to this Agreement and (ii) Indebtedness in respect of the 6.750% senior notes due 2027 and the 7.125% senior notes due 2030 to be issued on September 19, 2022.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, ~~and~~ (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) without duplication, Permitted Bond Hedge Transactions and Permitted Warrant Transactions.
“Swap Obligation” means any obligation of any Guarantor to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the Hedge Bank (or the Parent Borrower, if no Hedge Bank is party to such Swap Contract) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank (or the Parent Borrower, if no Hedge Bank is party to such Swap Contract).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrowers.
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“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
“Swiss Franc” means the lawful currency of Switzerland.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings (including backup withholding) or similar charges imposed by any Governmental Authorities, and all liabilities (including additions to tax, penalties and interest) with respect thereto.
“Term A Commitments” means an Initial Tranche A Term Commitment, Initial Tranche A Bridge Commitment, the commitments in respect of any Extended Term A Loans or a commitment in respect of any applicable Incremental Term Loans, as the context may require.
“Term A Facility” means the Tranche A Term Commitments, Tranche A Bridge Commitments, the commitments in respect of any Extended Term A Loans and the respective Credit Extensions made thereunder.
“Term A Loans” means the Tranche A Term Loans, Tranche A Bridge Loans ~~and~~, any applicable Extended Term Loans relating to any Tranche A Bridge Loans and the Extended Term A Loans.
“Term B Commitments” means an Initial Tranche B Term Commitment, the Tranche B-1 Term Commitments, the Second Amendment Incremental Term B Loan Commitments or a commitment in respect of any applicable Incremental Term Loans, as the context may require.
“Term B Facility” means the Initial Tranche B Term Commitments, Tranche B-1 Term Commitments, the Second Amendment Incremental Term B Loan Commitments and the Credit Extensions made thereunder.
“Term Borrowing” means a Borrowing in respect of a Class of Term Loans.
“Term Commitments” means an Initial Term Commitment, Tranche B-1 Term Commitment, the Second Amendment Incremental Term B Loan Commitment or a commitment in respect of any Incremental Term Loans or any combination thereof, as the context may require.
“Term Lender” means, at any time, any Lender that has a Term Loan or a Term Commitment at such time.
“Term Loan Standstill Period” has the meaning specified in Section 8.01(b).
“Term Loans” means the Term A Loans and Tranche B Term Loans.
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“Term Note” means a promissory note of any Borrower or Borrowers payable to any Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto with appropriate insertions, evidencing the aggregate Indebtedness of such Borrower or Borrowers to such Lender resulting from any Class of Term Loans made by such Lender.
“Term SOFR” means:
(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than (a) 0.50% solely with respect to the Tranche B-1 Term Loans, then the Term SOFR shall be deemed 0.50% per annum for Tranche B-1 Term Loans, and (b) 0.00% solely with respect to the Second Amendment Incremental Term B Loans, the ~~Initial Tranche~~Extended Term A Loans and the Revolving Credit Loans, then Term SOFR shall be deemed 0.00% per annum for the Second Amendment Incremental Term B Loans, the ~~Initial Tranche~~Extended Term A Loans and the Revolving Credit Loans.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.
    “Term SOFR Replacement Date” has the meaning specified in Section 3.02(c).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
    “Term SOFR Successor Rate” has the meaning specified in Section 3.02(c).
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Parent Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or 6.01(b).
“Third Amendment” means that certain Third Amendment to Amended and Restated Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Parent Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.
“Third Amendment Effective Date” means March 27, 2026, the date of the effectiveness of the Third Amendment.
“Third Amendment Lead Arrangers” has the meaning given to such term in the Third Amendment.
“Threshold Amount” means $~~400,000,000~~750,000,000.
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“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period, minus, solely in the case of determining the Total Leverage Ratio for purposes of clause (a) of the definition of “Applicable Rate”, cash and Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries in an amount not to exceed 25% of Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such Test Period to (b) Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such Test Period.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Tranche A Bridge Commitments” means, as to each Lender, its obligation to make an Tranche A Bridge Loans to the Parent Borrower pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Tranche A Bridge Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Tranche A Bridge Commitments is $750,000,000 (the “Initial Tranche A Bridge Commitments”).
“Tranche A Bridge Loans” means the Initial Tranche A Bridge Loans and any applicable Incremental Term Loans and the Extended Term Loans.
“Tranche A Term Commitments” means, as to each Lender, its obligation to make an Tranche A Term Loans to the Parent Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Tranche A Term Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Tranche A Term Commitments is $3,910,000,000.00 (the “Initial Tranche A Term Commitments”).
“Tranche A Term Loans” means the Initial Tranche A Term Loans and any applicable Incremental Term A Loans and Extended Term Loans relating to any Tranche A Term Loans.
“Tranche B-1 Term Commitments” means (i) with respect to each Converting Term Lender, the commitment of such Lender to convert its Existing Initial Tranche B Term Loans for an equal or lesser aggregate principal amount of Tranche B-1 Term Loans on the First Amendment Effective Date pursuant to the First Amendment and (ii) with respect to the Additional Tranche B-1 Term Lender, its Additional Tranche B-1 Term Commitment, in each case, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Tranche B-1 Term Commitments is $2,443,875,000.00.
“Tranche B-1 Term Lender” means, at any time, any Lender that has an Tranche B-1 Term Commitment or an Tranche B-1 Term Loan at such time.
“Tranche B-1 Term Loans” means, (i) the Additional Tranche B-1 Term Loans and (ii) any Term Loans converted from Existing Initial Tranche B Term Loans into Tranche B-1 Term Loans pursuant to Section 2.01(e). As of the First Amendment Effective Date, the aggregate principal amount of Tranche B-1 Term Loans outstanding is $2,443,875,000.00.
“Tranche B Term Loans” means the Initial Tranche B Term Loans, the Tranche B-1 Term Loans, the Second Amendment Incremental Term B Loans and any applicable Incremental Term B Loans and
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Extended Term Loans relating to any Tranche B-1 Term Loans or Second Amendment Incremental Term B Loans.
“Transactions” means, collectively, as applicable, (a) the Agreement, (b) the Acquisition and other transactions contemplated by the Co-operation Agreement, (c) the Avast Refinancing, (d) the funding of the Initial Tranche A Term Loans, Initial Tranche A Bridge Loans, Acquisition Revolving Borrowing and Initial Tranche B Term Loans on the Acquisition Closing Date and the execution and delivery of Loan Documents to be entered into on the Acquisition Closing Date, as applicable, and (e) the payment of Transaction Expenses earned, due and payable on the Acquisition Closing Date.
“Transaction Expenses” means any fees or expenses incurred or paid by the Parent Borrower or any Restricted Subsidiary in connection with the Transaction and the transactions contemplated in connection therewith.
“Transformative Acquisition” means any acquisition or investment by any Borrower or any Restricted Subsidiary that is (a) for an aggregate consideration in excess of $2,750,000,000 or (b) either (i) not permitted hereunder immediately prior to the consummation of such acquisition or (ii) if permitted by the terms hereunder immediately prior to the consummation of such acquisition or investment, this Agreement would not provide the Parent Borrower and its Restricted Subsidiaries with adequate flexibility for the continuation and/or expansion of their combined operations following such consummation or acquisition, as determined by the Parent Borrower acting in good faith.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan or an Alternative Revolver Currency Loan.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Undisclosed Administration” means in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
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“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(C).
    “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash” means, on any date of determination, the amount of cash and Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries that is (or would be) included on the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries prepared as of such date in accordance with GAAP and not identified on such balance sheet date as “restricted”.
“Unrestricted Incremental Amount” means, with respect to the incurrence or issuance of Incremental Facilities or Incremental Equivalent Debt, an amount not to exceed the greater of (x) $~~2,284,000,000~~2,562,000,000 and (y) 100% of Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), in the aggregate for all such incurrences or issuances after the Acquisition Closing Date.
“Unrestricted Subsidiary” means (i) each Subsidiary of the Parent Borrower listed on Schedule 1.01B, (ii) any Subsidiary of the Parent Borrower designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the date hereof and (iii) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
    “U.S. Special Resolution Regimes” has the meaning specified in Section 10.27 hereof.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“Voluntary Prepayment Amount” has the meaning specified in Section 2.14(a).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
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“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(b)Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(1)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(2)The term “including” is by way of example and not limitation.
(3)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(d)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(e)    All references to “in the ordinary course of business” of the Parent Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Parent Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Parent Borrower and its Subsidiaries in the United States or any other jurisdiction in which the Parent Borrower or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of the Parent Borrower or such Subsidiary, as applicable, or any similarly situated businesses in the United States or any other jurisdiction in which the Parent Borrower or any Subsidiary does business, as applicable.
(c)Accounting Terms.
(i)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Parent Borrower’s prior audited financial statements, except as otherwise specifically prescribed herein.
(ii)Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any
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Specified Transaction occurs, the Total Leverage Ratio, the First Lien Leverage Ratio and the Secured Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.
(iii)Where reference is made to “the Parent Borrower and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Parent Borrower other than Restricted Subsidiaries.
(iv)In the event that the Parent Borrower elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Parent Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Leverage Ratio, Secured Leverage Ratio and the First Lien Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Parent Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Parent Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.
(d)Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
(e)References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.
(f)Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
(g)Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
(h)Currency Equivalents Generally.
(i)Any amount specified in this Agreement (other than in Article II, Article IX and Article X or as set forth in paragraph (b), (c) or (d) of this Section) or any of the other Loan Documents to be in Dollars shall also include the Dollar Equivalent of such amount in any currency other than Dollars. The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating such Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in an Alternative Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of any Liens, Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
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(ii)For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the Parent Borrower’s annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.
(iii)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term SOFR Loan or an Alternative Revolver Currency Loan, as applicable, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Term SOFR Loan or Alternative Revolver Currency Loan, as applicable, is denominated in Euro or Sterling, such amount shall be the Euro Equivalent of such Dollar amount or, as applicable, the Sterling Equivalent of such Dollar amount (rounded to the nearest euro cent or, as applicable, penny Sterling, with 0.5 of a euro cent or penny Sterling being rounded upward), as determined by the Administrative Agent.
(iv)Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative L/C Currency, such amount shall be the relevant Alternative L/C Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative L/C Currency, with 0.5 of a unit being rounded upward), as determined by the applicable L/C Issuer.
(i)Certain Calculations and Tests.
(i)Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or other financial calculation or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom or accuracy of representations and warranties) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio or other financial calculation or other applicable covenant and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or accuracy of representations and warranties or other applicable covenant, shall, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be in the case of a LCT Election, either (A) the date that the definitive agreements for such Limited Condition Transaction are entered into or (B) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (the “City Code”) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target company is made in compliance with the City Code or, at the election of the Parent Borrower, any other date thereafter (any such date, the “LCT Test Date”), and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCT Test Date, the Parent Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Parent Borrower) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Parent Borrower has made an LCT Election for any Limited Condition Transaction then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated, or the date that the definitive agreement for, or “Rule 2.7 announcement” in respect of, as applicable, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such
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Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.
(ii)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with any First Lien Leverage Ratio test, any Total Leverage Ratio test, and/or Secured Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that (i) the Fixed Amounts (and any cash proceeds thereof) and (ii) any Indebtedness resulting from borrowings under the Revolving Credit Facility which occur concurrently or substantially concurrently with the incurrence of the Incurrence Based Amounts shall in each case be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.
(iii)Notwithstanding anything to the contrary herein, for purposes of the covenants described in Article VII, if any Indebtedness, Lien, Investment, Disposition, Restricted Payment or repayment of Subordinated Debt (or a portion thereof) would be permitted pursuant to one or more provisions described therein, the Parent Borrower may divide and classify such Indebtedness, Liens, Investments, Disposition, Restricted Payment or repayment of Subordinated Debt (or a portion thereof) in any manner that complies with the covenants set forth in Article VII, and may later divide and reclassify any such Indebtedness, Lien, Investment, Disposition, Restricted Payment or repayment of Subordinated Debt so long as the Indebtedness, Lien, Investment, Disposition, Restricted Payment or repayment of Subordinated Debt (as so redivided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such redivision or reclassification; provided that any such divisions, classifications, redivisions and/or reclassifications shall only be permitted within a specific type of covenant, and not, for the avoidance of doubt, across different types of covenants.
(j)Alternative Currencies.
(i)The Borrowers may from time to time request that Letters of Credit or Revolving Credit Loans be issued in a currency other than those specifically listed in the definition of “Alternative L/C Currency” or “Alternative Revolver Currency”, as applicable; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer and the Revolving Credit Lenders under the applicable tranche; provided that such approval may require, without limitation, that a condition to the issuance of a Letter of Credit denominated in such additional Alternative L/C Currency or the making of a Revolving Credit Loan denominated in such additional Alternative Revolver Currency, as applicable, shall be that there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable opinion of the Administrative Agent or the relevant L/C Issuer or Revolving Credit Lender, as applicable, would make it impracticable for such L/C Credit Extension or Revolving Credit Loan, as applicable, to be denominated in the relevant Alternative L/C Currency or Alternative Revolver Currency, as applicable.
(ii)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the applicable L/C Issuer or Revolving Credit Lender in their sole discretion). The Administrative Agent shall promptly notify each L/C Issuer and Revolving Credit Lender under the applicable tranche in the case of any such request. Each such L/C Issuer and Revolving Credit Lender shall notify the Administrative Agent, not later than 11:00 a.m., 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit or the making of a Revolving Credit Loan in such requested currency.
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(iii)Any failure by a Lender or the applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable L/C Issuer, as the case may be, to permit Alternative Revolver Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Alternative Revolver Currency Loans in such requested currency or the Administrative Agent and each L/C Issuer consent to issue Letters of Credit in such requested currency, as applicable, and the Administrative Agent and such Revolving Credit Lenders or such L/C Issuers, as the case may be, reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Parent Borrower and (i) the Administrative Agent and such Revolving Credit Lenders (in consultation with the Parent Borrower) may amend the definition of “Alternative Revolver Currency Daily Rate” or “Alternative Revolver Currency Term Rate” to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate, (ii) to the extent the definition of “Alternative Revolver Currency Daily Rate” or “Alternative Revolver Currency Term Rate,” as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Revolver Currency hereunder for purposes of any Borrowings of Alternative Revolver Currency Loans; and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Parent Borrower, (iii) the Administrative Agent and the applicable L/C Issuer may amend the definition of “Alternative L/C Currency” to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate, and (iv) to the extent the definition of “Alternative L/C Currency” has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative L/C Currency hereunder for purposes of any Letter of Credit issuances of such L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Parent Borrower.
(k)Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by any reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
(l)Divisions. For all purposes under the Loan Documents, in connection with any division under Delaware law (including any Delaware LLC Division or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
(m)Designation of Borrowers.
(i)The Parent Borrower may from time to time designate one or more Additional Borrowers organized in a Qualified Jurisdiction for purposes of this Agreement by delivering to the Administrative Agent (for further delivery to each Lender):
(1)written notice (including via email) of election to become an Additional Borrower duly executed on behalf of such Restricted Subsidiary and the Parent Borrower at least
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~~five~~ten (~~5~~10) Business Days ~~(or such shorter period as agreed by the Administrative Agent)~~ prior to the proposed effectiveness of such election,
(2)all documentation and other information with respect to such Subsidiary required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA Patriot Act and a beneficial ownership certificate to the extent required under 31 C.F.R. §1010.230, no later than three (3) Business Days (or, solely with respect to Foreign Borrowers, such longer period as may be required by the Administrative Agent and the Lenders to comply with this clause (ii)) prior to the date of the proposed effectiveness of such election (or such later date as may be agreed by the Administrative Agent));
(3)(A) all documents, updated schedules, instruments, certificates and agreements, and all other actions and information, then required by or in respect of such Additional Borrower by Section 6.10 or by the Collateral and Guarantee Requirement (without giving effect to any grace periods for delivery of such items, the updating of such information or the taking of such actions), (B) customary legal opinions, (C) a customary secretary’s certificate attaching such equivalent documents as were delivered by the original Borrower on the Acquisition Closing Date or as otherwise is customary in such jurisdiction in the event of any Foreign Borrower and (D) delivery of certificates, if any, representing the pledged equity referred to therein accompanied by undated stock or comparable powers executed in blank and instruments, if any, evidencing the pledged debt indorsed in blank, if applicable;
(4)documentation reasonably satisfactory to the Administrative Agent pursuant to which (i) each then-existing Borrower unconditionally guarantees the Borrowings of the Additional Borrower on terms substantially consistent with the Guarantors’ Guaranty of the Borrowers’ obligations hereunder and (ii) solely to the extent such Additional Borrower is not already a Guarantor, each Additional Borrower unconditionally guarantees the Borrowings of each then-existing Borrower on terms substantially consistent with the Guarantors’ guarantee of the initial Borrower’s obligations hereunder;
(5)a certificate of a Responsible Officer of the Parent Borrower stating that, as of the date the Additional Borrower joins this Agreement as such, no Event of Default has occurred and is continuing;
(6)a customary joinder agreement whereby the Additional Borrower becomes party hereto as a Borrower and appoints the Parent Borrower as a “Borrower Agent” (including with respect to service of process in the case of any Foreign Borrower) hereunder and under the other Loan Documents, in form and substance reasonably satisfactory to the Administrative Agent.
(ii)After such deliveries unless, as to any Subsidiary not organized under the laws of the United States, any Lender notifies the Administrative Agent that its lending to such Subsidiary would be in violation of any Law or any internal bank policy consistently applied (“Illegality Notice”), the appointment of the Additional Borrower shall be effective subject to the effectiveness of an amendment to this Agreement and any applicable Loan Document necessary (in the reasonable judgment of the Administrative Agent) to give effect to the appointment of such Additional Borrower (in form and substance reasonably acceptable to the Administrative Agent), including amendments to disambiguate certain uses of the word “Borrower” and related terms hereunder and other revisions; provided that, (i) for the avoidance of doubt, so long as such appointment does not result in any adverse tax consequence to any Lender (unless reimbursed hereunder) or to the Administrative Agent (unless reimbursed hereunder) and no Lender has provided an Illegality Notice (in which event the applicable Subsidiary shall not be appointed as a Borrower), the Administrative Agent shall not have any right to consent to the designation of any Additional Borrower that is organized in a Qualified Jurisdiction and shall not be required to approve the addition of such Additional Borrower to the extent the requirements of Section 1.13(a) have been met and (ii) upon the effectiveness of any such amendment, such Additional Borrower shall be jointly and severally obligated as a primary obligor as to the Obligations to the Administrative Agent and each of the holders of the Obligations in full when due.
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(n)Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR”, “Alternative Revolver Currency Daily Rate” or “Alternative Revolver Currency Term Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes.
15.

The Commitments and Credit Extensions
(a)The Loans. Subject to the terms and conditions set forth herein:
(i)Tranche A Term Loan Borrowings. During the Certain Funds Period, each Initial Tranche A Term Lender severally agrees to make to the Parent Borrower a single loan or up to an aggregate of four (4) separate loans (when taken together with the Tranche A Bridge Loan Borrowings pursuant to Section 2.01(b)) in Dollars in an aggregate principal amount not exceeding such Initial Tranche A Term Lender’s Initial Tranche A Term Commitment on the Acquisition Closing Date. The Tranche A Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. On the Acquisition Closing Date, the Term Loans (as defined in the Existing Credit Agreement) shall be paid in full by the Parent Borrower.
(ii)Tranche A Bridge Loan Borrowings. During the Certain Funds Period, each Initial Tranche A Bridge Lender severally agrees to make to the Parent Borrower a single loan or up to an aggregate of four (4) separate loans (when taken together with the Tranche A Term Loan Borrowings pursuant to Section 2.01(a)) in Dollars in an aggregate principal amount not exceeding such Initial Tranche A Bridge Lender’s Initial Tranche A Bridge Commitment on the Acquisition Closing Date. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Initial Tranche A Bridge Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(iii)Initial Tranche B Term Loan Borrowings. During the Certain Funds Period, each Initial Tranche B Term Lender severally agrees to make to the Parent Borrower a single loan in Dollars in an aggregate principal amount equal not exceeding such Initial Tranche B Term Lender’s Initial Tranche B Term Commitment on the Acquisition Closing Date. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Initial Tranche B Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(iv)Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) loans denominated in Dollars or any Alternative Revolver Currency (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day after the Acquisition Closing Date until the Maturity Date with respect to the Revolving Credit Facility (provided that each Revolving Credit Lender agrees to make the Acquisition Revolving Borrowing, at the request of the Borrowers, on the Acquisition Closing Date), in an aggregate principal amount (based on the Dollar Equivalent thereof) not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any such Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Subject to the terms and conditions hereof, the Revolving Facility (as defined in the Existing Credit Agreement) under the Existing Credit Agreement on the Acquisition Closing Date shall remain in place under this Agreement as part of the Revolving Credit Facility and the Revolving Credit Lenders will be deemed to have converted their Revolving Commitments (as defined in the Existing Credit Agreement) and Revolving Loans (as defined in the Existing Credit Agreement) to Revolving Credit Commitments and Revolving Credit Loans, respectively. Revolving Loans (as defined in the Existing Credit Agreement) that were Eurodollar Loans (as defined in the Existing Credit Agreement) or Base Rate Loans under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Acquisition Closing Date shall initially be Term SOFR Loans under this Agreement.
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Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(d), prepay under Section 2.05, and reborrow under this Section 2.01(d). Revolving Credit Loans denominated in Dollars may be Base Rate Loans or Term SOFR Loans. Revolving Credit Loans denominated in any Alternative Revolver Currency shall be an Alternative Revolver Currency Daily Rate Loan or Alternative Revolver Currency Term Rate Loan, as further provided herein.
(v)Tranche B-1 Term Loan Borrowings. Subject to the terms and conditions hereof and set forth in the First Amendment, (i) the Additional Tranche B-1 Term Lender agrees to make a Tranche B-1 Term Loan denominated in Dollars to the Parent Borrower on the First Amendment Effective Date in a principal amount not to exceed its Additional Tranche B-1 Term Loan Commitment, (ii) each Converting Term Lender agrees, pursuant to its election on the respective consent page to the First Amendment to have all of its Existing Initial Tranche B Term Loans (or such lesser amount as allocated to such Converting Term Lender by the First Amendment Lead Arranger, as determined by the Parent Borrower and the First Amendment Lead Arranger in their sole discretion, and notified to such Converting Term Lender prior to the First Amendment Effective Date) converted to an equivalent principal amount of Tranche B-1 Term Loans effective as of the First Amendment Effective Date and (iii) each Non-Converting Term Lender agrees to have all of its outstanding Existing Initial Tranche B Term Loans prepaid and will purchase by assignment from the Additional Tranche B-1 Term Lender Tranche B-1 Term Loans in a principal amount equal to the principal amount of such Existing Initial Tranche B Term Loans (or such lesser amount as allocated to such Converting Term Lender by the First Amendment Lead Arranger, as determined by the Parent Borrower and the First Amendment Lead Arranger in their sole discretion, and notified to such Converting Term Lender prior to the First Amendment Effective Date). Amounts borrowed under this Section 2.01(e) and repaid or prepaid may not be reborrowed. Tranche B-1 Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(vi)Second Amendment Incremental Term B Loan Borrowings. Each Second Amendment Incremental Term B Loan Lender severally agrees to make to the Parent Borrower a single loan in Dollars in a principal amount equal to such Second Amendment Incremental Term B Loan Lender’s Second Amendment Incremental Term B Loan Commitment on the Second Amendment Effective Date. Amounts borrowed under this Section 2.01(f) and repaid or prepaid may not be reborrowed. Second Amendment Incremental Term B Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(vii)Extended Term A Loans. On the Third Amendment Effective Date, in accordance with, and upon the terms and conditions set forth in, the Third Amendment any Existing Term A Loan of each Extending Term A Lender outstanding on such date shall continue hereunder and be reclassified as Extended Term A Loans on such date.
(b)Borrowings, Conversions and Continuations of Loans.
(i)Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans or Alternative Revolver Currency Loans, as applicable, shall be made upon the Parent Borrower’s irrevocable notice, to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent substantially in the form attached hereto as Exhibit A or any other form that may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, (i) in the case of a Term SOFR Loan (other than any Term SOFR Loan requested to be made during the Certain Funds Period for which such notice may be provided not later than 1:00 p.m., New York City time, two (2) Business Day prior to the proposed date or utilization (unless the Administrative Agent agrees to a shorter period)), not later than 1:00 p.m., New York City time, two (2) Business Day before the date of the proposed Borrowing, (ii) in the case of an Alternative Revolver Currency Loan, not later than 1:00 p.m., New York City time, four (4) Business Day before the date of the proposed Borrowing or (iii) in the case of a Base Rate Loan, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing. Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Committed Loan
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Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Each Borrowing of, conversion to or continuation of Term SOFR Loans in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and each Borrowing of, conversion to or continuation of Alternative Revolver Currency Loans shall be in a minimum principal amount of 1,000,000 of such approved foreign currency or a whole multiple of 250,000 of such approved foreign currency in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be a minimum of $500,000 (and any amount in excess thereof shall be an integral multiple of $100,000). Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Term Borrowing, a Revolving Credit Borrowing (and whether such Revolving Credit Borrowing shall be denominated in Dollars or an Alternative Revolver Currency), a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans or Alternative Revolver Currency Loans, as applicable, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class, currency and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the location and number of the Borrowers’ accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(b). If the Borrowers fail to specify a currency in a Committed Loan Notice requesting a Borrowing, then the applicable Loans shall be made in Dollars. If the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to Term SOFR Loans or Alternative Revolver Currency Loans (for a Loan whose currency is specified as Sterling). Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans or Alternative Revolver Currency Term Rate Loans. If the Borrowers request a Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternative Revolver Currency Term Rate Loans, as applicable, in any such Committed Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month (except in the case of the initial Interest Period for the Tranche B-1 Term Loans and the Second Amendment Incremental Term B Loans, which shall be determined in accordance with the definition of “Interest Period”). For the avoidance of doubt, the Borrowers and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.
(ii)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Parent Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. (or 1:00 p.m. (London time) in the case of Loans denominated in Euro) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the Credit Extensions on the Acquisition Closing Date, Section 4.01), the Administrative Agent shall, not later than 3:00 p.m. on the borrowing date specified in such Committed Loan Notice, make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrowers, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrowers as provided above.
(iii)[Reserved].
(iv)The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans and Alternative
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Revolver Currency Term Rate Loans upon determination of such interest rate. The determination of Term SOFR and the Alternative Revolver Currency Term Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Parent Borrower and the Lenders of any change in Bank of America’s (or any successor administrative agent’s) prime rate used in determining the Base Rate promptly following the announcement of such change.
(v)Anything in clauses (a) through (d) above to the contrary notwithstanding, after giving effect to all Term Borrowings and Revolving Credit Borrowings, all conversions of Term Loans and Revolving Credit Loans from one Type to the other, and all continuations of Term Loans and Revolving Credit Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect at any time for all Borrowings of Term SOFR Loans and Alternative Revolver Currency Loans. For the avoidance of doubt, all Tranche B-1 Term Loans made on the First Amendment Effective Date and all Tranche B-1 Term Loans converted from Existing Initial Tranche B Term Loans on the First Amendment Effective Date shall be of the same Type and have the same initial Interest Period.
(vi)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m., New York City time, on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(f) shall be conclusive in the absence of demonstrable error. If the Borrowers and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such Borrowing or interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(vii)If the maturity date shall have occurred in respect of any Class of Revolving Credit Commitments at a time when another Class or Classes of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then-outstanding Revolving Credit Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Revolving Credit Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(k) or of Swing Line Loans as contemplated in Section 2.04(g)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Revolving Credit Loans could be incurred pursuant the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Revolving Credit Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Revolving Credit Loans shall not be so required to be repaid in full on such earliest maturity date.
(viii)With respect to SOFR, Term SOFR, Daily Simple SOFR, any Alternative Revolver Currency Daily Rate or any Alternative Revolver Currency Term Rate, the Administrative
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Agent will have the right to make Conforming Changes in consultation with the Parent Borrower from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Parent Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(c)Letters of Credit.
(i)
(ii)The Letter of Credit Commitments.
    (i)    Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Acquisition Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars or in one or more Alternative L/C Currencies for the account of the Borrowers (provided that any Letter of Credit may be for the benefit of any Restricted Subsidiary of the Parent Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit and (2) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if after giving effect to such L/C Credit Extension, if (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment, or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, that ~~each L/C Issuer shall have a Commitment herein proportionate to its Revolving Credit Commitment and~~ no L/C Issuer shall be obligated to issue, amend or renew any Letter of Credit if (I) the Outstanding Amount of Letters of Credit issued by such L/C Issuer, when aggregated with the Outstanding Amount of Swing Line Loans made by such L/C Issuer and the Revolving Credit Exposure of such L/C Issuer (other than Revolving Credit Exposure attributable to Letters of Credit and Swing Line Loans issued and made by such L/C Issuer) would exceed the L/C Issuer’s Revolving Credit Commitment or (II) the Outstanding Amount of Letters of Credit issued by such L/C Issuer would exceed its L/C Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. It is hereby acknowledged and agreed that each of the letters of credit described in Schedule 2.03(a) (the “Existing Letters of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no L/C Issuer shall be required to issue commercial or trade Letters of Credit without its consent.

    (ii)    An L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise
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compensated hereunder) not in effect on the Acquisition Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Acquisition Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);
(B)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (i) the Required Revolving Credit Lenders and (ii) the relevant L/C Issuer have approved such expiry date;
(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders and (ii) the relevant L/C Issuer have approved such expiry date, except to the extent such Letter of Credit is Cash Collateralized in accordance with Section 2.03(f) or otherwise backstopped pursuant to arrangement reasonably satisfactory to the relevant L/C Issuer;
(D)    the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer or one or more policies of the L/C Issuer applicable to letters of credit generally;
(E)    the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative L/C Currency, unless otherwise agreed by the L/C Issuer and the Administrative Agent;
(F)    such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
(G)    any Lender is at that time a Defaulting Lender, unless after giving effect to the requested issuance the requirements of Section 2.16(e) have been satisfied.
    (iii)    An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
        Subject to the terms and conditions hereof, each Letter of Credit (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Acquisition Closing Date shall remain outstanding under this Agreement as a Letter of Credit.
(iii)Procedures for Issuance and Amendment of Letters of Credit; Auto Renewal Letters of Credit.
        (i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to an L/C Issuer (with a copy to the Administrative Agent, along with a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower, relating to such Letter of Credit) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the
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relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount and currency thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

    (ii)    Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from the Administrative Agent, any Revolving Credit Lender or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not have been satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers (and, if requested, on behalf of a Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.
    (iii)    If the Borrowers so request in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrowers shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone, followed promptly in writing, or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent or any Revolving Credit Lender, as applicable, or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
    (iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
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(iv)Drawings and Reimbursements; Funding of Participations.
    (i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrowers and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative L/C Currency, the Borrowers shall reimburse the relevant L/C Issuer in such Alternative L/C Currency, unless (A) the relevant L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrowers shall have notified the relevant L/C Issuer promptly following receipt of the notice of drawing that the Borrowers will reimburse the relevant L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative L/C Currency, the relevant L/C Issuer shall notify the Borrowers of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. On the Business Day immediately following the Business Day on which the Borrowers shall have received notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Borrowers shall have received such notice later than 1:00 p.m. (or the Applicable Time in the case of any payment by the relevant L/C Issuer under a Letter of Credit to be reimbursed in an Alternative L/C Currency) on any Business Day, on the second succeeding Business Day) (each such date, an “Honor Date”), the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency by 1:00 p.m. (or the Applicable Time in the case of any payment by the relevant L/C Issuer under a Letter of Credit to be reimbursed in an Alternative L/C Currency) on such Business Day. If the Borrowers fail to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative L/C Currency) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Applicable Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice); provided that any drawing under a Letter of Credit that is not reimbursed on the date of drawing shall accrue interest from the date of drawing at the rate applicable to Revolving Credit Loans that are Base Rate Loans subject to the provisions set forth below. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
    (ii)    Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Applicable Percentage of any Unreimbursed Amount in respect of a Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.
    (iii)    With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth
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in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
    (iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the relevant L/C Issuer.
    (v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not L/C Advances) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowers of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
    (vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent demonstrable error.
    (vii)    If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to each Revolving Credit Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
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    (viii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(v)Obligations Absolute. The obligation of the Borrowers to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(1)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(2)the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(3)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(4)any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(5)any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;
(6)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative L/C Currency to the Parent Borrower or any of its Subsidiaries or in the relevant currency markets generally; or
(7)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable Law) suffered by the Borrowers that are caused by such L/C Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
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(vi)Role of L/C Issuers. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by the final and non-appealable judgment of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(vii)Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent, the Required Lenders, or the Required Revolving Credit Lenders, as applicable, require the Borrowers to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, then the Borrowers shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrowers receive notice thereof, if such notice is received on such day prior to 1:00 p.m., or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrowers receive such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) or (g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day, in either case, by 1:00 p.m. on such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the then Outstanding Amount of all L/C Obligations (determined as of the date of such Event of Default), (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in accounts satisfactory to the Administrative Agent in the name of the Administrative Agent and for the benefit of the Secured Parties and may be invested in readily available Cash Equivalents at its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the
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Administrative Agent, as additional funds to be deposited and held in the deposit accounts satisfactory to the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations plus costs incidental thereto and so long as no other Event of Default has occurred and is continuing, the excess shall be refunded to the Borrowers. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral and accrued interest thereon shall be refunded to the Borrowers.
(viii)Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the product of (i) Applicable Rate for Letter of Credit fees and (ii) the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(ix)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay directly to each L/C Issuer for its own account a fronting fee (a “Fronting Fee”) with respect to each Letter of Credit issued by it equal to 0.125% per annum of the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrowers shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(x)Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(xi)Addition of an L/C Issuer. A Revolving Credit Lender (or any of its Subsidiaries or affiliates) may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrowers, the Administrative Agent and such Revolving Credit Lender, which such written agreement shall also provide that the commitment of such additional L/C Issuer to issue Letters of Credit shall not exceed at any time the amount set forth in such written agreement. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.
(xii)Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any Class of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Classes of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in
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respect thereof pursuant to Section 2.03(c)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(f). If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Credit Lenders under the maturing Class shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given Class of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any Class of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended Classes. For the avoidance of doubt, notwithstanding anything contained herein, the commitment of any L/C Issuer to act in its capacity as such cannot be extended beyond the Maturity Date for the Revolving Credit Facility (as such Maturity Date is in effect at the Acquisition Closing Date) or increased without its prior written consent.
(xiii)Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrowers for, and the L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(xiv)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.
(d)Swing Line Loans.
(i)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in its sole discretion, to make loans denominated in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day until the Business Day prior to the Maturity Date with respect to the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that no Swing Line Lender shall be obligated to make any Swing Line Loan if the Outstanding Amount of Swing Line Loans made by such Swing Line Lender, when aggregated with the Outstanding Amount of Letter of Credit issued by such Swing Line Lender and the Revolving Credit Exposure of such Swing Line Lender (other than Revolving Credit Exposure attributable to Swing Line Loans and Letters of Credit made and issued by such Swing Line Lender) would exceed the Swing Line Lender’s Revolving Credit Commitment; provided, further, that Swing Line Lender shall not be required to make any Swing Line Loan at any
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time that any Lender is a Defaulting Lender, unless after giving effect to the requested Swing Line Loans the requirements of Section 2.16(e) have been satisfied; provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(ii)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender, which may be given by telephone. Each such notice must be received by the Swing Line Lender not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess thereof shall be an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a) or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at their office by crediting the accounts of the Borrowers on the books of the Swing Line Lender in Same Day Funds.
(iii)Refinancing of Swing Line Loans.
    (i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office for payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
    (ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each
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of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
    (iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent demonstrable error.
    (iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not to purchase and fund risk participations in Swing Line Loans) pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
(iv)Repayment of Participations.
    (i)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
    (ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
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(v)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(vi)Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
(vii)Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any Class of Revolving Credit Commitments at a time when another Class or Classes of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then-outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(k)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then if consented to by the Swing Line Lender, there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swing Line Loans shall not be so required to be repaid in full on such earliest maturity date. For the avoidance of doubt, the commitment of the Swing Line Lender to act in its capacity as such cannot be extended beyond the Maturity Date for the Revolving Credit Facility (as such Maturity Date is in effect at the Acquisition Closing Date) or increased without its prior written consent.
(e)Prepayments.
(i)Optional Prepayments. (i) The Borrowers may, upon notice to the Administrative Agent by the Parent Borrower, at any time or from time to time voluntarily prepay any Borrowing of any Class in whole or in part without premium or penalty (except as set forth in Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than (A) 11:00 a.m., New York City time, three (3) Business Days prior to any date of prepayment of Term SOFR Loans or Alternative Revolver Currency Loans and (B) 1:00 p.m., New York City time, one (1) Business Day prior to the date of prepayment of Base Rate Loans, (2) any prepayment of Term SOFR Loans or Alternative Revolver Currency Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan or an Alternative Revolver Currency Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof as directed by the Borrowers (it being understood and agreed that if the Borrowers do not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments, if applicable, of Term Loans of the relevant Class under Section 2.07 in direct order of maturity) and shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages.
    (ii)    The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any
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such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
    (iii)    Notwithstanding anything to the contrary contained in this Agreement, the Borrowers may rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.
    (iv)    In the event that the Borrowers (I)(x) make any prepayment of Tranche B-1 Term Loans in connection with any Repricing Transaction or (y) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Tranche B-1 Term Loans, in each case prior to the six (6) month anniversary of the First Amendment Effective Date, the Borrowers shall pay a premium in an amount equal to 1.00% of (A) in the case of clause (x), the amount of the Tranche B-1 Term Loans being prepaid or (B) in the case of clause (y) above, the aggregate amount of the applicable Tranche B-1 Term Loans outstanding immediately prior to such amendment, in each case to the Administrative Agent, for the ratable account of each of the Tranche B-1 Term Lenders or (II)(x) make any prepayment of Second Amendment Incremental Term B Loans in connection with any Repricing Transaction or (y) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Second Amendment Incremental Term B Loans, in each case prior to the six (6) month anniversary of the Second Amendment Effective Date, the Borrowers shall pay a premium in an amount equal to 1.00% of (A) in the case of clause (x), the amount of the Second Amendment Incremental Term B Loans being prepaid or (B) in the case of clause (y) above, the aggregate amount of the applicable Second Amendment Incremental Term B Loans outstanding immediately prior to such amendment, in each case to the Administrative Agent, for the ratable account of each of the Second Amendment Incremental Term B Loan Lenders.
(ii)Mandatory Prepayments.
    (i)    Commencing with the first full fiscal year of the Parent Borrower ending after the Acquisition Closing Date, within ten (10) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrowers shall, if the Borrowers’ Excess Cash Flow is greater than $125,000,000 (the “Excess Cash Flow Prepayment Threshold”), cause to be prepaid an aggregate principal amount of Tranche B Term Loans (such aggregate amount, the “Excess Cash Flow Prepayment Amount”) equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of the amount equal to Excess Cash Flow in excess of the Excess Cash Flow Prepayment Threshold, if any, for the fiscal year covered by such financial statements (commencing with the first full fiscal year ending after the Acquisition Closing Date), minus (B) the sum of (1) all voluntary prepayments (including pursuant to debt buybacks made by the Parent Borrower or any Restricted Subsidiary in an amount equal to the amount actually paid in respect thereof) of Term Loans or any other Indebtedness secured by the Collateral on a pari passu or senior basis to the Liens securing the Term Loans or any Indebtedness of Subsidiaries that are not Loan Parties during such fiscal year and, at the Parent Borrower’s election, all such voluntary prepayments made after the end of such fiscal year but prior to the time that the prepayment required by this clause (b)(1) is made, (2) all voluntary prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, (3) without duplication of amounts deducted pursuant to clause (6) below in prior fiscal years, the amount of Capital Expenditures or acquisitions
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made in cash or committed to be made in cash during such period, (4) without duplication of amounts deducted pursuant to clause (6) below in prior periods, the amount of Investments and Permitted Acquisitions made in cash or committed to be made in cash during such period pursuant to Section 7.02, (5) without duplication of amounts deducted pursuant to clause (6) below in prior periods, the amount of Restricted Payments paid in cash during such fiscal year pursuant to Section 7.06 (other than Section 7.06(a) (solely in respect of amounts paid to the Parent Borrower or a Restricted Subsidiary), (b), and (k)) and (6) without duplication of amounts deducted in prior periods, the aggregate consideration required to be paid in cash by the Parent Borrower or any of its Restricted subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions to be consummated or made during the period of four consecutive fiscal quarters of the Parent Borrower following the end of such period (provided that to the extent the aggregate amount utilized to finance such Permitted Acquisitions, Capital Expenditures or Investments during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall, shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters) (any transaction referred to in this clause (B) made following the fiscal year end but prior to the making of such prepayment under this clause (b)(i), an “After Year-End Transaction”), in the case of each of the immediately preceding clauses (1) through (6), to the extent such prepayments are not funded with the proceeds of long-term Indebtedness (other than Revolving Credit Loans), or any Cure Amount; provided that (x) the ECF Percentage shall be reduced to 0% if the First Lien Leverage Ratio for the fiscal year (subject to the following proviso) covered by such financial statements was less than ~~3.41~~4.00:1.00 (subject to the following proviso); provided, further, that (I) to the extent so elected by the Parent Borrower, (i) the First Lien Leverage Ratio shall be recalculated giving Pro Forma Effect to (x) the amount of such prepayment pursuant to this clause (b)(i) and (y) following the consummation of any After Year-End Transaction, such After Year-End Transaction as if such prepayment and/or transaction was consummated during the fiscal year of the applicable Excess Cash Flow prepayment and the ECF Percentage for purposes of making such Excess Cash Flow prepayment shall be determined by reference to such recalculated First Lien Leverage Ratio and (ii) such After Year-End Transaction shall not be applied in duplicate to the calculation of the amount of Excess Cash Flow for purposes of any subsequent Excess Cash Flow prepayment, (II) the prepayment under this clause (b)(i) shall only be required to the extent the Excess Cash Flow Prepayment Amount is in excess of the Excess Cash Flow Prepayment Threshold for any fiscal year, and only such Excess Cash Flow Prepayment Amounts in excess of the Excess Cash Flow Prepayment Threshold for any fiscal year shall be made as a prepayment pursuant to this clause (b)(i) and (III) to the extent any reduction pursuant to clause (1) or (2) above reduce the Excess Cash Flow Prepayment Amount below the Excess Cash Flow Prepayment Threshold, such excess amounts for such fiscal year shall, at the Parent Borrower’s sole option, be carried over to any succeeding fiscal year and shall reduce any Excess Cash Flow Prepayment Amount on a dollar for dollar basis for such fiscal year.
    (ii)    (A) Subject to Section 2.05(b)(ii)(B), if following the Acquisition Closing Date (x) the Parent Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition to a Loan Party, by a Restricted Subsidiary that is not a Loan Party, or pursuant to clause (iii) of the proviso thereto), (e), (f), (g), (i), (j), (k), (n), (o), (p), (q), (r), (s) and (t)), or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Parent Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrowers shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), in an amount equal to an aggregate principal amount of Term Loans equal to 50% (such percentage, the “Asset Percentage”) of all such Net Cash Proceeds realized or received; provided that (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) (I) with respect to such portion of such Net Cash Proceeds that the Borrowers shall have, on or prior to such date, given
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written notice to the Administrative Agent of their intent to reinvest in accordance with Section 2.05(b)(ii)(B), or (II) until the aggregate amount of Net Cash Proceeds not reinvested in accordance with Section 2.05(b)(ii)(B) within the time periods set forth therein and not previously applied to such a prepayment exceeds the greater of (x) $~~799,400,000~~896,700,000 and (y) 35% of Consolidated EBITDA as of the most recent Test Period for any such Dispositions in the aggregate during such fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal year) (only amounts in excess of such thresholds shall be required to be prepaid), (2) pro forma effect shall be given to any prospective payment as if made and may be tested at any time during the period set forth in Section 2.05(b)(ii)(B) and (3) if at or prior to the time that any such prepayment would be required, the Parent Borrower or any of its Restricted Subsidiaries is required to offer to repurchase or prepay any Indebtedness that is secured by a Lien ranking pari passu with the Liens securing the Term Loans pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Disposition or Casualty Event (such Indebtedness required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Parent Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly (provided that (a) the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof and (b) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly be applied to prepay the Term Loans in accordance with the terms hereof); provided, further that the Asset Percentage shall be reduced to 0% if the First Lien Leverage Ratio for the most recently ended Test Period on a Pro Forma Basis is less than or equal to 3.16:1.00; provided, further that the Asset Percentage shall be increased to 100% if the First Lien Leverage Ratio for the most recently ended Test Period on a Pro Forma Basis is greater than 4.16:1.00; provided, further that, any such prepayment required pursuant to this Section 2.05(b)(ii)(A) shall be applied to any Class of Tranche A Term Loans or Tranche B Term Loans as determined by the Parent Borrower in its sole discretion.
(B)    With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Parent Borrower, the applicable Borrower or any Restricted Subsidiary may reinvest an amount equal to all or any portion of such Net Cash Proceeds in assets useful for its business (other than working capital (except for short-term capital assets) but including Permitted Acquisitions and Capital Expenditures) within (x) five hundred forty (540) days following receipt of such Net Cash Proceeds (or, prior to the receipt of such Net Cash Proceeds (so long as such reinvestment was made or committed to within one hundred eighty (180) days prior to the receipt of such Net Cash Proceeds)) or (y) if the Parent Borrower or any Restricted Subsidiary enters into a commitment to reinvest such Net Cash Proceeds within five hundred forty (540) days following receipt thereof, one hundred eighty (180) days after the five hundred forty (540) day period that follows receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to the Asset Percentage of any such Net Cash Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.
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(C)    On each occasion that the Borrowers must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Borrowers shall, within five (5) Business Days after the date of realization or receipt of such Net Cash Proceeds in the minimum amount specified above (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five (5) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrowers reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(v) below, of the principal amount of Term Loans in an amount equal to the Asset Percentage of such Net Cash Proceeds realized or received.
    (iii)    If, following the Acquisition Closing Date, the Parent Borrower or any Restricted Subsidiary incurs or issues any (A) Refinancing Term Loans, (B) Indebtedness pursuant to Section 7.03(w) or (C) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds. If the Borrowers obtain any Refinancing Revolving Commitments, the Borrowers shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount pursuant to Section 2.06.
    (iv)    Each prepayment of the applicable Term Loans pursuant to this Section 2.05(b) shall be applied, to the installments thereof in direct order of maturity pursuant to Section 2.07 following the applicable prepayment event; provided that any mandatory prepayment pursuant to Section 2.05 shall be applied on a pro rata basis to the applicable Classes of Term Loans. After application of such prepayments to repay the Term Loans in full, such prepayments shall be applied to prepay, first, Revolving Credit Loans (with no required reduction of Revolving Credit Commitments), second, Swing Line Loans (with no required reduction of Revolving Credit Commitments) and, third, if there is no Outstanding Amount of Revolving Credit Loans or Swing Line Loans and if an Event of Default has occurred and is continuing, to Cash Collateralize the L/C Obligations. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages subject to clause (v) of this Section 2.05(b).
    (v)    The Borrowers shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clause (i) and (ii) of this Section 2.05(b) prior to 1:00 p.m. at least five (5) Business Days (or such lesser number of Business Days as shall be acceptable to the Administrative Agent) prior to the date of such prepayment. Each such notice shall specify the date of such prepayment, the Class or Classes of Term Loans to be repaid and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrowers’ prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment. Each Appropriate Lender may reject all, but not less than all, of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) or (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrowers no later than 5:00 p.m. three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the Declined Proceeds. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Borrowers (“Retained Declined Proceeds”).
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    (vi)    If at any time, the Revolving Credit Exposure (excluding the face amount of any Letters of Credit that are Cash Collateralized or back-stopped to the reasonable satisfaction of the Administrative Agent) exceeds the Revolving Credit Commitments, the Borrowers shall within one Business Day, upon notification by the Administrative Agent, prepay the Swing Line Loans first and then prepay (or Cash Collateralize, in the amount required by Section 2.03(f), in the case of Letters of Credit) the other Loans and Letters of Credit then outstanding in an amount equal to such excess; provided that nothing in this clause (b)(vi) shall reduce the Revolving Credit Commitments.
    (vii)    Notwithstanding any other provision of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Restricted Subsidiary that is a Foreign Subsidiary otherwise giving rise to a prepayment pursuant to Section 2.05(b)(ii) (a “Restricted Disposition”), the Net Cash Proceeds of any Casualty Event of a Restricted Subsidiary that is a Foreign Subsidiary (a “Restricted Casualty Event”), or Excess Cash Flow attributable to a Foreign Subsidiary would be prohibited or delayed by applicable local law from being distributed or otherwise transferred to the Borrowers, the realization or receipt of the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be taken into account in measuring the Borrowers’ obligation to repay Term Loans at the times provided in Section 2.05(b)(i), or the Borrowers shall not be required to make a prepayment at the time provided in Section 2.05(b)(ii), as the case may be, for so long, but only so long, as the applicable local law will not permit such distribution or transfer (the Parent Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions available under the applicable local law to permit such repatriation), and once distribution or transfer of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, the amount of such Net Cash Proceeds or Excess Cash Flow permitted to be distributed or transferred (net of additional taxes payable or reserved against as a result thereof, to the extent such taxes are not already deducted in accordance with the definition of “Net Cash Proceeds” or “Excess Cash Flow”, as applicable) will be promptly (and in any event not later than two (2) Business Days after such distribution or transfer is permitted) taken into account in measuring the Borrowers’ obligation to repay the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Parent Borrower has determined in good faith (as set forth in a written notice delivered to the Administrative Agent) that repatriation of any or all of the Net Cash Proceeds of any Restricted Disposition or any Restricted Casualty Event or Excess Cash Flow attributable to a Foreign Subsidiary would have a material adverse tax consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation), the amount of the Net Cash Proceeds or Excess Cash Flow so affected shall not be taken into account in measuring the Borrowers’ obligation to repay Term Loans pursuant to this Section 2.05(b). For the avoidance of doubt, Net Cash Proceeds and Excess Cash Flow (and related income) excluded from application under Section 2.05(b)(i) or (ii) by operation of this Section 2.05(b)(vii) shall also be excluded in any determinations of Restricted Payments permitted to be made pursuant to Section 7.06 (including, without limitation, for purposes of clauses (b) and (f) of the definition of “Available Amount”).
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(iii)Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon (other than prepayments of Base Rate Revolving Credit Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments), together with, in the case of any such prepayment of a Loan other than a Base Rate Loan on a date prior to the last day of the Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), any amounts owing in respect of such Loan pursuant to Section 3.04.
(iv)Discounted Voluntary Prepayments.
    (i)    Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, the Borrowers shall have the right at any time and from time to time to prepay one or more Classes of Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.05(d), provided that (A) no proceeds from Revolving Credit Loans shall be used to consummate any such Discounted Voluntary Prepayment, any Discounted Voluntary Prepayment shall be offered to all Lenders of such Class on a pro rata basis, (B) [reserved] and (C) the Parent Borrower shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Parent Borrower (1) stating that no Specified Event of Default (in each case, with respect to the Parent Borrower) has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(d) has been satisfied and (3) specifying the aggregate principal amount of Term Loans of any Class offered to be prepaid pursuant to such Discounted Voluntary Prepayment.
    (ii)    To the extent the Borrowers seek to make a Discounted Voluntary Prepayment, the Borrowers will provide written notice to the Administrative Agent substantially in the form of Exhibit I hereto (each, a “Discounted Prepayment Option Notice”) that the Borrowers desire to prepay Term Loans of one or more specified Classes in an aggregate principal amount specified therein by the Borrowers (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less than $10,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrowers with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days from and including the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).
    (iii)    Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit J hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrowers,
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shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrowers if the Borrowers have selected a single percentage pursuant to Section 2.05(d)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrowers can pay the Proposed Discounted Prepayment Amount in full (determined by adding the Outstanding Amount of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.
    (iv)    The Borrowers shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay all Qualifying Loans.
    (v)    Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.04), upon irrevocable notice substantially in the form of Exhibit K hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., New York City time, three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).
    (vi)    To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.05(d)(ii) above) established by the Administrative Agent and the Borrowers, each acting reasonably.
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    (vii)    Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the Borrowers may withdraw or modify their offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrowers after the date of such Lender Participation Notice.
    (viii)    Nothing in this Section 2.05(d) shall require the Borrowers to undertake any Discounted Voluntary Prepayment.
(f)Termination or Reduction of Commitments.
(i)Optional. The Borrowers may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolver Outstandings of such Class would exceed the aggregate Revolving Credit Commitments of such Class and (iv) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrowers. Notwithstanding the foregoing, the Borrowers may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.
(ii)Mandatory. The Initial Term Commitment of each Initial Term Lender shall be automatically and permanently reduced to $0 upon the making of such Initial Term Lender’s Initial Term Loans pursuant to Section 2.01 on the Acquisition Closing Date. The Revolving Credit Commitments (other than any Extended Revolving Credit Commitments) shall terminate on the applicable Maturity Date. The Extended Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto. The Additional Tranche B-1 Term Commitment of the Additional Tranche B-1 Term Lender shall be automatically and permanently reduced to $0 upon the making of such Additional Tranche B-1 Term Lender’s Tranche B-1 Term Loans pursuant to Section 2.01(e) on the First Amendment Effective Date. The Second Amendment Incremental Term B Loan Commitment of each Second Amendment Incremental Term B Loan Lender shall be automatically and permanently reduced to $0 upon the making of such Second Amendment Incremental Term B Loan Lender’s Second Amendment Incremental Term B Loans pursuant to Section 2.01(f) on the Second Amendment Effective Date.
(iii)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06. Upon any reduction of unused portions of the Letter of Credit Sublimit, or the Swing Line Sublimit or the unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.06). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.
(g)Repayment of Loans.
(a)    Tranche A Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Initial Tranche A Term Lenders holding Initial Tranche A Term Loans in Dollars (i) on the last Business Day of each March, June, September and December, commencing with the last day of the second full fiscal quarter after the Acquisition Closing Date, an aggregate principal amount equal to 1.25% of the aggregate principal amount of the Initial Tranche A Term Loans outstanding on the
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Acquisition Closing Date and (ii) on the Maturity Date for the Initial Tranche A Term Loans, the aggregate principal amount of all Initial Tranche A Term Loans outstanding on such date; provided that payments required by clause (i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. From and after the Third Amendment Effective Date, the Borrowers shall repay to the Administrative Agent for the ratable account of the Extending Term A Lenders holding Extended Term A Loans in Dollars (i) on the last Business Day of each March, June, September and December, commencing with the last day of the first full fiscal quarter ended after the Third Amendment Effective Date, an aggregate principal amount equal to 1.25% of the aggregate principal amount of the Extended Term A Loans outstanding on the Third Amendment Effective Date and (ii) on the Maturity Date for the Extended Term A Loans, the aggregate principal amount of all Extended Term A Loans outstanding on such date; provided that payments required by clause (i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. In the event any applicable Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrowers in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.
(b)    Tranche A Bridge Loans. The Borrowers shall repay the Administrative Agent for the ratable account of the Initial Tranche A Bridge Lenders holding Initial Tranche A Bridge Loans in Dollars on the applicable Maturity Date of the Initial Tranche A Bridge Loans, the aggregate principal amount of all Initial Tranche A Bridge Loans outstanding on such date.
(c)    Tranche B-1 Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Tranche B-1 Term Lenders holding Tranche B-1 Term Loans in Dollars (i) on the last Business Day of each March, June, September and December, commencing with the last day of the first fiscal quarter after the First Amendment Effective Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Tranche B-1 Term Loans funded on the First Amendment Effective Date and (ii) on the Maturity Date for the Tranche B-1 Term Loans, the aggregate principal amount of all Tranche B-1 Term Loans outstanding on such date; provided that payments required by clause (i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. In the event any applicable Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrowers in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.
(d)    Second Amendment Incremental Term B Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Second Amendment Incremental Term B Loan Lenders holding Second Amendment Incremental Term B Loans in Dollars (i) on the last Business Day of each March, June, September and December, commencing with the last day of the first full fiscal quarter after the Second Amendment Effective Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Second Amendment Incremental Term B Loans funded on the Second Amendment Effective Date and (ii) on the Maturity Date for the Second Amendment Incremental Term B Loans, the aggregate principal amount of all Second Amendment Incremental Term B Loans outstanding on such date; provided that payments required by clause (i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. In the event any applicable Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrowers in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.
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(e)    Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.
(f)    Swing Line Loans. The Borrowers shall repay their Swing Line Loans on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
(h)Interest.
(i)Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Alternative Revolver Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Revolver Currency Daily Rate plus the Applicable Rate; (iii) each Alternative Revolver Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Revolver Currency Term Rate for each day within such Interest Period plus the Applicable Rate; (iv) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the relevant Applicable Rate for Revolving Credit Loans that are Base Rate Loans.
(ii)The Borrowers shall pay interest on past due amounts under this Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand to the fullest extent permitted by and subject to applicable Laws, including in relation to any required additional agreements.
(iii)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(i)Fees. In addition to certain fees described in Sections 2.03(g) and (h):
(a)    Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to the amount provided for in the definition of “Applicable Rate” per annum on the actual daily amount by which the aggregate Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations (disregarding for the purposes of such calculation, the Outstanding Amount of any Swing Line Loans). The Commitment Fee shall accrue at all times from the Acquisition Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with December 31, 2022, and on the Maturity Date for the Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears.
(b)    Other Fees. The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid
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and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Agent).
(j)Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and for Loans denominated in Alternative Revolver Currencies shall be made on the basis of a year of 365 days, or 366 days, as applicable, and actual days elapsed. All other computations of fees and interest, including Term SOFR Loans, shall be made on the basis of a 360-day year and actual days elapsed or, in the case of interest in respect of Revolving Credit Loans denominated in Alternative Revolver Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(k)Evidence of Indebtedness. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall be conclusive in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(l)Payments Generally.
(i)All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and, except with respect to principal of and interest on Loans denominated in an Alternative Revolver Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Revolving Credit Loans denominated in an Alternative Revolver Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Revolver Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrowers are prohibited by any Law from making any required payment hereunder in an Alternative Revolver Currency, the Borrowers shall make such payment in Dollars in the Dollar Equivalent of the Alternative Revolver Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by the Administrative Agent after (i) 2:00 p.m., in the case of payments in Dollars, or (ii) the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Revolver Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(ii)If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Term SOFR Loans or Alternative Revolver Currency Loans, as applicable, to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
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(iii)Unless the Borrowers or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(1)if the Borrowers failed to make such payment, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect, it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder; and
(2)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.
(iv)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(v)The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(vi)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(vii)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable
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to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Applicable Percentage of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
(m)Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any amendment to the Applicable Rate (or other pricing term, including any fee, discount or premium) and/or any other amendment in respect of Loans or Commitments of Lenders that have consented to any such amendment. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
(n)Incremental Credit Extensions.
(i)At any time and from time to time, subject to the terms and conditions set forth herein, the Borrowers may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (1) to increase the amount of Tranche A Term Loans or add one or more additional tranches of “term a” loans (any such Tranche A Term Loans, or additional tranche of “term a” loans, the “Incremental Term A Loans”), (2) to increase the amount of Tranche B Term Loans or add one or more additional tranches of “term b” loans (any such Tranche B Term Loans, or additional tranche of “term b” loans, the “Incremental Term B Loans” and together with the Incremental Term A Loans, collectively, the “Incremental Term Loans”), and/or (3) one or more increases in the Revolving Credit Commitments of any Class (a “Revolving Credit Commitment Increase”) and/or the establishment of one or more new revolving credit commitments (an “Additional Revolving Credit Commitment” and, together with any Revolving Credit Commitment Increases, the
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“Incremental Revolving Commitments”; together with the Incremental Term Loans, the “Incremental Facilities”). Notwithstanding anything to contrary herein, the aggregate principal amount of all Incremental Facilities (other than Refinancing Term Loans and Refinancing Revolving Commitments) (determined at the time of incurrence), together with the aggregate principal amount of all Incremental Equivalent Debt, shall not exceed (i) the Unrestricted Incremental Amount, plus (ii) the amount of any voluntary prepayments, repurchases, redemptions or other retirements of the Term Loans or any other Indebtedness secured on a pari passu basis with the Initial Tranche A Term Loans, the Tranche B-1 Term Loans, the Extended Term A Loans and the Second Amendment Incremental Term B Loans (and, in the case of any revolving facility, to the extent accompanied by a permanent reduction of the relevant commitment) and voluntary permanent reductions of the Revolving Credit Commitments effected after the Acquisition Closing Date (including pursuant to debt buy-backs made by the Parent Borrower or any Restricted Subsidiary pursuant to “Dutch Auction” procedures and open market purchases permitted hereunder, in an amount equal to the discounted amount actually paid in cash in respect thereof), but excluding (A) any prepayment with the proceeds of substantially concurrent borrowings of new Loans hereunder, (B) any reduction of Revolving Credit Commitments in connection with a substantially concurrent issuance of new revolving commitments hereunder and (C) prepayments with the proceeds of substantially concurrent incurrence of other long term Indebtedness (other than borrowings under the Revolving Credit Facility and other revolving Indebtedness, in each case without a substantially concurrent permanent commitment reduction) (this clause (ii), the “Voluntary Prepayment Amount”) plus (iii) unlimited additional Incremental Facilities and Incremental Equivalent Debt so long as, after giving Pro Forma Effect thereto and after giving effect to any Permitted Acquisition or permitted Investment consummated in connection therewith and all other appropriate Pro Forma Adjustments (but excluding the cash proceeds of any such Incremental Facilities or Incremental Equivalent Debt, as the case may be), (A) if such Incremental Facility is secured by a Lien on the Collateral that is pari passu with the Liens securing the Initial Tranche A Term Loans, the Tranche B-1 Term Loans, the Extended Term A Loans and the Second Amendment Incremental Term B Loans, the First Lien Leverage Ratio for the most recently ended Test Period does not exceed ~~3.66~~4.00:1.00 (or, to the extent such Incremental Facility is incurred in connection with any Permitted Acquisition or similar Investment not prohibited by the Loan Documents, the First Lien Leverage Ratio for the most recently ended Test Period does not exceed the greater of ~~3.66~~4.00:1.00 and the First Lien Leverage Ratio immediately prior to such Permitted Acquisition or permitted Investment), (B) if such Incremental Facility is secured by a Lien on the Collateral that is junior to the Liens securing the Initial Tranche A Term Loans, the Tranche B-1 Term Loans, the Extended Term A Loans and Second Amendment Incremental Term B Loans, the Secured Leverage Ratio for the most recently ended Test Period does not exceed ~~4.16~~4.50:1.00 (or, to the extent such Incremental Facility is incurred in connection with any Permitted Acquisition or similar Investment not prohibited by the Loan Documents, the Secured Leverage Ratio for the most recently ended Test Period does not exceed the greater of ~~4.16~~4.50:1.00 and the Secured Leverage Ratio immediately prior to such Permitted Acquisition or permitted Investment) or (C) if such Incremental Facility is unsecured or secured only by Liens on assets that do not constitute Collateral, the Total Leverage Ratio for the most recently ended Test Period does not exceed ~~5.30~~5.50:1.00 (or, to the extent such Incremental Facility is incurred in connection with any Permitted Acquisition or similar Investment not prohibited by the Loan Documents, the Total Leverage Ratio for the most recently ended Test Period does not exceed the greater of ~~5.30~~5.50:1.00 and the Total Leverage Ratio immediately prior to such Permitted Acquisition or permitted Investment), it being understood and agreed that Incremental Facilities may be incurred pursuant to this clause (iii) prior to utilization of the Unrestricted Incremental Amount and the Voluntary Prepayment Amount and assuming for purposes of such calculation that the full committed amount of any new Incremental Revolving Commitments and/or any Incremental Equivalent Debt constituting a revolving credit commitment then being incurred shall be treated as outstanding Indebtedness (this clause (iii), the “Incremental Incurrence Test”). Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $5,000,000 in case of Incremental Term Loans or $1,000,000 in case of Incremental Revolving Commitments, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each Incremental Facility (i) shall, if guaranteed, be guaranteed by the Guarantors that guarantee the other Obligations hereunder and (ii) if secured, will be secured by a Lien on the Collateral securing all of the other Obligations hereunder; provided that in the case of any Incremental Facility that is funded into Escrow pursuant to customary escrow arrangements, such Incremental Facility may be secured by the applicable funds and related assets held in Escrow (and the proceeds thereof) until the time of the release from Escrow of such funds.
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(ii)Any Incremental Term Loans (other than Refinancing Term Loans) (i) for purposes of mandatory prepayments, shall be treated substantially the same as (and in any event no more favorably than) (x) in the case of Incremental Term A Loans, the Initial Tranche A Term Loans, or (y) in the case of Incremental Term B Loans, the Tranche B-1 Term Loans and the Second Amendment Incremental Term B Loans, (ii) shall have interest rate margins, amortization schedule (subject to clauses (iii) and (iv) below), optional prepayment or redemption terms and other terms as determined by the Borrowers and the lenders thereunder (provided that, in the case of any Incremental Term Loans that are (A) incurred under the Incremental Incurrence Test (other than pursuant to Section 2.14(f)), (B) secured by the Collateral on a pari passu basis with the Second Amendment Incremental Term B Loans and pari passu in right of payment with the Second Amendment Incremental Term B Loans (excluding any Qualifying Bridge Facility), (C) denominated in U.S. dollars, (D) in an aggregate principal amount in excess of the greater of (I) $~~2,284,000,000~~2,562,000,000 and (II) 100% of Consolidated EBITDA as of the most recent Test Period, (E) incurred during the first six (6) months after the Second Amendment Effective Date, (F) scheduled to mature prior to the date that is one (1) year after the Maturity Date applicable to the Second Amendment Incremental Term B Loans, (G) not incurred to finance a Permitted Acquisition or other similar Investment and (H) broadly syndicated “term b” loans (any such Term Loans meeting the criteria of clauses (A) through (G) above and the following proviso, “Qualifying Term Loans”), if the Effective Yield for any such Incremental Term Loan exceeds the Effective Yield of the Second Amendment Incremental Term B Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% per annum, the Applicable Rate and/or, as set forth below, the interest rate floor relating to the Second Amendment Incremental Term B Loans shall be adjusted such that the Effective Yield of the Second Amendment Incremental Term B Loans is equal to the Effective Yield of such Incremental Term Loans minus 0.50% per annum, it being understood and agreed that the relative rate differentials in any pricing grid specified in the Applicable Rate shall continue to be maintained (the foregoing, including all qualifications and exceptions thereto, collectively, the “MFN Adjustment”); provided, further, that any increase in Effective Yield with respect to the Second Amendment Incremental Term B Loans due to the application of an interest rate floor to any Incremental Term Loan greater than the interest rate floor applicable to the Second Amendment Incremental Term B Loans shall be effected solely through an increase in the interest rate floor applicable to the Second Amendment Incremental Term B Loans), (iii) other than with respect to any Inside Maturity Debt and any Qualifying Bridge Facility, any Incremental Term Loan shall not have a final maturity date earlier than the Maturity Date applicable to the ~~Initial Tranche~~Extended Term A ~~Term~~ Loans (if such Incremental Term Loans are Incremental Term A Loans) or Tranche B-1Term Loans or Second Amendment Incremental Term B Loans (if such Incremental Term Loans, in each case, are Incremental Term B Loans), as applicable, (iv) other than with respect to any Inside Maturity Debt and any Qualifying Bridge Facility, any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the ~~Initial Tranche A~~Extended Term A Loans or Extended Term A Loans, as applicable (if such Incremental Term Loans are Incremental Term A Loans) or Tranche B-1 Term Loans or Second Amendment Incremental Term B Loans (if such Incremental Term Loans, in each case, are Incremental Term B Loans), as applicable, and (v) except to the extent otherwise permitted by this Section 2.14, shall have the same terms and conditions as the ~~Initial Tranche~~Extended Term A ~~Term~~ Loans (if such Incremental Term Loans are Incremental Term A Loans) or Tranche B-1 Term Loans or Second Amendment Incremental Term B Loans (if such Incremental Term Loans, in each case, are Incremental Term B Loans), as applicable, or such terms as are reasonably satisfactory to the Administrative Agent, it being understood that no consent shall be required from the Administrative Agent for terms and conditions that are more restrictive than the ~~Initial Tranche~~Extended Term A ~~Term~~ Loans (if such Incremental Term Loans are Incremental Term A Loans) or Tranche B-1 Term Loans or Second Amendment Incremental Term B Loans (if such Incremental Term Loans, in each case, are Incremental Term B Loans), as applicable, to the extent that they apply to periods after the then Latest Maturity Date with respect to the ~~Tranche A~~Extended Term A Loans (if such Incremental Term Loans are Incremental Term A Loans) or Tranche B Term Loans or Second Amendment Incremental Term B Loans (if such Incremental Term Loans, in each case, are Incremental Term B Loans), as applicable, or are otherwise added for the benefit of the Term Lenders holding ~~Tranche A~~Extended Term A Loans (if such Incremental Term Loans are Incremental Term A Loans) or Term Lenders holding Tranche B Term Loans or Second Amendment Incremental Term B Loans (if such Incremental Term Loans, in each case, are Incremental Term B Loans), as applicable, hereunder.
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(iii)Any Incremental Revolving Commitments (other than Refinancing Revolving Commitments) (i) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Revolving Credit Commitments, (ii) shall have interest rate margins and (subject to clauses (iii) and (iv)) amortization schedule as determined by the Borrowers and the lenders thereunder (provided that (A) in the case of a Revolving Credit Commitment Increase, the maturity date of such Revolving Credit Commitment Increase shall be the same as the Maturity Date applicable to the Revolving Credit Commitments, such Revolving Credit Commitment Increase shall require no scheduled amortization or mandatory commitment reduction prior to the final Maturity Date applicable to the Revolving Credit Commitments and the Revolving Credit Commitment Increase shall be on the exact same terms and pursuant to the exact same documentation applicable to the Revolving Credit Commitments and (B) in the case of an Additional Revolving Credit Commitment, the maturity date of such Additional Revolving Credit Commitment shall be no earlier than the Maturity Date applicable to the Revolving Credit Commitments and such Additional Revolving Credit Commitment shall require no scheduled amortization or mandatory commitment reduction prior to the final Maturity Date of the Revolving Credit Commitments), (iii) any Incremental Revolving Commitments shall not have a final maturity date earlier than the Maturity Date applicable to the Revolving Credit Commitments, (iv) any Incremental Revolving Commitments shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Revolving Credit Commitments and (v) except to the extent otherwise permitted by this Section 2.14, shall have the same terms and conditions as the Revolving Credit Commitments or such terms as are reasonably satisfactory to the Administrative Agent, it being understood that no consent shall be required from the Administrative Agent for terms and conditions that are more restrictive than the Revolving Credit Commitments to the extent that they apply to periods after the then Latest Maturity Date with respect to the Revolving Credit Facility or are otherwise added for the benefit of the Revolving Credit Lenders hereunder.
(iv)Each notice from the Borrowers pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans and/or Incremental Revolving Commitments. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Term Loans or Incremental Revolving Commitments shall be reasonably satisfactory to the Borrowers and, to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Person, the Administrative Agent, the L/C Issuer and Swing Line Lender (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, such Additional Lender and, in the case of any Incremental Revolving Commitments, each L/C Issuer and Swing Line Lender and notified to the Administrative Agent. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment and, in the case of Incremental Revolving Commitments, the L/C Issuer and Swing Line Lender. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments, unless it so agrees. Commitments in respect of any Incremental Term Loans or Incremental Revolving Commitments shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.14. Any Incremental Facility Amendment shall be pursuant to documentation to be mutually agreed among the Borrowers and the Lenders providing such Incremental Facility.
(v)The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that (i) the representations and warranties of each Loan Party set forth in Section 4.02 being true and correct in all material respect (although any representations and warranties which expressly relate to a given date or period shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be) and all references to “such date of such Credit Extension” shall be deemed to refer to the Incremental Facility Closing Date) and (ii) no Event of Default shall exist, or would result from such issuance of the Incremental Facility; provided in the case
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of Incremental Facilities the proceeds of which will be used to finance a Limited Condition Transaction, (1) governed by the laws of the United States, (X) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be the Specified Representations and (Y) Section 4.02(b) shall be limited to Specified Events of Default and (2) governed by laws other than the laws of the United States, only customary “certain funds” conditions for the applicable jurisdiction or as required by the terms of the documentation governing such Limited Condition Transaction will be required to be satisfied). The proceeds of any Incremental Term Loans will be used for general corporate purposes (including (without limitation) Permitted Acquisitions) and for any other purpose not prohibited hereunder. Upon each increase in the Revolving Credit Commitments under such Revolving Credit Facility pursuant to this Section 2.14, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each, an “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit under such Revolving Credit Facility and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Incremental Revolving Lender) under such Revolving Credit Facility will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. Additionally, if any Revolving Credit Loans are outstanding under a Revolving Credit Facility at the time any Incremental Revolving Commitments are established under such Revolving Credit Facility, the Revolving Credit Lenders immediately after effectiveness of such Incremental Revolving Commitments shall purchase and assign at par such amounts of the Revolving Credit Loans outstanding under such Revolving Credit Facility at such time as the Administrative Agent may require such that each Revolving Credit Lender under such Revolving Credit Facility holds its Applicable Percentage of all Revolving Credit Loans outstanding under such Revolving Credit Facility immediately after giving effect to all such assignments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(vi)Any portion of any Incremental Facility incurred other than under the Incremental Incurrence Test may be reclassified at any time, as the Parent Borrower may elect from time to time, as incurred under the Incremental Incurrence Test if the Parent Borrower meets the applicable ratio under the Incremental Incurrence Test at such time on a Pro Forma Basis at any time subsequent to the incurrence of such Incremental Facility (or would have met such ratio, in which case, such reclassification shall be deemed to have automatically occurred if not elected by the Parent Borrower).
(o)Extensions of Term Loans and Revolving Credit Commitments.
(i)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders of any Class of Term Loans or any Class of Revolving Credit Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments of the applicable Class) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments of the applicable Class and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans, and which such extensions shall not be subject to any “no default” requirement, pro forma compliance with any leverage ratio or other financial tests or “most favored nations provisions”) (each, an “Extension,” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate Class of Revolving Credit
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Commitments from the Class of Revolving Credit Commitments from which they were converted and it being understood that an Extension may be in the form of an increase in the amount of any other outstanding Class of Term Loans or Revolving Credit Commitments otherwise satisfying the criteria set forth below), so long as the following terms are satisfied: (i) except as to interest rates, fees and final maturity (which shall be determined by the Borrowers and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Credit Commitments; provided, that at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Parent Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer other than with respect to covenants or other provisions applicable to periods after the Latest Maturity Date, (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.07(c) for periods prior to the Maturity Date for Term Loans may not be increased, (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) any Extended Term Loans may participate (A) on a pro rata basis, a less than pro rata basis, or a greater than pro rata basis in any voluntary repayments or prepayments hereunder and (B) on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of the class of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders of such Class, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments of such Class, as the case may be, offered to be extended by the Borrowers pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans of such Class, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers and (ix) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent. No Lender shall be obligated to extend its Term Loans or Revolving Credit Commitments unless it so agrees.
(ii)With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrowers may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrowers’ sole discretion and may be waived by the Borrowers) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered and (y) no Class of Extended Term Loans shall be in an amount of less than $10,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.
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(iii)No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments, the consent of the L/C Issuer and the Swing Line Lender (which consent shall not be unreasonably withheld or delayed); provided that any Lender that elects not to agree to such Extension (such Lender being, a “Non-Extending Lender”) may be replaced by the Borrowers pursuant to Section 3.06. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Classes in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15.
(iv)In connection with any Extension, the Borrowers shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.
(p)Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    The Commitment Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 2.09(a);
(b)    the Commitment, Outstanding Amount of Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Required Revolving Credit Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that (x) any waiver, amendment or modification of the type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Revolving Credit Commitments or Obligations owing to such Defaulting Lender or (y) any waiver, amendment or modification (other than as described in the foregoing clause (x) requiring the consent of all Lenders or each affected Lender) which affects such Defaulting Lender disproportionally when compared to other affected Lenders, in each case, shall require the consent of such Defaulting Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Revolving Credit Commitments or Obligations owing to such Defaulting Lender;
(c)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender
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against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (c).
(d)    if any Swing Line Obligations or L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:
    (i)    all or any part of the Swing Line Obligations or L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentage but only to the extent that such non-Defaulting Lenders’ Revolving Credit Exposures does not exceed its Revolving Credit Commitments;
    (ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Swing Line Obligations and (y) second, Cash Collateralize for the benefit of the L/C Issuer only the Borrowers’ obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(f) for so long as such L/C Obligations are outstanding;
    (iii)    if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are Cash Collateralized;
    (iv)    if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.09(a) and 2.03(h) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentage; and
    (v)    if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the L/C Issuer until and to the extent that such L/C Obligations are reallocated and/or Cash Collateralized; and
(e)    so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it has received assurances satisfactory to it that non-
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Defaulting Lenders will cover the related exposure and/or cash collateral will be provided by the Borrowers in accordance with Section 2.16(d), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(d)(i) (and such Defaulting Lender shall not participate therein).
In the event that the Administrative Agent, the Borrowers, the Swing Line Lender and the L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Obligations and L/C Obligations of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 10.24, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(q)Permitted Debt Exchanges.
(i)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrowers to all Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Parent Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) with outstanding Term Loans of a particular Class, the Borrowers may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) (such Indebtedness, “Permitted Debt Exchange Notes” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:
(1)each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrowers, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class;
(2)the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, except to the extent a different incurrence basket pursuant to Section 7.03 is utilized and with respect to an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Permitted Debt Exchange;
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(3)the stated final maturity of such Permitted Debt Exchange Notes is not earlier than the latest Maturity Date for the Class or Classes of Term Loans being exchanged, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such latest maturity date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Debt Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);
(4)such Permitted Debt Exchange Notes are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the latest Maturity Date for the Class or Classes of Term Loans being exchanged, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Debt Exchange Notes shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being exchanged;
(5)no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is or substantially concurrently becomes a Loan Party;
(6)if such Permitted Debt Exchange Notes are secured, such Permitted Debt Exchange Notes are secured on a pari passu basis or junior priority basis to the Obligations and (A) such Permitted Debt Exchange Notes are not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations and (B) the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;
(7)the terms and conditions of such Permitted Debt Exchange Notes (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Class or Classes of Term Loans being exchanged) reflect market terms and conditions at the time of incurrence or issuance as reasonably determined by the Parent Borrower in good faith; provided that if such Permitted Debt Exchange Notes contain any financial maintenance covenants, such covenants shall not be more restrictive than (or in addition to) those contained in this Agreement (unless such covenants are also added for the benefit of the Lenders under this Agreement, in which case any requirement to so comply shall not require the consent of any Lender or Agent hereunder;
(8)all Term Loans exchanged under each applicable Class by the Borrowers pursuant to any Permitted Debt Exchange shall automatically be canceled and retired by the Borrowers on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrowers for immediate cancellation), and accrued and unpaid interest on such Term Loans shall
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be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by the Borrowers and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange);
(9)if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrowers pursuant to such Permitted Debt Exchange Offer, then the Borrowers shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrowers pursuant to such Permitted Debt Exchange Offer, then the Borrowers shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;
(10)all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrowers and the Administrative Agent; and
(11)any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrowers.
Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Commitments exchanged pursuant to any Permitted Debt Exchange Offer.
(ii)With respect to all Permitted Debt Exchanges effected by the Borrowers pursuant to this Section 2.17, such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing the Borrowers may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrowers’ discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrowers’ discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The Administrative Agent and the Lenders hereby acknowledge and agree that the provisions of Sections 2.05, 2.06 and 2.13 do not apply to the Permitted Debt Exchange and the other transactions contemplated by this Section 2.17 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.17.
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(iii)In connection with each Permitted Debt Exchange, the Borrowers shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrowers and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.17; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. The Borrowers shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than three (3) Business Days prior to the proposed date of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Administrative Agent in its sole discretion) and the Administrative Agent shall be entitled to conclusively rely on such results.
(iv)The Borrowers shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (i) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrowers’ compliance with such laws in connection with any Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.
(r)Parent Borrower as Agent. The Borrowers (other than the Parent Borrower) hereby appoint the Parent Borrower to act as their agent for all purposes under this Agreement (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans) and the other Loan Documents and agree that (i) the Parent Borrower may execute such documents on behalf of the Borrowers as the Parent Borrower deems appropriate in its sole discretion and the Borrowers shall be obligated by all of the terms of any such document executed on their behalf, (ii) any notice or communication delivered by the Administrative Agent or any Lender to the Parent Borrower shall be deemed delivered to all Borrowers and (iii) the Administrative Agent and the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Parent Borrower on behalf of the Borrowers. For the avoidance of doubt, each Borrower shall be jointly and severally liable with the other Borrowers for all Obligations hereunder.
16.

Taxes, Increased Costs Protection and Illegality
(a)Taxes.
(i)Except as provided in this Section 3.01, all payments by the Borrowers or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Law. If any applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document, (i) if such Taxes are Indemnified Taxes, the sum payable by the Borrowers or applicable Guarantor shall be increased as necessary so that after all required deductions have been made (including any such deductions applicable to additional sums payable under this Section 3.01), the applicable Lender (or, in the case of any amount received by an Agent for its own account, such Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such applicable withholding agent shall make such deductions, (iii) such applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment by such applicable withholding agent (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such applicable withholding agent shall furnish to Borrowers and such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.
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(ii)In addition, but without duplication of any amounts payable pursuant to Section 3.01(a) or (c), the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, all Other Taxes.
(iii)Without duplication of any amounts payable pursuant to Section 3.01(a) or Section 3.01(b), the Borrowers shall indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction in respect of amounts payable under this Section 3.01) payable by such Agent and such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Such Agent or Lender, as the case may be, will, at the Borrowers’ request, provide the Parent Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts which shall be conclusive absent manifest error. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor. Notwithstanding anything to the contrary contained in this Section 3.01(c), no Loan Party shall be required to indemnify any Agent or any Lender pursuant to this Section 3.01(c) for any incremental interest, penalties or expenses resulting from the failure of such Agent or Lender to notify the Loan Party of such possible indemnification claim within 180 days after such Agent or Lender receives written notice from the applicable Governmental Authority of the specific tax assessment giving rise to such indemnification claim.
(iv)If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by the Borrowers or any Guarantor pursuant to this Section 3.01, it shall promptly remit an amount equal to such refund as soon as practicable after it is determined that such refund pertains to Indemnified Taxes (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers or any Guarantor under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund plus any interest included in such refund by the relevant Governmental Authority attributable thereto) to the Borrowers, net of all reasonable out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Lender or Agent, as the case may be, agree promptly to return an amount equal to such refund (plus any applicable interest, additions to tax or penalties) to such party in the event such party is required to repay such refund to the relevant Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Borrowers’ request, provide the Borrowers with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any Tax refund or to make available its Tax returns or disclose any information relating to its Tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(v)Each Lender shall, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrowers, use commercially reasonable efforts (subject to legal and regulatory restrictions), at Borrowers’ expense, to designate another Applicable Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.01(a) or (c).
(vi)Each Lender shall, at such times as are reasonably requested by the Borrowers or the Administrative Agent, provide the Parent Borrower and the Administrative Agent with any documentation prescribed by applicable Law, or reasonably requested by the Borrowers or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction
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in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any respect, deliver promptly to the Borrowers and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Parent Borrower and the Administrative Agent in writing of its ineligibility to do so.
Without limiting the generality of the foregoing:
(1)Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;
(2)Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrowers or the Administrative Agent) whichever of the following is applicable:
a.two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income Tax treaty to which the United States is a party,
b.two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
c.in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or  881(c) or the Code, (x) a certificate, in substantially the form of Exhibit L (any such certificate a “United States Tax Compliance Certificate”), or any other documentation approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business, and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),
d.to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable (or any successor forms), United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership and not a participating Lender, and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or
e.two duly completed copies of any other documentation prescribed by applicable U.S. federal income Tax Laws (including the Treasury regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Loan Documents.
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i.(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Notwithstanding any other provision of this Section 3.01(f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(f).
(vii)The Administrative Agent shall provide the Parent Borrower with two duly completed original copies of, if it is a United States person (as defined in Section 7701(a)(30) of the Code), Internal Revenue Service Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a United States person, (1) Internal Revenue Service Form W-8ECI with respect to payments to be received by it as a beneficial owner and (2) Internal Revenue Service Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, and shall update such forms periodically upon the reasonable request of the Borrowers. Notwithstanding any other provision of this Section 3.01(g), the Administrative Agent shall not be required to deliver any documentation that such Administrative Agent is not legally eligible to deliver.
(viii)For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and any Swing Line Lender and “applicable Law” includes FATCA.
(ix)Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(b)Inability to Determine Rates.
(i)If in connection with any request for a Term SOFR Loan or an Alternative Revolver Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Available Currency has been determined in accordance with Section 3.02(b) and the circumstances under clause (i) of Section 3.02(b) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Available Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Revolver Currency Loan or the determination of the Term SOFR component of the Base Rate in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Available Currency for any requested Interest Period or determination date(s) does not
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adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Parent Borrower and each Lender.
(ii)Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Alternative Revolver Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.02(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
(iii)Upon receipt of such notice, (i) the Parent Borrower may revoke any pending request for a Borrowing of, or conversion to Term SOFR Loans, or Borrowing of, or continuation of Alternative Revolver Currency Loans to the extent of the affected Alternative Revolver Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar amount of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Alternative Revolver Currency Loans, at the Parent Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar amount of the amount of such outstanding Alternative Revolver Currency Loan immediately, in the case of an Alternative Revolver Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of a Term SOFR Loan or Alternative Revolver Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Revolver Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of a Term SOFR Loan or Alternative Revolver Currency Term Rate Loan; provided that if no election is made by the Parent Borrower (x) in the case of an Alternative Revolver Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Parent Borrower of such notice or (y) in the case of a Term SOFR Loan or Alternative Revolver Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Term SOFR Loan or Alternative Revolver Currency Term Rate Loan, the Parent Borrower shall be deemed to have elected clause (1) above.
(iv)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:
(1)adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Available Currency because none of the one month, three month or six month interest periods of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary, or
(2) the Applicable Authority (or any successor administrator of the Term SOFR Screen Rate) has made a public statement identifying a specific date after which one month, three month and six month interest periods of the Relevant Rate for an Available Currency (including any forward-looking term rate thereof) or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the
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interest rate of loans denominated in such Available Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest period(s) of the Relevant Rate for such Available Currency (the latest date on which one month, three month and six month interest periods of the Relevant Rate for such Available Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”), or if the events or circumstances of the type described in Section 3.02(a)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, (x) with respect to Term SOFR, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Term SOFR Successor Rate”), and (y) with respect to any other Relevant Rate (or if Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date), reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Parent Borrower may amend this Agreement to replace the Relevant Rate for an Available Currency or any then current Successor Rate for an Available Currency in accordance with this Section 3.02 with an alternate benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Available Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Available Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, an “Other Relevant Rate Successor Rate” and together with the Term SOFR Successor Rate, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.
The Administrative Agent will promptly (in one or more notices) notify the Parent Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent (in consultation with the Parent Borrower).
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Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than, (x) in the case of Tranche B-1 Term Loans, 0.50% per annum, or (y) in the case of the ~~Initial Tranche~~Extended Term A Loans, Second Amendment Incremental Term B Loans and Revolving Credit Loans, 0.00% per annum, the Successor Rate will be deemed to be 0.50% per annum or 0.00% per annum, respectively, for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time, in consultation with the Parent Borrower, and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Parent Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(c)    For purposes of this Section 3.02, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Revolver Currency shall be excluded from any determination of Required Lenders.
(c)Increased Cost and Reduced Return; Capital Adequacy.
(i)If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnifiable under Section 3.01, (ii) Excluded Taxes or (iii) reserve requirements contemplated by Section 3.03(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Parent Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that in the case of any Change in Law only applicable as a result of the proviso set forth in the definition thereof, such Lender will only be compensated for such amounts that would have otherwise been imposed under the applicable increased cost provisions and only to the extent the applicable Lender certifies that it is its general policy or practice to impose such charges on other similarly situated borrowers under comparable syndicated credit facilities.
(ii)If any Lender determines that as a result of any Change in Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.
(iii)[Reserved].
(iv)Subject to Section 3.05(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.
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(v)If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by the Borrowers, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.03(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.03(a), (b), (c) or (d).
(d)Funding Losses. Promptly following written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Parent Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits) actually incurred by it as a result of:
(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of any Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise);
(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Parent Borrower;
(c) any assignment of a Term SOFR Loan or Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Parent Borrower pursuant to Section 3.06; or
(d) any failure by the Borrowers to make payment of any Revolving Credit Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;
including any foreign exchange loss and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.
(e)Matters Applicable to All Requests for Compensation.
(i)Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrowers setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(ii)With respect to any Lender’s claim for compensation under Section 3.02, Section 3.03, or Section 3.04 the Borrowers shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrowers of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.03, the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term SOFR Loans or Alternative Revolver Currency Loans from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans or Alternative Revolver Currency Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
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(iii)If the obligation of any Lender to make or continue any Term SOFR Loan or Alternative Revolver Currency Loan from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans or Alternative Revolver Currency Loans shall, to the extent denominated in Dollars, be suspended pursuant to Section 3.05(b) hereof, such Lender’s Term SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:
(1)to the extent that such Lender’s Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Term SOFR Loans shall be applied instead to its Base Rate Loans; and
(2)all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Term SOFR Loans, to the extent denominated in Dollars, shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Term SOFR Loans or Alternative Revolver Currency Loans shall remain as Base Rate Loans.
(iv)If any Lender gives notice to the Borrowers (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s Term SOFR Loans denominated in Dollars pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted Term SOFR Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective principal amount of Commitments.
(f)Replacement of Lenders under Certain Circumstances.
(i)If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections and Lender has declined or is unable to designate a different lending office in accordance with Section 3.01(e) or any Lender ceases to make Term SOFR Loans as a result of any condition described in Section 3.02 or Section 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender or (iv) any Lender becomes a Non-Extending Lender, then the Borrowers may, on prior written notice to the Administrative Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) and clause (iv) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees (provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender or a Non-Extending Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents).
(ii)Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, as applicable (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to the Borrowers or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s
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Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans, as applicable, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.04 as a consequence of such assignment and, in the case of an assignment of Term Loans in connection with a Repricing Transaction, the premium, if any, that would have been payable by the Borrowers on such date pursuant to Section 2.05(a)(iv) if such Lender’s Term Loans subject to such assignment had been prepaid on such date shall have been paid by the Borrowers to the assigning Lender and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
(iii)Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer, or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(iv)In the event that (i) the Borrowers or the Administrative Agent have requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders or Required Revolving Credit Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
(v)Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 3.06 may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.
(g)Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in revert repurchase of U.S. Treasury securities transactions of the type included in the determination of SOFR or Term SOFR, or to determine or charge interest rates based upon a Relevant Rate or SOFR or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, in each case after the Acquisition Closing Date, then, on written notice thereof by such Lender to the Parent Borrower through the Administrative Agent, (a) any obligation of such Lender to make or maintain Alternative Revolver Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall promptly, following written demand from such Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans or Alternative Revolver Currency Rate Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all Term SOFR Loans of such Lender to Base Rate Loans (the
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interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), in each case, immediately, or, in the case of Term SOFR Loans and Alternative Revolver Currency Term Rate Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Term SOFR Loans or Alternative Revolver Currency Term Rate Loans to such day, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, and all amounts due, if any, in connection with such prepayment or conversion under Section 3.04. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. It has not, since the date on which such Lender first became a party, become illegal for such Lender to make, or to allow to remain outstanding, that Certain Funds Utilization, provided that such Lender has notified the Borrowers through the Administrative Agent immediately upon becoming aware of the relevant issue in accordance with this Section 3.07, and provided further that such illegality alone will not excuse any other Lender from participating in the relevant Certain Funds Utilization and will not in any way affect the obligations of any other Lender.
(h)Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and any assignment of rights by or replacement of a Lender.
17.

Conditions Precedent to Credit Extensions
(a)Conditions to Certain Funds Utilization. The obligation of each Lender to make (i) its initial Credit Extension hereunder and (ii) any other Certain Funds Utilization during the Certain Funds Period is subject to satisfaction of the following conditions precedent (or waiver thereof in accordance with Section 10.01):
(a)    a certificate from the Parent Borrower (or any of its relevant Affiliates) (signed by an officer or authorized signatory) confirming that in the case of a Scheme, the Scheme Effective Date shall have occurred or, in the case of an Offer, the Offer shall have become or shall have been declared unconditional in all respects (or, in each case, will have occurred, become or so declared as at the Acquisition Closing Date);
(b)    no Major Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom;
(c)    a Request for Credit Extension of the Initial Term Loans relating to a Credit Extension in accordance with the requirements hereof;
(d)    a copy of the constitutional documents of each Loan Party;
(e)    with respect to each Loan Party, to the extent legally required, a copy of a resolution of the board of directors, the shareholders or equivalent body of each Loan Party approving the Loan Documents to which it is a party and the transactions contemplated hereby and thereby;
(f)     specimen signatures for the person(s) authorized in the resolutions referred to in clause (e) above (to the extent such person will execute any Loan Document);
(g)     a certificate from each Loan Party (signed by an officer or authorized signatory):
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(i)certifying that each copy document relating to it specified in clauses (d) through (f) above is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded prior to the date of this Agreement; and
(ii)confirming that, subject to the guarantee limitations set out in this Agreement or any other Loan Document, borrowing or guaranteeing or securing (as appropriate) the Commitments would not cause any borrowing, guarantee or security limit binding on it to be exceeded;
(h) a legal opinion from Kirkland & Ellis LLP in respect of the capacity of the Loan Parties incorporated or organized in Delaware and California to enter into the Loan Documents to which they are a party and in respect of the enforceability of the Collateral Documents governed by New York law;
(i) reasonable evidence that payment of all fees earned, due and payable to the Administrative Agent and required to be paid under any Loan Documents shall have been made (or shall be made substantially contemporaneously with funding; provided that a reference to payment of such fees in the relevant Request for Credit Extension or in a customary “funds flow” shall be deemed to be reasonable evidence that this condition precedent is satisfactory to the Administrative Agent; and
(j) it has not, since the date on which such Lender first became a party, become illegal for such Lender to make, or to allow to remain outstanding, that Certain Funds Utilization, provided that such Lender has notified the Borrowers through the Administrative Agent immediately upon becoming aware of the relevant issue in accordance with Section 3.07 (Illegality), and provided further that such illegality alone will not excuse any other Lender from participating in the relevant Certain Funds Utilization and will not in any way affect the obligations of any other Lender.
(b)Conditions to Subsequent Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension after the Acquisition Closing Date (other than (x) a Certain Funds Utilization in accordance with Section 4.01 or (y) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Alternative Revolver Currency Loans, as applicable) is subject to the following conditions precedent (limited, in the case of Incremental Facilities which will be used to finance a Limited Condition Transaction, in the manner set forth in Section 2.14(e)):
(a)    The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
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(c)    The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than (x) a Certain Funds Utilization in accordance with Section 4.01, or (y) a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans or Alternative Revolver Currency Loans, as applicable) submitted by the Borrowers shall (subject, in the case of a Request delivered with respect to any Incremental Facility, to Section 2.14(e)) be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.02(a) and, if applicable, (b) have been satisfied on and as of the date of the applicable Credit Extension.
18.

Representations and Warranties
The Borrowers represent and warrant to the Agents and the Lenders on the date of each Credit Extension after the Acquisition Closing Date:
(a)Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each other Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in material compliance with all Laws (including the USA PATRIOT Act and anti-money laundering laws), orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Parent Borrower), (b)(i), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation exceeding the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any material Law; except (in the case of clauses (b)(ii) and (b)(iv) above), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings,
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the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
(e)Financial Statements; No Material Adverse Effect.
(i)The Audited Parent Borrower Financial Statements fairly present in all material respects the consolidated financial condition of the Parent Borrower and its Subsidiaries, in each case, as of the dates thereof and their results of operations for the period covered thereby, except as otherwise disclosed to the Administrative Agent prior to the Acquisition Closing Date, and in the case of the Audited Parent Borrower Financial Statements, prepared in accordance with GAAP consistently applied throughout the periods covered thereby.
(i)Since the Acquisition Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Each Lender and the Administrative Agent hereby acknowledges and agrees that Parent Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or Event of Default under the Loan Documents.
(f)Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent Borrower or any Restricted Subsidiary or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(g)Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Law and, in each case, except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(h)Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)    there are no pending or, to the knowledge of the Parent Borrower, threatened claims, actions, suits, notices of violation, notices of potential responsibility, disputes or proceedings by or involving any Loan Party or any of their Subsidiaries alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law;
(b)    (i) there is no asbestos or asbestos-containing material on any property currently owned, leased or operated by any Loan Party or any of their Subsidiaries; and (ii) there has been no Release of Hazardous Materials at, on, under or from any location in a manner which would reasonably be expected to give rise to any Environmental Liability of or relating to any Loan Party or any of their Subsidiaries;
(c)    neither any Loan Party nor any of their Subsidiaries is undertaking, or has completed, either individually or together with other persons, any investigation or response action relating to any actual or threatened Release of Hazardous Materials at any location, either
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voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;
(d)    all Hazardous Materials transported from any property currently or, to the knowledge of the Parent Borrower or its Subsidiaries, formerly owned, leased or operated by any Loan Party or any of their Subsidiaries for off-site disposal have been disposed of in compliance with all Environmental Laws;
(e)    none of the Loan Parties nor any of their Subsidiaries is subject to or has contractually or by operation of Law assumed any Environmental Liability; and
(f)    the Loan Parties and each of their Subsidiaries and their respective businesses, operations and properties are and have been in compliance with all Environmental Laws.
(i)Taxes. The Parent Borrower and each Restricted Subsidiary have timely filed all federal, provincial, state, municipal, foreign and other Tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, and except for failures to make such filings or payments that could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to the Parent Borrower or any Restricted Subsidiary that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(j)Compliance with ERISA.
(i)Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal, state or other applicable Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of the Borrowers, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(ii)There are no pending or, to the knowledge of the Borrowers, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(iii)No ERISA Event has occurred, and neither the Borrowers nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event, with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(iv)To the extent applicable, each Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the
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failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
(k)Subsidiaries; Equity Interests. As of the Acquisition Closing Date, neither the Parent Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in the Borrowers and the Subsidiaries of the Parent Borrower have been validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, nonassessable and, on the Acquisition Closing Date, all Equity Interests owned directly or indirectly by the Parent Borrower or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents, and (ii) those Liens permitted under Section 7.01. As of the Acquisition Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of organization or incorporation of each Subsidiary, (b) sets forth the ownership interest of the Borrowers and any of their Subsidiaries in each of their Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the Acquisition Closing Date pursuant to the Collateral and Guarantee Requirement. Schedule 1.01D hereto sets forth each Subsidiary of the Parent Borrower (other than Excluded Subsidiaries) as of the Acquisition Closing Date.
(l)Margin Regulations; Investment Company Act.
(i)No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U or Regulation X of the FRB.
(ii)None of the Parent Borrower or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
(m)Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent, any Lead Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto); provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (i) such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers, (ii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (iii) such differences may be material.
(n)Intellectual Property; Licenses, Etc. Each of the Loan Parties and the other Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights, including registrations and applications for registration thereof all rights of priority thereto, and all rights to sue for any infringement, misappropriation or violation, and all income, royalties, damages and payments due or payable, therefore (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Parent Borrower, without violation of the rights of any Person, except to the extent such violation or failure to own, license, or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Parent Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(o)Solvency. On the Acquisition Closing Date after giving effect to the Transaction, Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
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(p)Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent perfection can be obtained by filing financing statements or upon the taking of possession or control, in each case subject to no Liens other than Permitted Liens.
(q)Use of Proceeds. The proceeds of the Initial Term Loans, the Revolving Credit Loans and the L/C Credit Extensions shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement. The proceeds of the Additional Tranche B-1 Term Loans shall be used on the First Amendment Effective Date to repay in full all Non-Converted Term Loans (including payment of all accrued and unpaid interest thereon and other amounts payable in respect thereof). The proceeds of the Second Amendment Incremental Term B Loans shall be used on or after the Second Amendment Effective Date to consummate and/or effectuate any or all of the Second Amendment Transactions.
(r)Sanctions Laws and Regulations and Anti-Corruption Laws.
(i)Each of the Parent Borrower and its Subsidiaries is in compliance, in all material respects, with the Sanctions Laws and Regulations, the FCPA and other applicable anti-corruption laws. No Borrowing or use of proceeds of any Borrowing or drawing under any Letter of Credit will violate or result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.
(ii)None of (I) the Borrowers or any other Loan Party or (II) a Restricted Subsidiary that is not a Loan Party or, to the knowledge of the Parent Borrower, any director, manager, officer or employee of the Parent Borrower or any of its Restricted Subsidiaries, in each case, is (i) a Person (or owned 50% or more by one or more Persons or under Control of a Person) on the list of “Specially Designated Nationals and Blocked Persons” or the target of the limitations or prohibitions under any Sanctions Laws and Regulations, or (ii) a Person located, organized, or resident in a country or territory that is the subject of comprehensive country- or territory-wide sanctions under Sanctions Laws and Regulations (currently, Crimea, Cuba, Iran, North Korea, ~~and Syria~~the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-Ukrainian government-controlled regions of Kherson and Zaporizhzhia of Ukraine).
(iii)No part of the proceeds of any Loan or Letter of Credit will be used for any improper payments, directly or, to the knowledge of the Parent Borrower, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any applicable similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrowers.
(iv)This Section 5.18 shall not be interpreted or applied in relation to Parent Borrower, any other Loan Party, any directors or officers, or any Secured Party to the extent that the representations made pursuant to this Section 5.18 violate or expose such entity or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the United Kingdom, European Union (and/or any of its member states) that are applicable to such entity (including EU Regulation (EC) 2271/96) and Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung, AWV) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz).
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19.

Affirmative Covenants
From and after the Acquisition Closing Date and for so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall not have been paid in full (other than contingent indemnification obligations not yet due, Secured Hedge Agreements and Cash Management Obligations), or any Letter of Credit shall remain outstanding, the Parent Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each Restricted Subsidiary to:
(a)Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)    with respect to each fiscal year of the Parent Borrower, but in any event within the later of (i) ninety (90) days after the end of each fiscal year of the Parent Borrower and (ii) five (5) days after the time period specified by the SEC under the Exchange Act for annual reporting (or fifteen (15) days thereafter if Parent Borrower timely files a Form 12b-25 (or any successor form)), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing (without a “going concern” or like qualification or exception (other than (x) an emphasis of matter to the extent such statement does not qualify such audit in any respect, (y) with respect to, or resulting from, the regularly scheduled maturity of the Loans hereunder or any other Indebtedness, occurring within one year from the time opinion is delivered or (z) a prospective default under the Financial Covenant or any other financial covenant)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    beginning with the first fiscal quarter ending after the Acquisition Closing Date, with respect to the first three (3) fiscal quarters of each fiscal year of the Parent Borrower, but in any event, within the later of (i) forty-five (45) days after the end of each such fiscal quarter, and (ii) five (5) days after the time period specified by the SEC under the Exchange Act for quarterly reporting (or five (5) days thereafter if Parent Borrower timely files a Form 12b-25 (or any successor form)), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes; and
(c)    simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and (b) above (i) the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (ii) a customary management discussion and analysis of operating results.
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Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Parent Borrower and its Subsidiaries by furnishing (A) the applicable consolidated financial statements of any direct or indirect parent of the Parent Borrower that, directly or indirectly, holds all of the Equity Interests of the Parent Borrower, (B) the Parent Borrower’s (or any direct or indirect parent thereof, as applicable) Form 10-K or 10-Q, as applicable, filed with the SEC or (C) following an election by the Parent Borrower pursuant to the definition of “GAAP,” the applicable financial statements determined in accordance with IFRS; provided that, with respect to each of clauses (A) and (B) above, (i) to the extent such information relates to a parent of the Parent Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent Borrower (or such parent), on the one hand, and the information relating to the Parent Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which report and opinion, subject to the same exceptions set forth above, shall be prepared in accordance with generally accepted auditing standards.
The Parent Borrower represents and warrants that it, its controlling Person and any Subsidiary, in each case, if any, either (i) has no registered or publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Parent Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 6.01(a), (b) and (c) above (collectively, “Borrower Materials”), along with the Loan Documents, available on IntraLinks or another similar electronic system (the “Platform”) to certain of the Lenders (each, a “Public Lender”) that may have personnel who do not wish to receive material non-public information with respect to the Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities, and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Administrative Agent shall be under no obligation to post any other material to Public Lenders unless the Parent Borrower has expressly represented and warranted to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Parent Borrower has no outstanding publicly traded securities, including 144A securities.
(b)Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)    no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower;
(b)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent Borrower to its shareholders generally, as the case may be; provided that such information shall be deemed to have been delivered on the date on which such information has been posted on the Parent Borrower’s website on the Internet at http://www.nortonlifelock.com (or any successor page) or at http://www.sec.gov;
(c)    [reserved];
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(d)    together with each Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by Section 3.03 of the Security Agreement or confirming that there has been no change in such information since the Acquisition Closing Date or the date of the last Compliance Certificate, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a prepayment under Section 2.05(b), (iii) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary, Unrestricted Subsidiaries or an Immaterial Subsidiary as of the last day of the period covered by such Compliance Certificate or a confirmation that there is no change in such information since the later of the Acquisition Closing Date or the date of the last such list and (iv) such other information required by the Compliance Certificate; and
(e)    promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request (including, without limitation, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation (to the extent applicable)); provided that the Parent Borrower will not be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Parent Borrower or any of its Subsidiaries or any of their respective customers or suppliers, (ii) in respect of which disclosure to the Administrative Agents or any Lender (or any of their respective representatives) is prohibited by applicable law or (iii) the disclosure of which would waive any attorney-client privilege, or violate any confidentiality obligations owed to any third party by the Parent Borrower or any Subsidiary.
Documents required to be delivered pursuant to Sections 6.01(a), (b) and (c) or Sections 6.02(a) and (e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on EDGAR or the Parent Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: upon written request by the Administrative Agent, the Parent Borrower shall deliver electronic copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering electronic copies is given by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of electronic copies of such documents from the Administrative Agent and maintaining its copies of such documents.
(c)Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender:
(a)    of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Parent Borrower proposes to take with respect thereto;
(b)    of any litigation or governmental proceeding (including, without limitation, pursuant to any Environmental Laws) pending against the Parent Borrower or any of the Restricted Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect; and
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(c)    of the occurrence of any ERISA Event or similar event which could reasonably be expected to have a Material Adverse Effect.
(d)Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights (including IP Rights), privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to the Parent Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.
(e)Maintenance of Properties. Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.
(f)Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Parent Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Any such insurance (excluding business interruption insurance) maintained in the United States shall name the Collateral Agent as additional insured and loss payee, as applicable.
(g)Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including without limitation Environmental Laws, ERISA, Sanctions Laws and Regulations and FCPA and other applicable anti-corruption laws), except if the failure to comply therewith could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
This Section 6.07 shall not be interpreted or applied in relation to Parent Borrower, any other Loan Party or any Secured Party to the extent that the obligations under this Section 6.07 would violate or expose such entity or any directors, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the United Kingdom, European Union (and/or any of its member states) that are applicable to such entity (including EU Regulation (EC) 2271/96) and Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung, AWV) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz).
(h)Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Parent Borrower or such Restricted Subsidiary, as the case may be.
(i)Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrowers’ expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, none of the Parent Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any
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document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
(j)Covenant to Guarantee Obligations and Give Security. At the Borrowers’ expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(a)    upon the formation or acquisition of any new direct or indirect Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.13 of any existing direct or indirect Subsidiary as a Restricted Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary (including following designation by the Parent Borrower of any Subsidiary as an Additional Borrower pursuant to Section 1.13 or as a Guarantor pursuant to the definition of Guarantors):
    (i)    within sixty (60) days after such formation, acquisition, designation or occurrence or such longer period as the Administrative Agent may agree in its reasonable discretion:
(A)    [reserved];
(B)    cause each such Restricted Subsidiary (and any Loan Party that owns Equity Interests of such Restricted Subsidiary) to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) pledges, guarantees, assignments, Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (to the extent applicable, consistent with the Security Agreement and other Collateral Documents in effect on the Acquisition Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;
(C)    if applicable, cause each such Restricted Subsidiary (and any Loan Party that owns Equity Interests of such Restricted Subsidiary) to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and (if applicable) instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent; and
(D)    take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of the filing of financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens with the priority required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).
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(k)Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement. Use the proceeds of the Additional Tranche B-1 Term Loans on the First Amendment Effective Date to repay in full all Non-Converted Term Loans (including payment of all accrued and unpaid interest thereon and other amounts payable in respect thereof). Use the proceeds of the Second Amendment Incremental Term B Loans for any or all of the Second Amendment Transactions and for working capital and general corporate purposes.
(l)Further Assurances and Post-Closing Covenants.
(i)Subject to the limitations set forth herein and other Loan Documents, promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) subject to the limitations set forth in the Collateral and Guarantee Requirement, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents; provided, however, that notwithstanding anything to the contrary contained in this Agreement or any other Collateral Document, nothing in this Agreement or any other Collateral Document shall require any Borrower or Loan Party to make any filings or take any actions to record or to perfect the Collateral Agent’s security interest in (i) any IP Rights other than UCC filings and the filing of documents effecting the recordation of security interests in the United States Copyright Office or United States Patent and Trademark Office or (ii) any non-United States IP Rights (except to the extent owned by a Foreign Loan Party);
(ii)Within the time periods specified on Schedule 6.12 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 6.12 hereto.
(m)Designation of Subsidiaries.
(i)Subject to clauses (b) and (c) below, the Parent Borrower may at any time designate any Restricted Subsidiary (other than the Co-Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrowers therein at the date of designation in an amount equal to the fair market value of the Borrowers’ investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
(ii)The Parent Borrower may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary, or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless no Specified Event of Default shall have occurred or be continuing.
(iii)(i) The Parent Borrower may not designate a Restricted Subsidiary as an Unrestricted Subsidiary unless such Restricted Subsidiary does not own or hold an exclusive license to, any IP Rights constituting Collateral, in each case, that is material to the business of the Borrowers and its Restricted Subsidiaries, taken as a whole and (ii) the Borrowers and their respective Restricted Subsidiaries shall not be permitted to transfer to any Unrestricted Subsidiary legal or beneficial ownership of, or an exclusive license to, any IP Rights constituting Collateral, in each case, that is material to the business of the Borrowers and their respective Restricted Subsidiaries, taken as a whole; provided that the foregoing shall not be deemed or interpreted to restrict any exclusive licenses granted to such Restricted Subsidiary for a legitimate business purpose that is only exclusive with respect to a particular type or field (or types or fields) of usage or a certain territory or group of territories, in each case that does not effectively result in the transfer of beneficial ownership of such IP Rights.
(n)Payment of Taxes. The Parent Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of the Parent Borrower or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided
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that neither the Parent Borrower nor any of the Restricted Subsidiaries shall be required to pay any such Tax or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or which would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.
(o)Nature of Business. The Parent Borrower and its Restricted Subsidiaries will engage only in material lines of business substantially similar to those lines of business conducted by the Parent Borrower and its Restricted Subsidiaries on the Acquisition Closing Date or any business reasonably related, complementary or ancillary thereto.
(p)Avast Refinancing. The Parent Borrower and its Restricted Subsidiaries shall have consummated the Avast Refinancing no later than two (2) weeks following the Acquisition Closing Date.
(q)Conduct of Business.
(a)    The Parent Borrower shall (or shall procure that Bidco shall) use commercially reasonable efforts to keep the Administrative Agent reasonably informed as to any material developments in relation to the Scheme or, as applicable, the Offer (in each case, subject to the applicable legal and regulatory restrictions on disclosure thereof) as the Administrative Agent may reasonably request.
(b)    In the case of an Offer, where becoming entitled to do so, the Parent Borrower shall (or shall procure that Bidco shall) promptly give notices under Section 979 of the Companies Act 2006 in respect of the Avast shares and shall promptly (and in any event within the maximum time period prescribed by such actions) complete a Squeeze-Out.
(c)    Subject always to the Companies Act 2006 and any applicable listing rules, in the case of a Scheme, within 60 days after the Scheme Effective Date, and in relation to an Offer, within 60 days after the date upon which the Parent Borrower (directly or indirectly) owns shares in Avast (excluding any shares held in treasury), which, when aggregated with all other shares in Avast owned directly or indirectly by the Parent Borrower, represent not less than the Minimum Acceptance Threshold, procure that such action as is necessary is taken to procure that trading in the shares in Avast on the Main Market of the London Stock Exchange is cancelled and as soon as reasonably practicable thereafter, procure that Avast is re-registered as a private limited company.
(d)    The Parent Borrower shall (or shall procure the relevant Acquiring Entity shall) comply at all times in all material respects with the City Code (subject to any waiver or dispensation of any kind granted by the Panel) and all applicable laws or regulations relating to the Acquisition, save where non-compliance would not be materially prejudicial to the interests of the Lenders (taken as a whole) under the Loan Documents.
(e)    The Parent Borrower shall not (or shall procure the relevant Acquiring Entity shall not) amend or waive any material term or condition of the Announcement, any Scheme Circular or, as the case may be, Offer Document, in a manner or to the extent that would be materially prejudicial to the interests of the Lenders (taken as a whole) under the Loan Documents, other than any amendment or waiver:
    (i)    made with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed);
    (ii)    required or requested by the Panel or the High Court of Justice of England and Wales, or reasonably determined by the Parent Borrower as being necessary or desirable to comply with the requirements or requests (as applicable) of the City Code, the Panel or the High Court of Justice of England and Wales or any other relevant regulatory body or applicable law or regulation;
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    (iii)    changing purchase price (or a written agreement related thereto) in connection with the Acquisition;
    (iv)    extending the period in which holders of the shares in Avast may accept the terms of the Scheme or, as the case may be, the Offer (including by reason of the adjournment of any meeting or court hearing); or
    (v)    required to allow the Acquisition to switch from being effected by way of an Offer to a Scheme or from a Scheme to an Offer.
(f)    For the avoidance of doubt, in the event that:
    (i)    the Acquiring Entity has issued a Scheme Circular, nothing in this Agreement shall prevent the Acquiring Entity from subsequently proceeding with an Offer, provided that the terms and conditions contained in the relevant Offer Document include an Acceptance Condition of no lower than the Minimum Acceptance Threshold; and
    the Acquiring Entity has issued an Offer Document, nothing in this Agreement shall prevent the Acquiring Entity from subsequently proceeding with a Scheme.
(g)    If the Acquisition is effected by way of an Offer, the Parent Borrower shall not (or shall procure the relevant Acquiring Entity shall not) reduce the Acceptance Condition to lower than the Minimum Acceptance Threshold, other than with the consent of the Required Lenders.
(h)    The Parent Borrower shall not (or shall procure the relevant Acquiring Entity shall not) take any steps as a result of which any member of the Group is obliged to make a mandatory offer under Rule 9 of the City Code.
20.

Negative Covenants
From and after the Acquisition Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall not have been paid in full (other than contingent indemnification obligations not yet due and payable, Cash Management Obligations and Secured Hedge Agreements or any Letter of Credit remaining outstanding), the Borrowers shall not, nor shall they permit any of their Restricted Subsidiaries to:
(a)Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the Acquisition Closing Date and, to the extent individually securing Indebtedness in excess of $10,000,000, set forth on Schedule 7.01(b), which schedule shall be permitted to be updated by the Parent Borrower on the Acquisition Closing Date;
(c)    Liens for Taxes, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;
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(d)    statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business (other than a Lien imposed under Section 430(k) of the Code or Section 303(k) of ERISA) (i) which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled (or, if, filed have been discharged or stayed) and no other action has been taken to enforce such Lien or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;
(e)    (i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Borrower or any Restricted Subsidiary;
(f)    Liens incurred in the ordinary course of business to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations);
(g)    easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Parent Borrower or any Restricted Subsidiary;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)    Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;
(j)    leases, licenses, subleases or sublicenses and Liens on the property covered thereby, in each case, granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Parent Borrower or any Restricted Subsidiary, taken as a whole, or (ii) secure any Indebtedness;
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(k)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(l)    Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry;
(m)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(j), (n), (t) or (y) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(n)    Liens in favor of the Parent Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(e) (provided that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.03(e), such Lien shall be subordinated to the Liens on the Collateral securing the Obligations to the same extent);
(o)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.13), in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03;
(p)    any interest or title of a lessor or sublessor under leases or subleases entered into by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(q)    Liens, if any, arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(r)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any Restricted Subsidiary in the ordinary course of business;
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(s)    Liens, if any, arising from precautionary Uniform Commercial Code financing statement filings;
(t)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(u)    any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Parent Borrower or any Restricted Subsidiary;
(v)    Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(w)    the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;
(x)    ground leases in respect of real property on which facilities owned or leased by the Parent Borrower or any of its Restricted Subsidiaries are located;
(y)    Liens on property of a Non-Loan Party securing Indebtedness or other obligations of such Non-Loan Party;
(z)    Liens solely on any cash earnest money deposits made by the Parent Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(aa)    Liens securing Indebtedness permitted pursuant to Section 7.03(t); provided that, such Liens may be either a Lien on the Collateral that is pari passu with the Lien securing the Obligations (but may not be secured by any assets that are not Collateral) or a Lien ranking junior to the Lien on the Collateral securing the Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;
(bb)    Liens securing Indebtedness permitted pursuant to Section 7.03(m);
(cc)    other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $~~1,142,000,000~~1,281,000,000 and (y) 50% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis;
(dd)    Liens securing Indebtedness permitted pursuant to Section 7.03(w) and 7.03(y); provided that, to the extent such Liens are on the Collateral, such Liens may be either a Lien on the Collateral that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien on the Collateral securing the Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;
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(ee)    Liens securing Indebtedness permitted pursuant to Section 7.03(v); provided that, (i) such Liens shall only secure the obligations secured on the date of the related Permitted Acquisition or other similar Investment and such liens shall not extend to any other property of the Borrowers and their Restricted Subsidiaries that is not after-acquired property of the relevant acquired entities contemplated to be secured by such Indebtedness on the date of assumption thereof (and for the avoidance of doubt, no such after-acquired property shall be property of the Borrowers and their Restricted Subsidiaries in existence prior to such date of assumption) and (ii) to the extent such Liens are on the Collateral, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;
(ff)    Liens on the Collateral securing Indebtedness permitted pursuant to Section 7.03(b); provided that such Liens shall rank junior to the Liens on the Collateral securing the Obligations and the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;
(gg)    with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Law;
(hh)    Liens on receivables and related assets arising in connection with a (A) Permitted Receivables Financing or (B) Forward Flow Financing;
(ii)    Liens securing Indebtedness permitted to be secured pursuant to Section 7.03(r); provided that to the extent such Liens are on the Collateral, such Liens may be either a Lien that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien securing the Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement; ~~and~~
(jj)    Liens on the Equity Interests of JV Entities securing financing arrangements for the benefit of the applicable JV Entity that are not otherwise prohibited under this Agreement~~.~~;
(kk)    Liens securing Non-Recourse Indebtedness; and
(ll) Liens securing Indebtedness permitted pursuant to Section 7.03(bb).
With respect to any secured Indebtedness that was permitted to be secured at the time of the incurrence of such Indebtedness, the accrual of interest, fees and other obligations in respect thereof, the accretion of accreted value, the amortization of original issue discount and the payment of interest in the form of additional secured Indebtedness shall not be deemed to be an incurrence of a Lien for purposes of this Section 7.01.
(b)Investments. Make any Investments, except:
(a)    Investments by the Parent Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;
(b)    loans or advances to officers, directors, managers, partners and employees of the Borrowers or the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation, customary fringe benefits and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Parent Borrower (or any direct or indirect parent thereof) (provided that the proceeds of any such loans and advances shall be contributed to the Parent Borrower in cash as common equity) and (iii) for purposes not
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described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed the greater of (x) $~~50,000,000~~56,364,000 and (y) 2.20% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis;
(c)    asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;
(d)    Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any Loan Party, (iii) by any Non-Loan Party in any other Non-Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided that the aggregate amount of such Investments in Non-Loan Parties pursuant to the foregoing clause (iv) shall not exceed in an aggregate amount, as valued at cost at the time each such Investment is made, (A) the greater of (x) $~~1,142,000,000~~1,281,000,000 and (y) 50% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis (excluding any Investments received in respect of, or consisting of, (w) the transfer or contribution of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary, (x) intercompany Investments made and liabilities incurred in the ordinary course of business in connection with cash management operations of the Parent Borrower or any of its Restricted Subsidiaries, (y) intercompany loans, advances or Indebtedness having a terms not exceeding 364 days and (z) Investments made in connection with the Transactions)), plus (B) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided that any such amounts under this clause (B) shall not increase the Available Amount, it being understood that any returns of capital or sale proceeds actually received in cash in respect of any such Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof);
(e)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(f)    Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments (other than, in each case, by reference to this Section 7.02(f)) permitted under Section 7.01, Section 7.03, Section 7.04, Section 7.05 and Section 7.06, respectively;
(g)    Investments existing on the Acquisition Closing Date and any modification, replacement, renewal, reinvestment or extension of any such Investments; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Acquisition Closing Date except pursuant to the terms of such Investment as of the Acquisition Closing Date or as otherwise permitted by this Section 7.02;
(h)    Investments in Swap Contracts permitted under Section 7.03(g);
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(i)    promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;
(j)    the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be (or such assets will be contributed to) a Restricted Subsidiary of the Parent Borrower (including as a result of a merger or consolidation) (each, a “Permitted Acquisition”) and together with any Investments in Restricted Subsidiaries necessary to consummate a transaction otherwise permitted by this clause (j); provided that (i) except in the case of a Limited Condition Transaction (in which case, compliance with this clause (i) shall be determined in accordance with Section 1.09(a)), immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to any such purchase or other acquisition, the Parent Borrower shall be in compliance with the covenant in Section 6.15 and (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become Guarantors, in each case in accordance with Section 6.10;
(k)    Investments in connection with the Transactions;
(l)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(m)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy, insolvency or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(n)    Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding, without duplication, (i) the Available Amount and/or (ii) the Excluded Contribution Amount;
(o)    advances of payroll payments to employees in the ordinary course of business;
(p)    loans and advances to any direct or indirect parent of the Parent Borrower in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such direct or indirect parent in accordance with Section 7.06; provided that any such loan or advance shall reduce the amount of such applicable Restricted Payment thereafter permitted under Section 7.06 by a corresponding amount (if such applicable provision of Section 7.06 contains a maximum amount);
(q)    Investments held by a Restricted Subsidiary acquired after the Acquisition Closing Date or of a corporation or company merged into the Parent Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Acquisition Closing Date to the extent that such Investments were not made in contemplation of or in
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connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(r)    Guarantee Obligations of the Parent Borrower or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(s)    Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests (other than any Cure Amount or Excluded Contribution Amount);
(t)    other Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $~~1,713,000,000~~1,921,500,000 and (y) 75% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided that any such amounts under this clause (ii) shall not increase the Available Amount, it being understood that any returns of capital or sale proceeds actually received in cash in respect of any such Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof);
(u)    Investments in JV Entities and Unrestricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $~~1,142,000,000~~1,281,000,000 and (y) 50% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided that any such amounts under this clause (ii) shall not increase the Available Amount, it being understood that any returns of capital or sale proceeds actually received in cash in respect of any such Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof);
(v)    Investments in connection with a (A) Permitted Receivables Financing or (B) Forward Flow Financing;
(w)    contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy or insolvency of either the Borrowers or any Restricted Subsidiary;
(x)    Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Investments were not incurred in contemplation of such redesignation;
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(y)    other Investments; provided that, at the time of such Investment, (x) no Event of Default shall have occurred and be continuing and (y) the Parent Borrower is in compliance with Section 7.11 as in effect on the last day of the most recently ended Test Period on a Pro Forma Basis; and
(z)    Investments resulting from transactions entered into in order to consummate a Permitted Tax Restructuring.
(c)Indebtedness. Create, incur or assume any Indebtedness, except:
(a)    Indebtedness of the Parent Borrower and any of its Subsidiaries under the Loan Documents;
(b)    Indebtedness incurred or which may be deemed to exist pursuant to any Guarantees, performance, statutory or similar obligations (including in connection with workers’ compensation) or obligations in respect of letters of credit, surety bonds, bank guarantees or similar instruments related thereto incurred in the ordinary course of business, or pursuant to any appeal obligation, appeal bond or letter of credit in respect of judgments that do not constitute an Event of Default under Section 8.01(h);
(c)    (i) Surviving Indebtedness, that, to the extent is individually in excess of $10,000,000, is listed on Schedule 7.03(c), which schedule shall be permitted to be updated by the Parent Borrower on the Acquisition Closing Date and (ii) any Permitted Refinancing of any of the foregoing;
(d)    Guarantee Obligations of the Parent Borrower and its Restricted Subsidiaries in respect of Indebtedness of the Parent Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that Non-Loan Parties may not, by virtue of this Section 7.03(d), guarantee Indebtedness that such Non-Loan Parties could not otherwise incur under this Section 7.03); provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee Obligation shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(e)    Indebtedness of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 3.02 of the Guaranty;
(f)    (i) Attributable Indebtedness and other Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement), (ii) Attributable Indebtedness arising out of Permitted Sale Leasebacks in an aggregate principal amount not to exceed at any one time outstanding the greater of (x) $~~913,600,000~~1,024,800,000 and (y) 40% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that the aggregate principal amount of Indebtedness (including without limitation Attributable Indebtedness, but excluding Attributable Indebtedness incurred pursuant to clause (ii)) under this Section 7.03(f) does not exceed at any one time outstanding the greater of (x) $~~913,600,000~~1,024,800,000 and (y) 40% of Consolidated
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EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis;
(g)    Indebtedness in respect of Swap Contracts (i) entered into to hedge or mitigate risks to which the Parent Borrower or any Subsidiary has actual or anticipated exposure (other than those in respect of shares of capital stock or other equity ownership interests of the Parent Borrower or any Subsidiary), (ii) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Parent Borrower or any Subsidiary and (iii) entered into to hedge commodities, currencies, general economic conditions, raw materials prices, revenue streams or business performance;
(h)    Indebtedness in an amount not to exceed the Available Amount;
(i)    Indebtedness representing deferred compensation to employees of the Parent Borrower (or any direct or indirect parent of the Parent Borrower) and its Restricted Subsidiaries incurred in the ordinary course of business;
(j)    Any Indebtedness to current or former officers, directors, partners, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Parent Borrower (or any direct or indirect parent thereof) permitted by Section 7.06(f);
(k)    Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries in the Transactions, a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;
(l)    Indebtedness consisting of obligations of the Parent Borrower or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment expressly permitted hereunder;
(m)    Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case incurred in the ordinary course;
(n)    Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(o)    Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
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(p)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Parent Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(q)    Indebtedness supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;
(r)    (i) other Indebtedness of the Parent Borrower or any Restricted Subsidiary in an unlimited amount, so long as (A) if such Indebtedness is secured by any Liens on the Collateral (other than Liens that are junior to the Liens securing the Obligations), the First Lien Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than either (x) ~~3.66~~4.00:1.00 or (y) if such Indebtedness is incurred to finance a Permitted Acquisition or any other similar Investment not prohibited hereunder, the First Lien Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom), immediately prior to the consummation of such Permitted Acquisition or other similar Investment and the incurrence of such Indebtedness; provided, that if such Indebtedness is in the form of Qualifying Term Loans, it shall be subject to the MFN Adjustment (if any, and other than to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged would not otherwise be subject to the MFN Adjustments), (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, the Secured Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than either (x) ~~4.16~~4.50:1.00 or (y) if such Indebtedness is incurred to finance a Permitted Acquisition or any other similar Investment not prohibited hereunder, the Secured Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) immediately prior to the consummation of such Permitted Acquisition or other similar Investment and the incurrence of such Indebtedness and (C) if such Indebtedness is unsecured or secured by assets that do not constitute Collateral, either the Total Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than either (1) ~~5.30~~5.50:1.00 or (2) if such Indebtedness is incurred to finance a Permitted Acquisition or any other similar Investment not prohibited hereunder, the Total Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) immediately prior to the consummation of such Permitted Acquisition or other similar Investment and the incurrence of such Indebtedness (provided that, with respect to all Indebtedness of this clause (r), (1) such Indebtedness shall not mature prior to the date that is ninety one (91) days after the Maturity Date of the Tranche B-1 Term Loans or the Second Amendment Incremental Term B Loans or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Tranche B-1 Term Loans or the Second Amendment Incremental Term B Loans plus ninety one (91) days; provided that the foregoing requirements of this clause (1) shall not apply to any Inside Maturity Debt and any Qualifying Bridge Facility, (2) such Indebtedness shall not have mandatory prepayment, redemption or offer to purchase events more onerous than those applicable to the Tranche B-1 Term Loans or the Second Amendment Incremental Term B Loans; provided that the foregoing requirements of this clause (2) shall not apply to any Inside Maturity Debt and any Qualifying Bridge Facility, (3) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms and conditions at the time of incurrence or issuance of
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such Indebtedness (as reasonably determined by the Parent Borrower in good faith), (4) such Indebtedness that is secured by a Lien on Collateral shall be subject to an Acceptable Intercreditor Agreement and (5) the maximum aggregate principal amount of Indebtedness that may be incurred pursuant to this Section 7.03(r) by Non-Loan Parties shall not exceed the greater of (x) $~~856,500,000~~960,750,000 and (y) 37.5% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period at any one time outstanding); and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (r)(i);
(s)    Indebtedness incurred by a Non-Loan Party, and guarantees thereof by Non-Loan Party, in an aggregate principal amount not to exceed (A) the greater of (x) $~~1,142,000,000~~1,281,000,000 and (y) 50% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period at any one time outstanding plus (B) additional Indebtedness incurred from time to time pursuant to asset based revolving facilities provided by commercial banks or similar financial institutions; provided that (1) such Indebtedness is secured by Liens on the current assets of Restricted Subsidiaries that are not Loan Parties (and not on the Collateral), (2) Loan Parties shall not Guarantee such Indebtedness unless such Guarantee would otherwise be permitted under Section 7.02, and (3) borrowings under such asset based revolving facilities shall be subject to a borrowing base or similar advance rate criteria;
(t)    (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrowers to the extent that the Borrowers shall have been permitted to incur such Indebtedness pursuant to, and such Indebtedness shall be deemed to be incurred in reliance on, Section 2.14; provided that (A) upon the effectiveness of such Indebtedness, except in connection with a Limited Condition Transaction (in which case no Specified Event of Default shall have occurred and is continuing or would result therefrom), no Default or Event of Default has occurred and is continuing or shall result therefrom, (B) such Indebtedness shall not mature earlier than the Maturity Date of the ~~Initial Tranche~~Extended Term A ~~Term~~ Loans (if such Indebtedness is incurred in lieu of Incremental Term A Loans) or Tranche B-1 Term Loans (if such Indebtedness is incurred in lieu of Incremental Term B Loans), as applicable; provided that the foregoing requirements of this clause (B) shall not apply to any Inside Maturity Debt and any Qualifying Bridge Facility, (C) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the ~~Initial Tranche~~Extended Term A ~~Term~~ Loans (if such Indebtedness is incurred in lieu of Incremental Term A Loans) or Tranche B-1 Term Loans (if such Indebtedness is incurred in lieu of Incremental Term B Loans), as applicable; provided that the foregoing requirements of this clause (C) shall not apply to any Inside Maturity Debt and any Qualifying Bridge Facility, (D) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations, (E) the other terms and conditions of such Indebtedness (excluding pricing, optional prepayment or redemption terms) reflect market terms on the date of incurrence or issuance of such Indebtedness (as reasonably determined by the Parent Borrower in good faith) and (F) if such Indebtedness is in the form of a Qualifying Term Loan, it shall be subject to the MFN Adjustment (if any) (other than to the extent such Indebtedness constitutes a Qualifying Bridge Facility), (such Indebtedness incurred pursuant to this clause (t) being referred to as “Incremental Equivalent Debt”) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (t)(i);
(u)    additional Indebtedness in an aggregate principal amount not to exceed the greater of (x) $~~1,713,000,000~~1,921,500,000 and (y) 75% of Consolidated EBITDA of the Parent
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Borrower for the most recently ended Test Period at any one time outstanding and calculated on a Pro Forma Basis;
(v)    Indebtedness assumed in connection with a Permitted Acquisition or other similar Investment not prohibited hereunder and not created in contemplation thereof, so long as, if such Indebtedness is secured, any Liens securing such Indebtedness only secure those obligations that existed on the date such Permitted Acquisition or similar Investment and such Liens do not extend to any other property of the Parent Borrower and its Restricted Subsidiaries;
(w)    (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrowers or any of their Restricted Subsidiaries to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans in accordance with Section 2.05(b)(iii); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date with respect to the relevant Term Loans being refinanced, provided that the foregoing requirements of this clause (A) shall not apply to any Qualifying Bridge Facility, (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of then-remaining Term Loans being refinanced, provided that the foregoing requirements of this clause (B) shall not apply to any Qualifying Bridge Facility, (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations, (D) the terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the maturity date of the Term Loans being refinanced) reflect market terms and conditions on the date of incurrence or issuance of such Indebtedness, as reasonably determined by the Parent Borrower in good faith, and such Indebtedness shall not participate in mandatory prepayments on a greater than pro rata basis with the Term Loans and (E) the Parent Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Parent Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C) and (D) above and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (w)(i);
(x)    Indebtedness with respect to any (A) Permitted Receivables Financing or (B) Forward Flow Financing;
(y)    Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.17 and any Permitted Refinancing thereof;
(z)    Contribution Indebtedness (and any Permitted Refinancing thereof); ~~and~~
(aa)    Non-Recourse Indebtedness;
(bb)    any Indebtedness incurred pursuant to the Third Amendment; and
(~~aa~~cc)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (~~z~~bb) above.
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For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (~~z~~aa) above, the Borrowers may, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.03 will be deemed to have been incurred in reliance only on the exception set forth in clause (b) of this Section 7.03.
The accrual of interest, the accretion of accreted value, the amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.
(d)Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)    any Restricted Subsidiary may merge or amalgamate with (i) the Parent Borrower (provided that the resulting entity shall succeed as a matter of law to all of the Obligations of the Parent Borrower), or (ii) any one or more other Restricted Subsidiaries (provided that when any Restricted Subsidiary that is a Loan Party is merging or amalgamating with another Restricted Subsidiary, a Loan Party shall be a continuing or surviving Person, as applicable, or the resulting entity shall succeed as a matter of law to all of the Obligations of such Loan Party (including, without limitation, as a Borrower, as applicable)) and (iii) in order to consummate a Permitted Tax Restructuring;
(b)    (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, (ii) (A) any Restricted Subsidiary may liquidate, dissolve or wind up, or (B) any Restricted Subsidiary may change its legal form, in each case, if the Borrowers determine in good faith that such action is in the best interests of the Parent Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders and (iii) the Borrowers may change their legal form if they determine in good faith that such action is in the best interests of the Parent Borrower and its Subsidiaries, and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;
(c)    any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.02 and Section 7.03, respectively;
(d)    so long as no Event of Default exists or would result therefrom, any Borrower may merge or amalgamate with any other Person (1) in a transaction in which such Borrower is the continuing or surviving entity of such transaction or (2) in a transaction in which such other Person is the surviving or continuing entity of such transaction (such person, the “Successor Borrower”); provided that, in the case of this clause (2), (i) such Successor Borrower is organized under the laws of the United States, any state thereof or the District of Columbia; (ii) such Successor Borrower shall assume the Obligations of such Borrower under the Loan Documents;
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(iii) each Guarantor shall have confirmed that its Guaranty shall apply to the Successor Borrower’s obligations under the Loan Documents; (iv) each Guarantor shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents; (v) [reserved]; (vi) such Borrower shall have delivered information reasonably requested in writing by the Administrative Agent (or any Lender through the Administrative Agent) reasonably required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and, to the extent required by 31 C.F.R. § 1010.230, a certification of the Parent Borrower regarding beneficial ownership and (vii) such Borrower shall have delivered of an officer’s certificate certifying the compliance with the foregoing;
(e)    so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.10;
(f)    the Acquisition may be consummated; and
(g)    so long as no Default exists or would result therefrom, a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected.
(e)Dispositions. Make any Disposition, except:
(a)    Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Parent Borrower and its Restricted Subsidiaries;
(b)    Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business);
(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
(d)    Dispositions of property to the Parent Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party, (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02, or (iii) such Disposition shall consist of the transfer of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary;
(e)    Dispositions permitted by Section 7.02, Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;
(f)    Dispositions in the ordinary course of business of Cash Equivalents;
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(g)    leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole;
(h)    transfers of property subject to Casualty Events;
(i)    Dispositions of Investments in JV Entities or non-Wholly Owned Restricted Subsidiaries; provided that no Dispositions may be made pursuant to this Section 7.05(i) to the extent such JV Entity or non-Wholly Owned Restricted Subsidiary was, prior to a previous Disposition of Equity Interests in such JV Entity or non-Wholly Owned Restricted Subsidiary made pursuant to another provision of this Section 7.05, a Wholly Owned Restricted Subsidiary, and such Dispositions pursuant to such other provision of this Section 7.05 and this Section 7.05(i) were part of a single Disposition or series of related Disposition, other than to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to such JV Entity or shareholders of such non-Wholly Owned Restricted Subsidiary set forth in the shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to such JV Entity or non-Wholly Owned Restricted Subsidiary.
(j)    Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof or pursuant to factoring arrangements, in each case to the extent not constituting a receivables financing;
(k)    the unwinding of any Swap Contract pursuant to its terms;
(l)    Permitted Sale Leasebacks;
(m)    Dispositions not otherwise permitted pursuant to this Section 7.05; provided that (i) such Disposition shall be for fair market value as reasonably determined by the Parent Borrower in good faith, (ii) with respect to any Dispositions with a fair market value greater than or equal to $250,000,000, the Parent Borrower or the applicable Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (provided, however, that for the purposes of this clause (m)(ii), the following shall be deemed to be cash: (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Parent Borrower or any of its Restricted Subsidiaries (other than Subordinated Debt) and the valid release of the Parent Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Parent Borrower or any of its Restricted Subsidiaries from the transferee that are converted by the Parent Borrower or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness (other than Subordinated Debt) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Parent Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition and (D) the aggregate Designated Non-Cash Consideration received by the Parent Borrower and its Restricted Subsidiaries for all Dispositions under this clause (m) having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such Designated Non-Cash Consideration is received) not to exceed the greater of (x) $~~685,200,000~~768,600,000 and (y) 30% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period at any time outstanding (net of any Designated Non-Cash Consideration converted into cash and Cash
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Equivalents received in respect of any such Designated Non-Cash Consideration and calculated on a Pro Forma Basis)) and (iii) the Parent Borrower or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.05;
(n)    the Parent Borrower and its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;
(o)    Dispositions of non-core or obsolete assets acquired in connection with Permitted Acquisitions or Dispositions required to obtain regulatory approval;
(p)    any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Parent Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Parent Borrower;
(q)    any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary so long as the primary assets of such Unrestricted Subsidiary are not cash or Cash Equivalents;
(r)    Specified Dispositions and Dispositions consummated in connection with a Permitted Tax Restructuring;
(s)    Dispositions for Cash Equivalents (other than in connection with the capitalization of any special purpose entity used to effect any such Permitted Receivables Financing or Forward Flow Financing) of accounts receivable in connection with any (A) Permitted Receivables Financing or (B) Forward Flow Financing; and
(t)    additional Dispositions in an aggregate amount not to exceed $900,000,000 during the term of this Agreement.
To the extent any Collateral is disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrowers or any Subsidiary Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Parent Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.
(f)Restricted Payments. Declare or make any Restricted Payment, except:
(a)    each Restricted Subsidiary may make Restricted Payments to the Parent Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to the Parent Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests) ;
(b)    (i) the Parent Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Equity Interests for another class of its (or such parent’s) Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when
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taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Parent Borrower may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests (to the extent not utilized in connection with any other transactions permitted pursuant to Section 7.02, Section 7.03, Section 7.06 or Section 7.08 (or to build the Available Amount or Excluded Contribution Amount));
(c)    Restricted Payments made on or after the Acquisition Closing Date in connection with the Transactions, including the fees and expenses associated therewith or the settlement of claims or actions in connection with the Acquisition or to satisfy indemnity or other similar obligations or any other earnouts, purchase price adjustments, working capital adjustments and any other payments under the Co-operation Agreement;
(d)    to the extent constituting Restricted Payments, the Parent Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, Section 7.04 or Section 7.07;
(e)    repurchases of Equity Interests in the ordinary course of business in the Parent Borrower (or any direct or indirect parent thereof) or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(f)    the Parent Borrower or any Restricted Subsidiary may, in good faith, pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it or any direct or indirect parent thereof held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Parent Borrower (or any direct or indirect parent of the Parent Borrower) or any of its Subsidiaries pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of the Parent Borrower (or any direct or indirect parent thereof), the Parent Borrower or any Subsidiary; provided that such payments do not to exceed $100,000,000 in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.06(f) in any calendar year (after giving effect to such carry-forward) shall not exceed $200,000,000); provided that cancellation of Indebtedness owing to the Parent Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries from members of management of the Parent Borrower, any of the Parent Borrower’s direct or indirect parent companies or any of the Parent Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Parent Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(g)    [reserved];
(h)    the Parent Borrower or any Restricted Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such
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payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 7.06(h) shall be deemed to have utilized capacity under such other provision of this Agreement);
(i)    the Parent Borrower or any Restricted Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof, or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;
(j)    the Parent Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed the greater of (x) $~~799,400,000~~896,700,000 and (y) 35% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis;
(k)    the Parent Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed, without duplication, (i) the Available Amount and/or (ii) the Excluded Contribution Amount; provided that (x) at the time of any such Restricted Payment in reliance on clause (b) of the definition of “Available Amount,” no Specified Event of Default shall have occurred and be continuing or would result therefrom, (y) at the time of any such Restricted Payment in reliance on the definition of “Excluded Contribution Amount,” no Specified Event of Default shall have occurred and be continuing or would result therefrom and (z) at the time of any such Restricted Payment in reliance on the Available Amount, on a Pro Forma Basis the Parent Borrower would be able to incur $1.00 pursuant to Section 7.03(r)(C);
(l)    [reserved];
(m)    the distribution, by dividend or otherwise, of Equity Interests or Indebtedness owed to the Parent Borrower or a Restricted Subsidiary of an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary; provided that such Restricted Subsidiary has no independent operations or business and owns no assets other than Equity Interests of an Unrestricted Subsidiary), in each case, so long as the primary assets of such Unrestricted Subsidiary are not cash or cash equivalents;
(n)    the Parent Borrower or any Restricted Subsidiary may make additional Restricted Payments; provided that, at the time of such Restricted Payment, (i) no Event of Default has occurred and is continuing and (ii) the Total Leverage Ratio of the Parent Borrower as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 4.30:1.00;
(o)    the declaration and payment, in cash, of dividends, redemptions or other distributions in an amount not to exceed the amount of Balance Sheet Funds (excluding the proceeds from the Tranche A Bridge Loans); and
(p)    the declaration and payment, in cash, of dividends, redemptions or other distributions in an amount not to exceed the Quarterly Capital Return for any fiscal quarter (with unused amounts carried forward to subsequent quarters).
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(g)Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent Borrower with a fair market value in excess of $100,000,000, whether or not in the ordinary course of business, other than:
(a)    transactions between or among the Parent Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;
(b)    transactions on terms not less favorable to the Parent Borrower or such Restricted Subsidiary as would be obtainable by the Parent Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;
(c)    (i) the Transactions and the payment of fees and expenses related to the Transactions;
(d)    the issuance of Equity Interests to any officer, director, manager, employee or consultant of the Parent Borrower or any of its Subsidiaries or any direct or indirect parent of the Parent Borrower in connection with the Transaction;
(e)    [reserved];
(f)    equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by the Parent Borrower or any Restricted Subsidiary permitted under Section 7.06;
(g)    loans and other transactions by and among the Parent Borrower and/or one or more Subsidiaries to the extent permitted under this Article VII;
(h)    employment and severance arrangements between the Parent Borrower or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;
(i)    [reserved];
(j)    the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Parent Borrower and its Restricted Subsidiaries or any direct or indirect parent of the Parent Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries;
(k)    transactions pursuant to agreements in existence on the Acquisition Closing Date and set forth on Schedule 7.07, which schedule shall be permitted to be updated by the Parent Borrower on the Acquisition Closing Date, or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;
(l)    dividends and other distributions permitted under Section 7.06;
(m)    [reserved];
(n)    transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such transactions were not entered into in contemplation of such redesignation;
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(o)    Dispositions for Cash Equivalents (other than in connection with the capitalization of any special purpose entity used to effect any such Permitted Receivables Financing or Forward Flow Financing) of accounts receivable in connection with any Permitted Receivables Financing or Forward Flow Financing; and
(p)    transactions in connection with Permitted Tax Restructurings.
(h)Prepayments, Etc., of Indebtedness.
(i)Prepay, redeem, purchase, defease or otherwise satisfy prior to one year before the scheduled maturity thereof in any manner any Subordinated Debt (it being understood that payments of regularly scheduled interest, AHYDO payments and mandatory prepayments under any such Subordinated Debt Documents shall not be prohibited by this clause), except for (i) the refinancing thereof with, or the exchange thereof for, of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower or any of its direct or indirect parents, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed (A) the greater of (x) $~~799,400,000~~896,700,000 and (y) 35% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis, plus (B) the Available Amount, (provided that (x) at the time of any such prepayment, redemption, purchase, defeasance and other payment in reliance on clause (b) of the definition of “Available Amount,” no Specified Event of Default shall have occurred and be continuing or would result therefrom, and (y) of any such prepayment, redemption, purchase, defeasance and other payment in reliance on the Available Amount, on a Pro Forma Basis the Parent Borrower would be able to incur $1.00 pursuant to Section 7.03(r)(C)), plus (C) without duplication, the Excluded Contribution Amount, at the time of any such prepayment, redemption, purchase, defeasance and other payment in reliance on the definition of “Excluded Contribution Amount,” no Specified Event of Default shall have occurred and be continuing or would result therefrom and (iv) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity (provided that, at the time of such prepayments, redemptions, purchases, defeasances or other payments, (x) no Event of Default has occurred and is continuing and (y) the Total Leverage Ratio of the Parent Borrower as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 4.30:1.00).
(ii)Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Subordinated Debt Documents without the consent of the Required Lenders (not to be unreasonably withheld or delayed).
(i)[Reserved]
(j)Subsidiary Distributions. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests; provided that the foregoing shall not apply to:
(a)    restrictions and conditions imposed by (A) law or (B) any Loan Document;
(b)    restrictions and conditions existing on the Acquisition Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;
(c)    customary restrictions and conditions arising in connection with any Disposition permitted by Section 7.05;
(d)    customary provisions in leases, licenses and other contracts restricting the assignment thereof;
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(e)    restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;
(f)    any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition), provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Parent Borrower or any other Restricted Subsidiary;
(g)    any restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 or by the definitions of “Refinancing Term Loans” and “Refinancing Revolving Commitments” hereof to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance (as determined in good faith by the Parent Borrower) or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries;
(h)    any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;
(i)    customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to any JV Entity or non-Wholly Owned Restricted Subsidiary and other similar agreements applicable to JV Entities and non-Wholly Owned Restricted Subsidiaries permitted under Section 7.02 and applicable solely to such JV Entity or non-Wholly Owned Restricted Subsidiary and the Equity Interests issued thereby;
(j)    customary restrictions in leases, subleases, licenses or asset sale agreements and other similar contracts otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;
(k)    customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(l)    customary net worth provisions contained in real property leases entered into by Subsidiaries of the Parent Borrower, so long as the Parent Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Parent Borrower and its Subsidiaries to meet their ongoing obligation; and
(m)    restrictions imposed by any agreement governing Indebtedness entered into on or after the Acquisition Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Parent Borrower, no more restrictive with respect to the Borrowers or any Restricted Subsidiary than customary market terms for Indebtedness of such type, so long as the Parent Borrower shall have determined in good faith that such restrictions will not adversely affect in any material respect its obligation or ability to make any payments required hereunder.
(k)Financial Covenant. Solely with respect to the Term A Facility and Revolving Credit Facility:
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(a)    Following the Acquisition Closing Date through the last day of the fourth (4th) full fiscal quarter after the Acquisition Closing Date, the Parent Borrower shall maintain, as of the last day of each fiscal quarter of the Parent Borrower, a Total Leverage Ratio for the Test Period ending on such day of not more than 6.00:1.00.
(b)     Following the last day of the fourth (4th) full fiscal quarter after the Acquisition Closing Date through the last day of the eighth (8th) full fiscal quarter after the Acquisition Closing Date, the Parent Borrower shall maintain, as of the last day of each fiscal quarter of the Parent Borrower, a Total Leverage Ratio for the Test Period ending on such day of not more than 5.75:1.00.
(c)    Following the last day of the eighth (8th) full fiscal quarter after the Acquisition Closing Date and thereafter, the Parent Borrower shall maintain, as of the last day of each fiscal quarter of the Parent Borrower, a Total Leverage Ratio for the Test Period ending on such day of not more than 5.25:1.00; provided that such maximum Total Leverage Ratio shall increase to 5.75:1.00 for the four fiscal quarters ending immediately after the consummation of a Material Acquisition (the covenant set forth in this Section 7.11 being, the “Financial Covenant”).
The Financial Covenant shall be tested on the date that the financial statements for such Test Period are required to be delivered pursuant to Sections 6.01(a) and 6.01(b), as applicable, and not prior to such date.
21.

Events of Default and Remedies
(a)Events of Default. Any of the following events referred to in any of clauses (a) through (j) inclusive of this Section 8.01 shall constitute an “Event of Default”:
(a)    Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)    Specific Covenants. The Parent Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or Section 6.04 (solely with respect to the Parent Borrower) or Article VII; provided that (i) an Event of Default arising from a failure to comply with Section 6.03(a) shall be deemed to be no longer continuing automatically upon and simultaneously with the underlying Default ceasing to be continuing so long as the Parent Borrower has provided notice to the Administrative Agent promptly after a Responsible Officer obtains knowledge of such underlying Default, (ii) a Default or an Event of Default in respect of Section 7.11 (a “Financial Covenant Event of Default”) shall not occur until the start of the tenth (10th) Business Day subsequent to the date the financial statements for the applicable fiscal quarter or fiscal year are required to be delivered pursuant to Section 6.01(a) or 6.01(b), and then shall occur only if the Cure Amount has not been received on or prior to such date and (iii) a Financial Covenant Event of Default (or in each case, under any revolving facility that constitutes a Permitted Refinancing thereof) shall not constitute an Event of Default with respect to the Tranche B Term Loans unless and until the Required Pro Rata Lenders have declared all amounts outstanding under the Revolving Credit Facility and Tranche A Term Loans to be immediately due and payable and all outstanding Revolving Credit Commitments to be immediately
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terminated, in each case in accordance with this Agreement and such declaration has not been rescinded on or before such date (the “Term Loan Standstill Period”); or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrowers of written notice thereof by the Administrative Agent or the Required Lenders; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and such incorrect or misleading representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after receipt by the Borrowers of written notice thereof by the Administrative Agent or the Required Lenders; or
(e)    Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount exceeding the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than in the case of clauses (A) and (B), (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts ~~and~~, (ii) any event requiring prepayment pursuant to customary asset sale events, insurance and condemnation proceeds events, change of control offers events and excess cash flow and indebtedness sweeps (iii) any mandatory prepayment of any bridge financing, (iv) any repurchase, repayment, defeasance or redemption of any Indebtedness incurred to finance, in whole or in part, a Permitted Acquisition or similar investment required to be made pursuant to a “special mandatory redemption” provision (or other similar provision as a result of such Permitted Acquisition or similar Investment not having been consummated, (v) any Indebtedness becoming due as a result of voluntary refinancing permitted hereunder or (vi) any right of any holder of Indebtedness that is convertible into equity interests (1) to require the repurchase, repayment or redemption of such Indebtedness, (2) to require an offer to repurchase, repay or redeem such Indebtedness or (3) to convert such Indebtedness into equity interests, together with any cash settlement thereof, in each case under this clause (vi), so long as such right (other than the right to convert such Indebtedness into equity interests of the Parent Borrower, settled solely in such equity interests and cash in lieu of fractional shares thereof) does not result from any “change of control” or similarly defined event under the definitive documentation governing such Indebtedness)), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that (x) such failure or breach is unremedied and is not waived by the required holders of such Indebtedness and (y) for the avoidance of doubt, any
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event or condition set forth under this paragraph (e) shall not, until the expiration of any applicable grace period or the delivery of notice by the applicable holder or holders of such Indebtedness, constitute a Default or an Event of Default for purposes of this Agreement; or
(f)    Insolvency Proceedings, Etc. Except with respect to any dissolution or liquidation of a Restricted Subsidiary expressly permitted by Section 7.04 in connection with the consummation of a Permitted Tax Restructuring, any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(i)    Invalidity of Collateral Documents. Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or solely as a result of acts or omissions by the Administrative Agent or any Lender if the ability to take such action is within the sole control of the Administrative Agent and the Lenders or the satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to create a valid and perfected lien, with the priority set forth in the Collateral and Guarantee Requirement, on a material portion of the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document; or
(j)    Invalidity of Guarantees. Any Guarantee, after its execution and delivery, provided by the Parent Borrower or any other Guarantor that is a Material Subsidiary, or any material provision thereof, ceases to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party denies or disaffirms in writing any such Guarantor’s material
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obligations under its Guarantee (other than as a result of repayment in full of the Obligations and terminations of the Commitments); or
(k)    Change of Control. There occurs any Change of Control; or
(l)    ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.
(b)Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions (or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, if the only Events of Default then having occurred and continuing are pursuant to a Financial Covenant Event of Default, at the request of the Required Pro Rata Lenders only, and in such case only with respect to the Revolving Credit Commitments, Revolving Credit Loans, Tranche A Term Loans, Tranche A Term Commitments, Swing Line Loans, L/C Obligations, any Letters of Credit and L/C Credit Extensions):
(i)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(iii)require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(iv)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an Event of Default under Section 8.01(f) or (g) with respect to the Parent Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
        Notwithstanding any other provision of any Loan Document, during the Certain Funds Period none of the Lenders shall:

(v)refuse to participate in or make available any Certain Funds Utilization, provided that the conditions in Section 4.01 have been satisfied;
(vi)be entitled to take any action to rescind, terminate or cancel this Agreement (or any provision hereof or obligation hereunder) or any utilization of any Loan or Commitment;
(vii)exercise any right of set-off or counterclaim in respect of any utilization of any Loan or Commitment;
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(viii)accelerate any utilization of any Loan or otherwise demand or require repayment or prepayment of any sum from any Loan Party; or
(ix)enforce (or instruct the Administrative Agent and/or Collateral Agent to enforce) any Collateral under any Loan Document, provided that, immediately upon the expiry of the Certain Funds Period, all such rights, remedies and entitlements shall be available to the Lenders, notwithstanding that they may not have been used or been available for use during the Certain Funds Period.
(c)Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Parent Borrower, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless the Consolidated EBITDA of such Subsidiary together with the Consolidated EBITDA of all other Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed 5% of the Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries.
(d)Application of Funds. If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, subject to any applicable intercreditor agreement entered into by the Agents pursuant to this Agreement that is then in effect, in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, Cash Management Obligations, and obligations under Secured Hedge Agreements, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest Cash Management Obligations, and obligations under Secured Hedge Agreements) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Unreimbursed Amounts, face amounts of the L/C Borrowings, Swap Termination Value under Secured Hedge Agreements and Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them;
Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.
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Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrowers.
(e)Right to Cure.
(i)Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that the Borrowers fail to comply with the requirement of the Financial Covenant as of the last day of the Test Period, the Parent Borrower shall have the right, during the period beginning at the start of any fiscal quarter in which the Parent Borrower determines that a breach of the Financial Covenant may occur, until the expiration of the tenth Business Day (the “Cure Period”) after the date on which financial statements with respect to the Test Period in which the Financial Covenant is being measured are required to be delivered pursuant to Section 6.01, to receive a direct or indirect equity investment in the Parent Borrower in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent), which proceeds shall be contributed to the Parent Borrower (the “Cure Right”), and upon the receipt by the Parent Borrower of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document (including for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII).
(ii)If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Parent Borrower shall then be in compliance with the requirements of the Financial Covenant during such Test Period (including for purposes of Section 4.02), the Parent Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall not be given effect in an amount greater than the amount required to cause the Parent Borrower to be in compliance with the Financial Covenant (such amount, the “Necessary Cure Amount”) (provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter then the Cure Amount shall be equal to the amount reasonably determined by the Parent Borrower in good faith that is required for purposes of complying with the Financial Covenant for such fiscal quarter (such amount, the “Expected Cure Amount”) and (iv) the net cash proceeds from the Cure Right may not reduce the amount of Consolidated Total Debt for purposes of calculating compliance with the Financial Covenant for the fiscal quarter with respect to such Cure Right was made.
(iii)Notwithstanding anything herein to the contrary, (A) to the extent that the Expected Cure Amount is (i) greater than the Necessary Cure Amount, then such difference may be used for the purposes of determining any baskets (other than any previously contributed Cure Amounts), with respect to the covenants contained in the Loan Documents and (ii) less than the Necessary Cure Amount, then not later than the expiration of the applicable Cure Period, the Borrowers must receive a direct or indirect equity investment in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent), which cash proceeds received by Borrowers shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount and (B) prior to the expiration of the Cure Period (x) the Lenders shall not be permitted to exercise any rights then available as a result of an Event of Default under Section 8.01(b) on the basis of a breach of the Financial Covenant so as to enable the Borrowers to consummate their Cure Rights as permitted under this Section 8.05 and (y) the Lenders shall not be required to make any Credit Extension
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unless and until the Borrowers have received the Cure Amount required to cause the Borrowers to be in compliance with the Financial Covenant.
22.

Administrative Agent and Other Agents
(a)Appointment and Authorization of Agents.
(i)Each Lender and L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(ii)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Persons” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(iii)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.
(b)Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of
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counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
(c)Liability of Agents. No Agent-Related Person or Lead Arranger shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, including their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Lead Arranger (except for its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) be responsible in any manner to any Lender or participant for or have any duty to ascertain or inquire into any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Lead Arranger or the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the validity, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, the value or sufficiency of any Collateral or the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder or (c) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause (c), no Agent-Related Person or Lead Arranger shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. No Agent-Related Person or Lead Arranger shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. No Agent or Lead Arranger shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. No Agent or Lead Arranger shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.
(d)Reliance by Agents.
(i)Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent and shall not incur any liability for relying thereon. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as
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may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(ii)For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Acquisition Closing Date specifying its objection thereto.
(e)Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to the other provisions of this Article IX, the Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, if the only Events of Default then having occurred and continuing are pursuant to a Financial Covenant Event of Default, the Required Revolving Credit Lenders under the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Commitments, Revolving Credit Loans, Swing Line Loans, L/C Obligations, Letters of Credit and L/C Credit Extensions) in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
(f)Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person or Lead Arranger has made any representation or warranty to it, and that no act by any Agent or Lead Arranger hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person or Lead Arranger to any Lender as to any matter, including whether Agent-Related Persons or Lead Arrangers have disclosed material information in their possession. Each Lender represents to each Agent and Lead Arranger that it has, independently and without reliance upon any Agent-Related Person or Lead Arranger and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or Lead Arranger and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, none of the Agents or Lead Arrangers shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person or Lead Arranger.
(g)Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction; provided that no action
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taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers, provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
(h)Agents in Their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.
(i)Successor Agents. The Administrative Agent may resign as the Administrative Agent and Collateral Agent upon thirty (30) days’ notice to the Lenders and the Borrowers. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrowers at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrowers shall not be unreasonably withheld or delayed). If, at the time that the Administrative Agent’s resignation is effective, it is acting as an L/C Issuer or the Swing Line Lender, such resignation shall also operate to effectuate its resignation as L/C Issuer or the Swing Line Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit or to make Swing Line Loans. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Collateral Agent and the term “Administrative Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be (and the term “Collateral Agent” shall mean such successor collateral agent, as described in this Section 9.09 and/or supplemental agent, as described in Section 9.02), and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent and Collateral Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and Collateral Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent and Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent and Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as the Administrative Agent and Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to
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other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent and Collateral Agent, and the retiring Administrative Agent and Collateral Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Loan Documents.
(j)Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.04(e), Section 2.09 and Section 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)    any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition
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vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 10.01), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
(k)Collateral and Guaranty Matters. The Lenders irrevocably agree:
(a)    that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) Obligations in respect of any Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations and other contingent obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or back-stopped to the reasonable satisfaction of the applicable L/C Issuer), (ii) at the time the property subject to such Lien is transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than any other Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) or (d) below or (v) if the property subject to such Lien becomes Excluded Property;
(b)    the Administrative Agent is authorized and directed to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(i) and (o);
(c)    if any Subsidiary Guarantor (other than a Borrower) ceases to be a Restricted Subsidiary, or becomes an Excluded Subsidiary, in each case, as a result of a transaction or designation permitted hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer of the Parent Borrower), (x) such Subsidiary shall be automatically released from its obligations under the Guaranty and (y) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary (to the extent such Equity Interests have become
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Excluded Property or are being transferred to a Person that is not a Loan Party) shall be automatically released; provided that if such Subsidiary Guarantor becomes an Excluded Subsidiary as a result of clause (h) of the definition thereof, such Person shall only be released under this Guaranty to the extent that (i) at the time such Guarantor ceases to be a Wholly Owned Restricted Subsidiary such Guarantor ceased to be a Wholly Owned Subsidiary as a result of a joint venture or other strategic transaction permitted hereunder; provided that the primary purpose of such transaction was not to evade the Guarantee required hereunder, (ii) the transaction by which such Guarantor ceases to be a Wholly Owned Restricted Subsidiary was consummated on an arm’s-length basis with an unaffiliated third-party or (iii) after giving effect to the transaction, the Guarantor being released from its Guarantee Obligations is no longer a direct or indirect Restricted Subsidiary of the Parent Borrower;
(d)    a Borrower (other than the Parent Borrower) ceases to be a Restricted Subsidiary, as a result of a transaction or designation permitted hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer of the Parent Borrower), upon written request of the Parent Borrower, such Borrower shall cease to be a Borrower under this Agreement and any Liens granted by such Borrower shall be released; provided that the Parent Borrower shall have expressly assumed all obligations of such Borrower under this Agreement.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11; provided that a failure to obtain such confirmation will not prevent any release otherwise permitted. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes and directs the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Prior to releasing or subordinating its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty or any Borrower as a Borrower pursuant to this Section 9.11, the Administrative Agent and/or the Collateral Agent shall be entitled to receive a certificate of a Responsible Officer of the Parent Borrower stating that such actions are permitted under this Agreement. Neither the Administrative Agent nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such certificate of a Responsible Officer of the Parent Borrower.
The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.11 or in any of the Collateral Documents.
(l)Other Agents; Arrangers and Managers. None of the Lenders, the Agents, the Lead Arrangers or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger and bookrunner”, “co-arranger”, “global coordinator”, “co-syndication agent” or “co-documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any
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Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
(m)Appointment of Supplemental Administrative Agents.
(i)It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).
(ii)In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.
(iii)Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
(n)Withholding Tax. To the extent required by any applicable Law, the Administrative Agent may deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, and shall make payable in respect thereof within ten (10) days after demand therefore including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan
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Document or from any other sources against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this Section 9.14, include any L/C Issuer and any Swing Line Lender and “applicable Law” includes FATCA and (2) this Section 9.14 shall not limit or expand the obligations of the Borrowers or any Guarantor under Section 3.01 or any other provision of this Agreement.
(o)Cash Management Obligations; Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guarantee or other Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or other Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or an Agent and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank.
(p)Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the “Lender Recipient Party”), whether or not in respect of an Obligation due and owing by the Borrowers at such time, which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount. For the avoidance of doubt, no Loan Party nor any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 9.16 in respect of any Rescindable Amount.
23.

Miscellaneous
(a)Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, acknowledged by the Administrative Agent (not to be unreasonably withheld or delayed) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
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(b)    postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of “First Lien Leverage Ratio”, “Secured Leverage Ratio” or “Total Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in the rate of interest or fees; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
(d)    change any provision of this Section 10.01 or change any provision of Section 2.13 or Section 8.04 that would alter the pro rata sharing of payments without the written consent of each Lender directly and adversely affected thereby;
(e)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (e) to the extent such transaction does not result in the release of all or substantially all of the Collateral;
(f)    release all or substantially all of the value of the Guarantees in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Guarantees;
(g)    change the definition of “Required Lenders” or “Required Revolving Credit Lenders” or “Required Pro Rata Lenders” without the written consent of each Lender; or
(h)    (i) contractually subordinate any Obligations in right of payment to any other Indebtedness of the Borrowers and/or Guarantors or (ii) contractually subordinate the Liens securing the Obligations on all or substantially all of the Collateral to Liens on all or substantially all of the Collateral securing other Indebtedness, without the written consent of each Lender directly and adversely affected thereby (it being understood that this clause (h) shall not (A) override the permission for (x) Liens expressly permitted by Section 7.01 as in effect on the Acquisition Closing Date or (y) Indebtedness expressly permitted by Section 7.03 as in effect on the Acquisition Closing Date, (B) restrict an amendment to increase the maximum permitted amount of Indebtedness (x) incurred under Section 7.03(f) and (y) secured by liens under Section 7.01(i) as in effect on the Acquisition Closing Date or (C) apply to the incurrence of debtor-in-possession financing (or similar financing arrangements in insolvency proceedings in non-U.S. jurisdictions) approved by the applicable bankruptcy court);
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, change any provision of Section 1.10 or affect
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the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) (A) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders and (B) in determining whether the requisite percentage of Lenders have consented to any amendment, modification, waiver or other action, any Defaulting Lenders shall be deemed to have voted in the same proportion as those Lenders who are not Defaulting Lenders, except with respect to (x) any amendment, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender and (y) any amendment, waiver or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from other affected Lenders, in which case the consent of such Defaulting Lender, as applicable, shall be required, (vi) solely with the consent of the Required Pro Rata Lenders (but without the consent of the Required Lenders or any other Lender), any such agreement may waive, amend or modify Section 7.11 (or the definition of “First Lien Leverage Ratio” or any component definition thereof, in each case, as any such definition is used solely for purposes of Section 7.11), or waive or amend any provision of Section 8.05 as it relates to Cure Rights or waive or amend any Default or Event of Default arising by virtue of the failure to comply with the Financial Covenant, and/or (vii) solely with the consent of the Required Revolving Credit Lenders (but without the consent of the Required Lenders or any other Lender), any such agreement may waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to any Revolving Credit Loan (it being understood that this clause (vii) shall not require Required Revolving Credit Lender approval in connection with any amendment, consent or waiver of a Default or Event of Default hereunder, in which case, only the approval of the Required Lenders shall be required in respect of such consent, amendment or waiver). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, and the Borrowers and the Administrative Agent (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Credit Loans, the Incremental Term Loans, if any, and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and, if applicable, the Required Revolving Credit Lenders.
Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrowers without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to add parallel debt provisions, (iii) to cure ambiguities, omissions, mistakes or defects or (iv) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. Furthermore, with the consent of the Administrative Agent at the request of the
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Parent Borrower (without the need to obtain any consent of any Lender), any Loan Document may be amended to cure ambiguities, inconsistencies, omissions, mistakes or defects (which determination by the Parent Borrower and the Administrative Agent shall be conclusive).
Notwithstanding anything in this Section 10.01 to the contrary, (a) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrowers and the Administrative Agent to the extent necessary (i) to integrate any Incremental Facilities, Refinancing Revolving Commitments, Refinancing Term Loans, Extended Term Loans or Extended Revolving Credit Commitments, (ii) to integrate or make administrative modifications with respect to borrowings and issuances of Letters of Credit, (iii) to integrate and terms or conditions from any Incremental Facility Amendment that are more restrictive than this Agreement in accordance with Section 2.14(d) and (iv) to make any amendments permitted by Section 1.03 and to give effect to any election to adopt IFRS and (b) without the consent of any Lender or L/C Issuer, the Loan Parties and the Administrative Agent or any collateral agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any Acceptable Intercreditor Agreement pursuant to the terms thereof, in each case with the holders of Indebtedness permitted by this Agreement to be secured by the Collateral. Without limitation of the foregoing, the Borrowers may, without the consent of any Lenders, upon delivery to the Administrative Agent (i) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder, (ii) increase, expand and/or extend the call protection provisions and any “most favored nation” provisions benefiting any Class or Classes of Lenders hereunder (including, for the avoidance of doubt, the provisions of Sections 2.05(a)(iv) and 2.14(b)(ii) hereof) and/or (iii) with the consent of the Administrative Agent, modify any other provision hereunder or under any other Loan Document in a manner, as determined by the Administrative Agent in its sole discretion, more favorable to the then-existing Lenders or Class or Classes of Lenders; provided that the Administrative Agent will have at least five Business Days (or such shorter period to which the Administrative Agent may consent in its reasonable discretion) after written notice from the Borrowers to provide such consent and may, in its sole discretion, provide written notice to the Lenders regarding any such proposed amendment.
(b)Notices and Other Communications; Facsimile Copies.
(i)General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(1)if to any Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(2)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such
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party in a written notice to the Borrowers, the Administrative Agent, L/C Issuer and the Swing Line Lender.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided that notices and other communications to the Administrative Agent, L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(ii)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(iii)[Reserved].
(iv)Change of Address, Etc. Each of the Borrowers, the Administrative Agent, any L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(v)Reliance by Agents and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each L/C Issuer and Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be
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recorded by the Administrative Agent or the L/C Issuer, as applicable, and each of the parties hereto hereby consents to such recording.
(vi)Notice to other Loan Parties. The Borrowers agree that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Borrowers in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.
(vii)Communications. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (unless otherwise approved in writing by the Administrative Agent) that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides a notice of intent to exercise a Cure Right, (iv) provides notice of any Default under this Agreement or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non excluded communications, collectively, the “Specified Communications”), by transmitting the Specified Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrowers from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Specified Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably request. Nothing in this Section 10.02 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.
(c)No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent or Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
(d)Attorney Costs and Expenses. The Borrowers agree (a) if the Acquisition Closing Date occurs, to pay or reimburse the Administrative Agent and the Lead Arrangers for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Loans and Commitments and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of Cahill Gordon & Reindel llp (and any other counsel retained with the Borrowers’ consent (such consent not to be unreasonably withheld or delayed)) and one local and foreign counsel in each relevant jurisdiction, and (b) to pay or reimburse the Administrative Agent, the Lead Arrangers, the L/C Issuer and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel for all such Persons (and, in the case of an actual or perceived conflict of interest, where such Person affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of
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the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrowers of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.
(e)Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender, each L/C Issuer, each Lead Arranger and their respective Affiliates and their and their Affiliates’ respective partners, directors, officers, employees, counsel, agents, advisors, and other representatives (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable Attorney Costs of one counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by any Borrower, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transaction, including the financing contemplated hereby, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by any Borrower, any other Loan Party or any of their respective Subsidiaries, or any Environmental Liability related in any way to any Borrower, any other Loan Party or any of their respective Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or controlling Persons or any of the partners, officers, directors, employees, agents, advisors or members of any of the foregoing, in each case who are involved in or aware of the Transaction (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) a material breach of the Loan Documents by such Indemnitee or one of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrowers or any of their Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent or Lead Arranger or similar role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Acquisition Closing Date); provided that the foregoing shall not limit any Loan Party’s indemnification obligations hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All
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amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, if the Borrowers have reimbursed any Indemnitee for any legal or other expenses in connection with any Indemnified Liabilities and there is a final non-appealable judgment of a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution with respect to such Indemnified Liabilities pursuant to the express terms of this Section 10.05, then the Indemnitee shall promptly refund such expenses paid by the Borrowers to the Indemnitee. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.
(f)Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
(g)Successors and Assigns.
(i)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except as otherwise provided herein (including without limitation as permitted under Section 7.04), neither the Parent Borrower nor any of its Subsidiaries may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto (other than to any Disqualified Lender) shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(ii)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrowers; provided that, (I) no consent of the Borrowers shall be required for an assignment (1) of any Term Loan to any other Lender, any Affiliate of a Lender or any Approved Fund or (2) if a Specified Event of Default has occurred and is continuing, to any Assignee~~,~~ and (II) the Borrowers shall be deemed to have consented to any such assignment of any Term Loan unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof ~~and (III) the Borrowers shall be deemed to have consented to any such assignment of any Revolving Credit Loan unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;~~;
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(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    in the case of any assignment of any of the Revolving Credit Facility, each L/C Issuer and the Swing Line Lender.
    (ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility), $1,000,000 (in the case of a Term Loan) unless the Borrowers and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrowers shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;
(C)    (1) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(f) and (2) the Assignee shall have delivered to the Administrative Agent all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer”, and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(D)    the Assignee shall not be a natural person or a Disqualified Lender (and such Assignee shall be required to represent that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender that would constitute a Disqualified Lender but for the fact that it is not readily identifiable as such on the basis of its name); provided that whether a prospective assignee is a Disqualified Lender may be communicated to a Lender upon request but the list of Disqualified Lenders shall not be posted or otherwise distributed to the Lenders, prospective Lenders and prospective assignees; provided, further, that it is agreed that the Parent Borrower may withhold its consent to an assignment to any person that is known by it to be an affiliate of a Disqualified Lender (regardless of whether it is readily identifiable as an Affiliate by virtue of its name (other than, in the case of Disqualified Lenders under clause (ii) of the definition thereof, such Affiliates that are bona fide debt funds)).
(E)    the Assignee shall not be a Defaulting Lender;
(F)    [reserved];
(G)    [reserved];
(H)    in the case of an assignment to the Parent Borrower or any of its Subsidiaries: (1) no Revolving Credit Loans or Revolving Credit Commitments shall be assigned to the Parent
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Borrower and its Subsidiaries; (2) any Loans and Commitments assigned to, or purchased by, the Parent Borrower or its Subsidiaries shall be canceled immediately upon such assignment; (3) the Parent Borrower and its Subsidiaries may not use proceeds of the Revolving Credit Facility to purchase Term Loans at a discount to par or for any other purchase or assignment of Loans permitted by this Section 10.07; and (4) the Parent Borrower and its Subsidiaries may not purchase any Loans or Commitments so long as any Event of Default has occurred and is continuing;
(I)    [reserved];
(J)    [reserved]; and
(K)    Notwithstanding anything to the contrary contained herein, if any Loans or Commitments are assigned or participated (x) to a Disqualified Lenders or (y) without complying with the Parent Borrower consent or notice requirements of this Section 10.07, then: (I) the Parent Borrower may require such Person to assign its rights and obligations to one or more Eligible Assignees at a price equal to the lesser of (X) the current trading price of the Loans, (Y) par and (Z) the amount such Person paid to acquire such Loans or Commitments, in each case, without premium, penalty, prepayment fee or breakage (which assignment shall not be subject to any processing and recordation fee) and if such Person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Person, then such Person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (II) no such Person shall receive any information or reporting provided by the Parent Borrower, the Administrative Agent or any Lender, (III) for purposes of voting, any Loans or Commitments held by such person shall be deemed not to be outstanding, and such person shall have no voting or consent rights with respect to “Required Lenders” or Class votes or consents, (IV) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected Class (giving effect to clause (III) above) so approves, and (V) such Person shall not be entitled to any expense reimbursement or indemnification rights under any Loan Documents (including Sections 10.04 and 10.05) and the Parent Borrower expressly reserves all rights against such person under contract, tort or any other theory and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall not apply to any assignee of a Disqualified Lender that becomes a Lender so long as such assignee is not a Disqualified Lender or an Affiliate thereof.
This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided that (x) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (y) such processing and recordation fee shall not be payable in the case of assignments by any Affiliate of the Lead Arrangers), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment
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and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.
(iv)The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.04, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection (including, without limitation, electronically) by the Borrowers, any Agent and any Lender (with respect to its own interests only), at any reasonable time and from time to time upon reasonable prior notice.
(v)Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or, so long as whether a prospective participant is a Disqualified Lender may be communicated to a Lender upon request, a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly affects such Participant. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Section 3.01(f)) and Sections 3.05 and 3.06, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (provided that any documentation required to be provided under Section 3.01(f) shall be provided solely to the participating Lender). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.13 as though it were a Lender. Any Lender that sells participations shall maintain a register on which it enters the name and the address of each Participant and the principal amounts and related interest amounts of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent demonstrable error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as the non-fiduciary agent of the Borrowers solely for this purpose and undertakes no duty, responsibility or obligation to the Borrowers (without limitation, in no event shall such Lender be a fiduciary of the Borrowers for any purpose). No Lender shall have any obligation to disclose all or any portion of a
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Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code.
(vi)A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent and such consent explicitly acknowledges such participant’s right to receive greater payment or except to the extent such entitlement to a greater payment results from a Change in Law after such Participant became a Participant.
(vii)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(viii)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.03, and 3.04 subject to the requirements and limitations of such Sections (including Section 3.01(e) and (f) and Sections 3.05 and 3.06), to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01, 3.03 or 3.04) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.
(ix)Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(x)Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as an L/
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C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified, in consultation with the Borrowers, a successor L/C Issuer or Swing Line Lender willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrowers to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).
(xi)Notwithstanding anything to the contrary in any Loan Document, on or prior to the expiry of the Certain Funds Period: (i) any assignment, transfer, sub-participation or other syndication by a Lender of all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) shall require the prior written consent of the Parent Borrower (in its sole discretion) unless such assignment, transfer, subparticipation or other syndication is by an existing Lender to its Affiliate provided such person is of at least equivalent creditworthiness to such existing Lender making such assignment, transfer or sub-participation and (solely in relation to Revolving Credit Commitments), is a deposit taking financial institution which is authorized by a financial services regulator and (ii) if any Lender as at the date of this Agreement (an “Existing Lender”) assigns, transfers, subparticipates or syndicates its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to an Eligible Assignee, the Existing Lender shall remain on risk and liable to fund any amount which any Eligible Assignee (or subsequent Eligible Assignee) is obliged to fund during the Certain Funds Period but has failed to fund on that date, as if such transfer never occurred.
(xii)No Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause, no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
(h)Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ partners, directors, officers, employees, trustees, investment advisors, insurers, re-insurers, insurer brokers, professionals and other experts or agents, including accountants, legal counsel, independent auditors and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority, to any pledgee referred to in Section 10.07(g); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrowers), to any pledgee referred to in Section 10.07(i), counterparty to a Swap Contract ~~or~~, an insurance transaction, Permitted Receivables Financing, Forward Flow Financing or any Non-Recourse Indebtedness or other transaction under which payments are to be made by reference to the Borrowers and its Obligations, this Agreement or payments hereunder, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrowers; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner regulating any Lender; (i) to any rating agency
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when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (k) to the extent that such Information is received by such Lender, Agents or any of its Affiliates or Agent-Related Persons from a third party that is not, to such Lender’s knowledge, subject to any contractual or fiduciary confidentiality obligations owing to the Borrowers or any of their Affiliates; (l) to the extent that such Information is independently developed by such Lender or any of its Affiliates, (m) to the extent consisting of customary disclosure regarding portfolio holdings in any public filing by such Lender or (n) upon the request or demand of any Governmental Authority or other regulatory authority having jurisdiction over the Agent or Lenders, as applicable, (in which case the Agent or Lenders, as applicable, agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority and any disclosures required in the ordinary course by Law or regulation), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrowers promptly thereof prior to disclosure). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Borrowers or any of their Subsidiaries or their business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.
For the avoidance of doubt, nothing in this Section 10.08 shall prohibit any person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”), in each case without any notification to any person, to the extent that any such prohibition on disclosure set forth in this confidentiality provision shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
(i)Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent and its Affiliates, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by the Borrowers (on their own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness (in any currency) at any time owing by, such Agent and its Affiliates, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Agent and its Affiliates, such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent, such Lender, such L/C Issuer or such Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, none of each Agent and its Affiliates, each Lender and its Affiliates and each L/C Issuer and its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Agent or its Affiliates, such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary or a Domestic Foreign Holding Company. Each Lender and L/C Issuer agrees promptly to notify the Borrowers and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent, each Lender and each L/C Issuer under this Section 10.09 are in
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addition to other rights and remedies (including other rights of setoff) that such Agent, such Lender and such L/C Issuer may have.
(j)Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.
(k)Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
(l)Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
(m)Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(n)GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS.
(i)THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).
(ii)EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWERS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
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NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.
(o)WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(p)Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Borrowers and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent, the L/C Issuer, the Swing Line Lender and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
(q)Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).
(r)Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the
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Administrative Agent. The provisions of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
(s)Know-Your-Customer, Etc.. Each Lender shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(t)USA PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act and the requirements of the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the USA Patriot Act and the requirements of the Beneficial Ownership Regulation and is effective as to the Lenders and the Administrative Agent.
(u)Intercreditor Agreements.
(i)Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Collateral Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of any Acceptable Intercreditor Agreement then in effect, (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and an Acceptable Intercreditor Agreement, on the other hand, the terms and provisions of any such Acceptable Intercreditor Agreement, shall control, and (iii) each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Administrative Agent and Collateral Agent to execute any Acceptable Intercreditor Agreement from time to time on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.
(b)    Each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Collateral Agent, as Collateral Agent and on behalf of such Lender or other Secured Party, to enter into one or more Acceptable Intercreditor Agreements from time to time and agrees that it will be bound by and will take no actions contrary to the provisions thereof.
(v)Obligations Absolute. To the fullest extent permitted by applicable Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
(b)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)    any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(e)    any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
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(f)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.
(w)No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Lender or Lead Arrangers has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, each Lender and each Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
(x)Electronic Execution of Assignments and Certain Other Documents.
This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, the L/C Issuer, the Swing Line Lender, and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, the L/C Issuer nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, the L/C Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/
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or any Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent or any Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.
Neither the Administrative Agent, the L/C Issuer nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, the L/C Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, the L/C Issuer and Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (ii) any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
(y)Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(1)the effects of any Bail-in Action on any such liability, including, if applicable:
(2)a reduction in full or in part or cancellation of any such liability;
(3)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(ii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
(z)Lender Representation.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for
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the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption have been satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(aa)Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any
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Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(i)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(ii)As used in this Section 10.27, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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